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PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 10, 1998)
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                   First Alliance Mortgage Loan Trust 1998-1F
                   $55,400,000 6.610% Fixed Rate Mortgage Loan
                       Asset Backed Notes, Series 1998-1F
                                Due June 20, 2029

                     [First Alliance Mortgage Company Logo]








                               Seller and Servicer

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         The First Alliance Mortgage Loan Trust 1998-1F (the "Issuer") will be formed pursuant to an owner trust agreement to be dated as of March 1, 1998 (the "Trust Agreement") between First Alliance Mortgage Company (the "Seller") and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). The Issuer is hereby offering $55,400,000 aggregate principal amount of its 6.610% Fixed Rate Mortgage Loan Asset Backed Notes, Series 1998-1F (the "Notes"). The Notes will be issued pursuant to an indenture, dated as of March 1, 1998 (the "Indenture"), between the Issuer and The Chase Manhattan Bank, as indenture trustee (the "Indenture Trustee"), and will be secured by a trust estate (the "Trust Estate") consisting primarily of (i) a pool (the "Pool") of fixed rate mortgage loans secured by liens on one-to-four family residential properties (the "Mortgage Loans"), (ii) the Issuer's rights under the Sale and Servicing Agreement (as defined herein), (iii) the Note Insurance Policy, as described herein and (iv) certain other assets described in the Indenture. The Issuer also will issue instruments evidencing the residual interest in the Trust Estate (the "Residual Interest"). The Residual Interest and the Notes are collectively referred to as the "Securities." Only the Notes are offered hereby.

         For a discussion of significant matters affecting investment in the Notes, see "Risk Factors" beginning on page S-11 herein and beginning on page 13 in the Prospectus.

                                                  (Cover continued on next page)

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THE NOTES REPRESENT NON-RECOURSE OBLIGATIONS OF THE ISSUER ONLY AND DO NOT
REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, ANY ORIGINATOR, THE NOTE INSURER OR ANY OF THEIR AFFILIATES. NEITHER THE NOTES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Notes will be purchased by the Underwriter from the Issuer and will be offered by the Underwriter from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Seller, including accrued interest, are expected to be approximately 100.227% of the aggregate principal balance of the Notes before deducting expenses payable by the Seller estimated to be $125,000. See "Underwriting" herein.

         The Notes are offered subject to prior sale, when, as, and if accepted by the Underwriter and subject to the approval of certain legal matters. It is expected that delivery of the Notes in book-entry form will be made on or about March 27, 1998 only through the facilities of The Depository Trust Company, Cedel Bank S.A. and Euroclear.


                           First Union Capital Markets

March 10, 1998

(Cover continued from previous page)

         The Sale and Servicing Agreement provides that additional fixed-rate Mortgage Loans (the "Subsequent Mortgage Loans") may be purchased by the Issuer from the Seller from time to time on or before March 31, 1998 from funds on deposit in the Pre-Funding Account. On the Closing Date an aggregate cash amount of $12,909,900.15 will be deposited with the Indenture Trustee in the Pre-Funding Account to be used to acquire Subsequent Mortgage Loans. Distributions on the Residual Interest are subordinate to distributions on the Notes to the extent described herein. Payments of principal and interest payable to the Owners of the Notes will be made on the 20th day of each month or if the 20th day is not a business day, the first business day thereafter (each, a "Payment Date"), beginning in April 1998.

                                  [MBIA logo]

         On or before the issuance of the Notes, the Seller will obtain from MBIA Insurance Corporation (the "Note Insurer") a financial guaranty insurance policy (the "Note Insurance Policy") in favor of the Indenture Trustee. The Note Insurance Policy will provide for 100% coverage of the principal amount of, and scheduled interest due on, the Notes.
         THE FINAL PAYMENT DATE FOR THE NOTES IS JUNE 20, 2029. IT IS EXPECTED THAT THE ACTUAL LAST PAYMENT DATE WILL OCCUR SIGNIFICANTLY EARLIER THAN THE FINAL PAYMENT DATE. THE YIELD TO MATURITY ON THE NOTES WILL DEPEND ON, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, WHICH RATE MAY VARY SIGNIFICANTLY OVER TIME, REPURCHASES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS. SEE "PREPAYMENT AND YIELD CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.
         The Notes will constitute non-recourse obligations of the Issuer. The Seller will have limited obligations arising in respect of certain representations and warranties on the Mortgage Loans in connection with the conveyance thereof to the Issuer. The Servicer will have limited obligations that arise pursuant to certain representations and warranties and to its contractual servicing obligations under that certain agreement to be entered into among the Seller, the Servicer, the Indenture Trustee and the Issuer (the "Sale and Servicing Agreement"), including any obligation it may have to advance delinquent interest payments on the Mortgage Loans.
         The Notes are subject to optional redemption in full by holders of more than 50% of the Residual Interest at any time after the aggregate Loan Balance of the Mortgage Loans has declined to less than 10% of the original aggregate loan balance of the Mortgage Loans. In addition, the Note Insurer will have rights, under the limited circumstances described in the Sale and Servicing Agreement, to acquire all of the Mortgage Loans from the Issuer and thereby effect a redemption of the Notes. See "Administration--Redemption of the Notes" herein.
         It is a condition to the issuance of the Notes that they be rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
         No election will be made to treat any part of the Trust Estate as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.
         Prior to their issuance there has been no market for the Notes nor can there be any assurance that one will develop, or if it does develop, that it will provide the Owners of the Notes with liquidity or will continue for the life of the Notes. First Union Capital Markets, a division of Wheat First Securities Corp. (the "Underwriter") intends, but is not obligated, to make a market in the Notes.

                                -----------------

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE NOTES, INCLUDING PURCHASES OF THE NOTES TO STABILIZE THEIR MARKET PRICE AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" IN THIS PROSPECTUS SUPPLEMENT.
         UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                -----------------

         To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward looking statements that involve risks and uncertainties that may adversely affect the payments to be made on, or the yield of, the Notes, which risks and uncertainties are discussed under "Risk Factors" and "Prepayment and Yield Considerations" herein. As a consequence, no assurance can be given as to the actual payments, or the yield of, the Notes.

         The Notes offered by this Prospectus Supplement will be part of a separate series of Notes being offered by the Seller pursuant to its Prospectus dated March 10, 1998 of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                              AVAILABLE INFORMATION

         The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Notes. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and electronically through the Commissioner's Electronic Data Gathering, Analysis and Retrieval System at the Commission's web site (http:\\www.sec.gov).

                                REPORTS TO OWNERS

         The Indenture Trustee will mail monthly reports concerning the Notes to all registered Owners pursuant to the Sale and Servicing Agreement.

                                TABLE OF CONTENTS

                              Prospectus Supplement

                                                                  Page                                                         Page
                                                                  ----                                                         ----
SUMMARY............................................................S-1   THE SELLER............................................S-29
RISK FACTORS......................................................S-11   THE NOTE INSURANCE POLICY AND THE NOTE INSURER........S-30
THE PORTFOLIO OF MORTGAGE LOANS...................................S-13   THE OWNER TRUSTEE.....................................S-33
     General......................................................S-13   THE INDENTURE TRUSTEE.................................S-33
     Acquisitions.................................................S-13   ADMINISTRATION........................................S-33
     Delinquencies................................................S-13        Formation of the Issuer..........................S-33
THE ISSUER........................................................S-14        Sale of Mortgage Loans...........................S-33
USE OF PROCEEDS...................................................S-14        Removal and Resignation of the Servicer..........S-34
THE MORTGAGE LOAN POOL............................................S-14        Redemption of the Notes..........................S-35
     General......................................................S-14        Provisions Relating to the Indenture Trustee.....S-35
     Initial Mortgage Loans.......................................S-15        The Indenture....................................S-35
     Conveyance of Subsequent Mortgage Loans......................S-20        Voting...........................................S-36
     Interest Payments on the Mortgage Loans......................S-20        Governing Law....................................S-36
PREPAYMENT AND YIELD CONSIDERATIONS...............................S-20        Termination of the Trust Estate..................S-36
     Mandatory Prepayment.........................................S-20   CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............S-36
     Projected Prepayments and Yields for Notes...................S-20   STATE TAX CONSEQUENCES................................S-37
     Payment Delay Feature of Notes...............................S-22   ERISA CONSIDERATIONS..................................S-37
ADDITIONAL INFORMATION............................................S-22   RATINGS...............................................S-38
DESCRIPTION OF THE NOTES..........................................S-23   LEGAL INVESTMENT CONSIDERATIONS.......................S-39
     General......................................................S-23   UNDERWRITING..........................................S-39
     Payment Dates................................................S-23   REPORT OF EXPERTS.....................................S-40
     Payments.....................................................S-24   CERTAIN LEGAL MATTERS.................................S-40
     Overcollateralization Provisions.............................S-24   GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
     Credit Enhancement Does Not Apply to Prepayment Risk.........S-25   PROCEDURES.............................................I-1
     Payments and Insured Payments to the Owners of the Notes.....S-25   INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS...........A-1
     Pre-Funding Account..........................................S-26
     Capitalized Interest Account.................................S-26
     Book Entry Registration of the Notes.........................S-26
     Certain Activities...........................................S-29

                                   Prospectus

                                                            Page                                                                Page
                                                            ----                                                                ----
Available Information.........................................2      Hazard Insurance Policies...................................49
Reports to Owners.............................................3    The Company...................................................50
Incorporation of Certain Documents by Reference...............3    The Servicer..................................................50
Prospectus Supplement.........................................3    The Master Servicer...........................................50
Summary of Prospectus.........................................4    The Pooling and Servicing Agreement...........................50
Risk Factors.................................................13      Servicing and Other Compensation and Payment
The Trusts...................................................18        of Expenses; Originator's Retained Yield..................50
  The Mortgage Loans--General................................18      Evidence as to Compliance...................................51
  Single Family Loans........................................21      Removal and Resignation of the Servicer.....................51
The Mortgage Pools...........................................21      Resignation of the Master Servicer..........................52
  General....................................................21      Rights Upon Event of Default................................52
  The Mortgage Pools.........................................22      Amendment...................................................52
Mortgage Loan Program........................................23      Termination; Retirement of Securities.......................53
  Underwriting Guidelines....................................23      The Trustee.................................................54
  Qualifications of Originators..............................26    Yield Considerations..........................................54
  Sub-Servicers..............................................27    Maturity and Prepayment Considerations........................56
  Representations by Originators.............................27    Certain Legal Aspects of Mortgage Loans and
  Sub-Servicing by Originators...............................29      Related Matters.............................................57
  Master Servicer............................................30      General.....................................................57
Description of the Securities................................30      Foreclosure.................................................58
  General....................................................30      Rights of Redemption........................................58
  General Payment Terms of Securities........................31      Anti-Deficiency Legislation and Other Limitations
  Form of Securities.........................................32           on Lenders.............................................59
  Assignment of Mortgage Loans...............................34      Environmental Legislation...................................60
  Forward Commitments; Pre-Funding...........................34      Enforceability of Certain Provisions........................60
  Payments on Mortgage Loans; Deposits to                            Certain Provisions of California Deeds of Trust.............61
    Distribution Account.....................................35      Applicability of Usury Laws.................................61
  Withdrawals from the Principal and Interest Account........38      Alternative Mortgage Instruments............................61
  Distributions..............................................38      Soldiers' and Sailors' Civil Relief Act of 1940.............62
  Principal and Interest on the Securities...................38    Certain Federal Income Tax Consequences.......................62
  Advances...................................................39      General.....................................................62
  Reports to Securityholders.................................40      Grantor Trust Securities....................................62
  Collection and Other Servicing Procedures..................41      REMIC Securities............................................64
  Realization upon Defaulted Mortgage Loans..................43      Sales of REMIC Securities...................................67
Subordination................................................43      Debt Securities.............................................69
Description of Credit Enhancement............................44      Discount and Premium........................................69
  Letter of Credit...........................................45      Backup Withholding..........................................72
  Mortgage Pool Insurance Policies...........................45      Foreign Investors...........................................72
  Special Hazard Insurance Policies..........................46    ERISA Considerations..........................................73
  Bankruptcy Bonds...........................................46      Plan Asset Regulations......................................73
  Reserve Funds..............................................46      Prohibited Transaction Class Exemption......................74
  Financial Guaranty Insurance Policies......................47      Tax Exempt Investors........................................75
  Other Insurance, Guarantees and Similar Instruments or             Consultation with Counsel...................................75
      Agreements.............................................47    Legal Investment Matters......................................75
  Cross-Support..............................................47    Use of Proceeds...............................................76
  Overcollateralization......................................47    Methods of Distribution.......................................76
  Cross-Collateralization....................................48    Legal Matters.................................................77
  Maintenance of Credit Enhancement..........................48    Financial Information.........................................77
  Reduction or Substitution of Credit Enhancement............49    Rating........................................................77
Hazard Insurance; Claims Thereunder..........................49    Index of Principal Definitions................................78

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the "Index to Location of Principal Defined Terms" herein and "Index of Principal Definitions" in the Prospectus for the definitions of certain capitalized terms.

Securities Offered:                       $55,400,000 6.610% Fixed Rate Mortgage Loan Asset Backed Notes, Series
                                          1998-1F (the "Notes").  The Notes represent non-recourse obligations of the
                                          Issuer.  Proceeds of the assets in the Trust Estate will be the sole source of payments on the Notes.

Note Issuer:                              First Alliance Mortgage Loan Trust 1998-1F (the "Issuer"), a Delaware business trust established by the Seller pursuant to an owner trust agreement, dated as of
                                          March 1, 1998 (the "Trust Agreement"), between the Seller and the Owner
                                          Trustee.  The Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate.  See "The
                                          Issuer" herein.

Seller and Servicer:                      First Alliance Mortgage Company, a California corporation (the "Seller" and in its separate capacity as servicer, the "Servicer"). The Seller's principal executive offices are located at 17305 Von Karman Avenue, Irvine, California 92614-6203, and its phone number is (714) 224-8500.

Indenture Trustee:                        The Chase Manhattan Bank, a New York banking corporation, as Indenture
                                          Trustee (the "Indenture Trustee ").  The Indenture Trustee shall receive a fee (the
                                          "Indenture Trustee Fee") as provided in the Sale and Servicing Agreement.

Owner Trustee:
                                          Wilmington Trust Company, a Delaware banking corporation, as owner trustee under the Trust
                                          Agreement (the "Owner Trustee"). The Owner Trustee shall receive a fee (the "Owner Trustee
                                          Fee") as provided in the Trust Agreement.

Originators:                              The Seller and any entity from which the Seller, on or prior to the Closing Date with respect to the Initial Mortgage Loans and on or prior to any Subsequent Transfer Date with respect to the Subsequent Mortgage Loans, acquires Mortgage Loans is an "Originator" of the related Mortgage Loans for purposes of this Prospectus Supplement.

Cut-Off Date:                             March 1, 1998.

Closing Date:                             On or about March 27, 1998.

Description of the Notes:                 The Notes represent non-recourse obligations of the Issuer and will be issued pursuant to an indenture to be dated as of March 1, 1998 (the "Indenture"), between the Issuer and the
                                          Indenture Trustee. The assets included in the trust estate created by the Indenture (the
                                          "Trust Estate") will be the sole source of payments on the Notes. The Notes will be issued in a single class.

                                          The assets of the Trust Estate initially will include (i) a pool of closed-end mortgage loans (the "Initial Mortgage Loans") secured by mortgages or deeds of trust (the
                                          "Mortgages") on one-to-four family residential properties (the "Mortgaged Properties") to be conveyed to the Issuer on the Closing Date; (ii) all payments in respect of principal and interest on the Mortgage Loans (other than any principal or interest payments due thereon on or prior to the Cut-Off Date whether or not received); (iii) security interests in the Mortgaged Properties; (iv) the Issuer's rights under the Sale and Servicing
                                          Agreement; (v) the Note Insurance Policy and (vi) certain other property specified in the
                                          Indenture.

                                          On the Closing Date, an aggregate cash amount of $12,909,900.15 (the "Original Pre-Funded
                                          Amount") will be deposited in a trust account in the name of the Indenture Trustee (the
                                          "Pre-Funding Account"). It is intended that additional Mortgage Loans satisfying the criteria specified in the Sale and Servicing Agreement (the "Subsequent Mortgage Loans")
                                          will be purchased by the Issuer

                                          from the Seller from time to time on or before March 31, 1998 from funds on deposit in the
                                          Pre-Funding Account and that such Subsequent Mortgage Loans, including any payment received thereon after the related Subsequent Cut-Off Date, become part of the Trust
                                          Estate. As a result, the aggregate principal balance of the Mortgage Loans will increase by an amount equal to the aggregate principal balance of the Subsequent Mortgage Loans so purchased and the amount in the Pre-Funding Account will decrease proportionately.

                                          As described below, on the Closing Date, cash will be deposited in the name of the
                                          Indenture Trustee in the Capitalized Interest Account (as defined herein). Funds in the
                                          Capitalized Interest Account will be applied by the Indenture Trustee to cover shortfalls in interest during the Funding Period (as described under "Pre-Funding Account") on the
                                          Notes attributable to the provisions allowing for purchase of Subsequent Mortgage Loans.

Other Securities:                         In addition to the Notes, the Issuer will issue a class of security (the "Residual
                                          Interest") which will represent the residual ownership interest in the Trust Estate. The
                                          Notes and the Residual Interest are herein referred to collectively as the "Securities."
                                          Only the Notes are offered hereby.

Denominations:                            The Notes are issuable in book entry form in minimum denominations of original principal amounts of $25,000 and multiples of $1,000 thereof.

The Mortgage Loans:                       Unless otherwise noted, all statistical percentages in this Prospectus Supplement are approximate and are measured by the aggregate principal balance of the
                                          Initial Mortgage Loans (the "Original Aggregate Loan Balance") as of the Cut-
                                          Off Date.  See "Additional Information" herein.  The statistical characteristics of the Mortgage Loans as a whole will vary upon the transfer of Subsequent
                                          Mortgage Loans.

                                          The Initial Mortgage Loans to be conveyed by the Seller to the Issuer on the Closing Date consist of 562 fixed rate Mortgage Loans on single-family homes, including investment properties (which may be condominiums, one-to-four family residences or homes in planned unit developments), which are located in 19 states and the District of Columbia. The
                                          Initial Mortgage Loans are secured by Mortgages of which 98.41% by aggregate principal balance are first mortgages or deeds of trust and 1.59% by aggregate principal balance are secured by second mortgages or deeds of trust. The Initial Mortgage Loans in the Trust
                                          Estate are all closed-end mortgage loans in that the mortgagee is not required to make future advances thereunder. All of the Initial Mortgage Loans are actuarial loans, as discussed herein under "The Mortgage Loan Pool -- Interest Payments on the Mortgage
                                          Loans."

                                          As of the Cut-Off Date, the Initial Mortgage Loans had an Original Aggregate Loan Balance
                                          of $42,490,099.85.

                                          All of the Initial Mortgage Loans were originated or acquired by the Seller in accordance with the Seller's mortgage loan program as described in the Prospectus. As a general matter, the Seller's mortgage loan programs consist of the origination and packaging of
                                          Mortgage Loans relating to non-conforming credits. A non-conforming credit means a mortgage loan which is ineligible for purchase by the Fannie Mae ("Fannie Mae") due to credit characteristics that do not meet Fannie Mae guidelines. Mortgage Loans originated under the Seller's mortgage loan programs are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under Fannie Mae guidelines. 2.70% of the Initial Mortgage Loans by aggregate principal balance were 30 days or more delinquent in their monthly payments as of the Cut-Off Date. However, investors in the Notes should be aware that approximately 33.44% (by aggregate principal balance as of the Cut-Off Date) of the Initial Mortgage Loans had a first monthly payment due on or before January 30, 1998. Therefore, it was not possible for any Mortgage Loan other than such Mortgage Loans to have had a monthly payment that was delinquent

                                       S-2


                                          30 days or more. See "Risk Factors -- Risk of Higher Delinquencies Associated with
                                          Underwriting Standards" herein.

                                          The Combined Loan-to-Value Ratio ("CLTV") of a Mortgage Loan is equal to the ratio
                                          (expressed as a percentage) of (x) the sum of the (i) original principal balance of the
                                          Mortgage Loan and (ii) the outstanding principal balances of any senior mortgage loans
                                          (computed at the date of origination of the Mortgage Loan) and (y) the appraised value of the Mortgaged Property at the time of origination. The Loan-to-Value Ratio ("LTV") of a
                                          Mortgage Loan is equal to the ratio (expressed as a percentage) of the original principal balance of the Mortgage Loan and the appraised value of the Mortgaged Property at the time of origination.

                                          The weighted average CLTV of the Initial Mortgage Loans as of the Cut-Off Date was 55.13%
                                          and the weighted average LTV was 54.78%. The weighted average remaining term to stated
                                          maturity of the Initial Mortgage Loans as of the Cut-Off Date was 321 months, with a range from 118 months to 360 months. The average principal balance of the Initial Mortgage Loans was $75,605.16, with a range from $10,979.88 to $276,240.00; the Mortgage Rates of the
                                          Initial Mortgage Loans ranged from 7.990% per annum to 15.500% per annum, with a weighted average Mortgage Rate of 9.883% per annum. 4.95% of the Initial Mortgage Loans are Balloon
                                          Loans.

                                          The "Junior Lien Ratio" of a Mortgage Loan is equal to the ratio (expressed as a percentage) of the original principal balance of such Mortgage Loan to the sum of (i) the original principal balance of such Mortgage Loan and (ii) the outstanding principal balances of any senior mortgage loans (computed at the date of origination of the Mortgage
                                          Loan). As of the Cut-Off Date, the weighted average Junior Lien Ratio of the Initial
                                          Mortgage Loans was 99.29%. As a percentage of the aggregate principal balance of the
                                          Initial Mortgage Loans, 98.41% were secured by first mortgages and 1.59% by second mortgages, respectively. As a percentage of the aggregate principal balance of the Initial
                                          Mortgage Loans as of the Cut-Off Date, 86.87% were secured by mortgages on one-family detached dwellings, 11.13% by mortgages on two-to-four family dwellings, 0.72% by mortgages on condominiums and 1.27% by Mortgages on planned unit developments. See "The
                                          Mortgage Loan Pool" herein.

                                          The Mortgage Loans are not insured by either primary or pool mortgage insurance policies;
                                          however, certain payments due to the Owners of the Notes are insured by the Note Insurance
                                          Policy. The Note Insurance Policy will provide for 100% coverage of the ultimate principal amount of, and scheduled interest due on, the Notes. See "Credit Enhancement" in this
                                          Summary and "The Note Insurance Policy and the Note Insurer" in this Prospectus
                                          Supplement. The Mortgage Loans are not guaranteed by the Issuer, the Seller the Servicer, any Originator or any of their respective affiliates. The Mortgage Loans are required to be serviced by the Servicer in accordance with the terms of the Sale and Servicing
                                          Agreement and with reasonable care, using that degree of skill and attention that the
                                          Servicer exercises with respect to comparable mortgage loans that it services for itself and others. See "The Sale and Servicing Agreement" herein.

Note Rate:                                On each Payment Date, the Note Rate will be 6.610% per annum; provided that with respect to any Payment Date which occurs after the Clean-Up Call Date, the
                                          Note Rate will be the lesser of (i) 7.110% per annum and (ii) the "Note Rate
                                          Cap" which the Sale and Servicing Agreement defines to be the weighted average of the Mortgage Rates, less the sum of (a) the Servicing Fee (as defined herein) and (b) the Fees and Expenses (as defined below).

                                          The "Clean-Up Call Date" is the first Payment Date on which the outstanding aggregate principal balance of the Mortgage Loans has declined to 10% or less of the sum of (x) the aggregate principal balance of the Initial Mortgage Loans

                                          as of the Cut-Off Date plus (y) the Original Pre-Funded Amount (such amount, the "Maximum
                                          Collateral Amount").

Payments, Generally:                      Payments on the Notes will be made on the twentieth day of each calendar month, or if such day is not a business day, the next succeeding business day
                                          (each, a "Payment Date") commencing in April 1998, to the Owners of record
                                          (see "Description of the Notes-- General" herein). The Owners of record shall be such Owners as of the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs, whether or not such day is a business day (the "Record Date") in an amount equal to the product of such
                                          Owner's Percentage Interest and the amount distributed in respect of the Note on such Payment Date.

                                          The "Percentage Interest" represented by any Note will be equal to the percentage obtained by dividing the Note Principal Balance of such Note by the Note Principal Balance of all
                                          Notes as of the Cut-Off Date.

Payments of Interest:                     On each Payment Date, the Notes will be entitled to payments in respect of
                                          Current Interest.

                                          "Current Interest" means, with respect to a Payment Date, the sum of (i) the aggregate amount of interest accrued during the calendar month immediately preceding the calendar month in which such Payment Date occurs at the Note Rate on the outstanding principal balance of the Notes (the "Note Principal Balance") and (ii) any Interest Carry Forward
                                          Amount. Such period referred to in clause (i) of the prior sentence relating to the accrual of interest is the "Accrual Period". Calculations of interest on the Notes will be made on the basis of a 360- day year assumed to consist of twelve 30-day months.

                                          The "Interest Carry Forward Amount" for any Payment Date is the sum of (x) the amount, if any, by which (i) the Current Interest as of the immediately preceding Payment Date exceeded (ii) the amount of the actual payments of interest made on such immediately preceding Payment Date plus (y) 30 days' interest on such amount, calculated at the Note
                                          Rate.

Payments of Principal:                    The Owners of the Notes are entitled to receive certain monthly payments of principal on each Payment Date which generally reflect collections of principal during the prior calendar month.

                                          The credit enhancement provisions described herein result in a limited acceleration of the principal payments to the Owners of each of the Notes; such credit enhancement provisions are more fully described under "Description of the Notes -- Overcollateralization
                                          Provisions" herein. Such credit enhancement provisions also have the effect of accelerating and shortening the weighted average lives of the Notes by increasing the rate at which principal is distributed to the Owners. See "Prepayment and Yield Considerations"
                                          herein. In addition, the following discussion makes use of a number of technical defined terms which are defined under "Description of the Notes -- Overcollateralization
                                          Provisions" herein.

                                          On each Payment Date, payments in reduction of the Note Principal Balance will be made in the amounts described herein. The "Principal Payment Amount" with respect to each Payment
                                          Date shall be the lesser of:

                                          (a)     the Total Available Funds plus any Insured Payment minus the Current
                                                  Interest and Fees and Expenses; and

                                          (b) (i) the sum, without any duplication of:

                                                  (a)    the Principal Carry-Forward Amount;


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                                                  (b)    the principal portion of all scheduled monthly payments on the
                                                         Mortgage Loans due during the related Due Period, to the extent actually received by the Indenture Trustee on or prior to the related Remittance Date or to the extent actually advanced by the
                                                         Servicer on or prior to the related Remittance Date and the principal portion of all full and partial principal prepayments made by the respective Mortgagors during the related Remittance
                                                         Period;

                                                  (c)    the scheduled principal balance of each Mortgage Loan that either was repurchased by the Seller or an Originator or purchased by the Servicer on the related Remittance Date, to the extent such scheduled principal balance is actually received by the Indenture Trustee on or prior to the related
                                                         Remittance Date;

                                                  (d)    any Substitution Amounts delivered by the Seller or an Originator on the related Remittance Date in connection with a substitution of a Mortgage
                                                         Loan (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Indenture
                                                         Trustee on or prior to the related Remittance Date;

                                                  (e)    all Net Liquidation Proceeds actually collected by the Servicer with respect to the Mortgage Loans during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal) to the extent actually received by the Indenture Trustee on or prior to the related
                                                         Remittance Date;

                                                  (f)    the amount of any Subordination Deficit for such Payment Date;

                                                  (g)    the proceeds received by the Indenture Trustee with respect to any liquidation of the Trust Estate (to the extent such proceeds relate to principal); and

                                                  (h)    any moneys released from the Pre-Funding Account as a prepayment of the
                                                         Notes on the Payment Date which immediately follows the end of the Funding
                                                         Period; and

                                                  (i)    the amount of any Subordination Increase Amount for such Payment Date consisting of the amount of any Net Monthly Excess Cash Flow to be actually applied for the accelerated payment of principal on the Notes;

                                                  minus

                                          (ii)    the amount of any Subordination Reduction Amount for such Payment Date consisting of the amount of any Net Monthly Excess Cash Flow to be actually paid to the
                                                  Owners of the Residual Interests.

                                          In no event will the Principal Payment Amount for any Payment Date (x) be less than zero or (y) be greater than the then-outstanding Note Principal Balance.

                                          The sum of the Current Interest and the Principal Payment Amount for any Payment Date is
                                          the "Monthly Payment Amount" for such Payment Date.

                                          The "Principal Carry-Forward Amount" for any Payment Date is the amount, if any, by which
                                          (i) the Principal Payment Amount as of the immediately preceding Payment Date exceeded
                                          (ii) the amount of the actual payment of principal made to the Owners of the Notes on such immediately preceding Payment Date. See "Description of the Notes -- Payments" herein.

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                                          A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the
                                          Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

                                          Any loss on a Liquidated Mortgage Loan (i.e., a Realized Loss) may or may not be allocated to the Owners of the Notes on the Payment Date which immediately follows the event of loss. However, the Owners of the Notes are entitled to receive ultimate recovery of any
                                          Realized Losses which receipt will be no later than the Payment Date occurring after such
                                          Realized Loss creates a Subordination Deficit and will be in the form of an Insured
                                          Payment if not covered through Net Monthly Excess Cashflow.

                                          Insured Payments do not include Realized Losses until such time as the aggregate cumulative Realized Losses have created a Subordination Deficit nor do Insured Payments cover the Servicer's failure to make Delinquency Advances until such time as the aggregate cumulative amount of such unpaid Delinquency Advances, when added to Realized Losses have created a Subordination Deficit.

                                          A "Subordination Deficit" with respect to a Payment Date is the amount, if any, by which
                                          (x) the Note Principal Balance, after taking into account all payments to be made on such
                                          Payment Date, exceeds (y) the sum of (i) the aggregate principal balances of the Mortgage
                                          Loans as of the close of business on the Due Date in the calendar month in which such
                                          Payment Date occurs and (ii) the amount, if any, on deposit in the Pre-Funding Account as of the close of business on the Due Date in the calendar month in which such Payment Date occurs.

Credit Enhancement:                       The Credit Enhancement provided for the benefit of the Owners of the Notes consists of (x)
                                          the overcollateralization mechanics which utilize the excess interest created by the internal cash flows of the Mortgage Loan Pool and (y) the Note Insurance Policy.

                                          Overcollateralization. The required application of the cash flow from the Mortgage Loan
                                          Pool results in a limited acceleration of the Notes relative to the amortization of the
                                          Mortgage Loans in the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal on the
                                          Notes. This acceleration feature creates overcollateralization which results from the excess of the aggregate scheduled principal balances of the Mortgage Loans plus the amount, if any, on deposit in the Pre-Funding Account over the Note Principal Balance.
                                          Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

                                          The Sale and Servicing Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization may increase or decrease over time.
                                          An increase would result in a temporary period of accelerated amortization of the Notes to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level. See "Description of the
                                          Notes--Overcollateralization Provisions" herein.

                                          The Note Insurance Policy. The Seller will obtain the Note Insurance Policy, which is noncancelable, in favor of the Indenture Trustee on behalf of the Owners of the Notes. On each Payment Date, the Note Insurer will be required to make available to the Indenture
                                          Trustee the amount by which the Current Interest and any Subordination Deficit exceeds the
                                          Total Available Funds (after deducting the amount necessary to pay the Fees and Expenses)
                                          as of such Payment Date. The Note Insurance Policy does not guarantee to Owners of the
                                          Notes any specified rate of Prepayments. See "The Note Insurance Policy and the Note
                                          Insurer" herein and "Description of Credit Enhancement" in the Prospectus.
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                                          The "Fees and Expenses" are the premium amount payable to the Note Insurer, the Indenture
                                          Trustee Fee and the Owner Trustee Fee.

Pre-Funding Account:                      On the Closing Date, the Original Pre-Funded Amount will be deposited in the
                                          Pre-Funding Account which account will be in the name of, and maintained by, the Indenture Trustee in trust for the benefit of the Owners of the Notes.  During the period (the "Funding Period") from and including the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding
                                          Account is less than $100,000 and (ii) March 31, 1998, the Pre-Funded Amount will be maintained in the Pre-Funding Account.  The Original Pre-Funded
                                          Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Sale and
                                          Servicing Agreement.  The amount on deposit in the Pre-Funding Account at any time is the "Pre-Funded Amount". Subsequent Mortgage Loans purchased by and added to the Mortgage Loan Pool on any date (each, a "Subsequent Transfer
                                          Date") must satisfy the criteria set forth in the Sale and Servicing Agreement.
                                          Any Pre-Funded Amount, less any interest and other investment earnings on amounts on deposit in the Pre-Funding Account (the "Pre-Funding Account
                                          Earnings"), remaining at the end of the Funding Period will be distributed to the
                                          Owners of the Notes on the Payment Date that immediately follows the end of the Funding Period in reduction of the Note Principal Balance, thus resulting in a partial principal prepayment of the Notes as specified herein under
                                          "Description of the Notes -- Payments."  All interest and other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account.

                                          Although no assurance can be given, it is intended that the principal amount of Subsequent
                                          Mortgage Loans added to the Trust Estate will require application of substantially all of the Original Pre-Funded Amount and it is not intended that there will be any material amount of principal prepaid to the Owners of the Notes from the Pre-Funding Account. In the event that the Seller is unable to sell Subsequent Mortgage Loans to the Issuer in an amount equal to the Original Pre- Funded Amount, a principal prepayment to Owners of the
                                          Notes will occur on the Payment Date in April 1998 in an amount equal to the Pre-Funded
                                          Amount, less any Pre-Funding Account Earnings remaining at the end of the Funding Period.

Capitalized Interest Account:             On the Closing Date, cash in an amount satisfactory to the Note Insurer will be deposited in a trust account (the "Capitalized Interest Account") in the name of, and maintained by, the Indenture Trustee in trust for the Owners of the Notes.
                                          The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Indenture Trustee to fund the excess, if any, of (i) the sum of (a) the aggregate amount of interest accruing during the related Accrual Period at the Note Rate on the amount by which the aggregate Note Principal Balance exceeds the aggregate principal balance of the
                                          Initial Mortgage Loans plus (b) the Indenture Trustee Fee and the Owner Trustee
                                          Fees over (ii) the amount of any Pre-Funding Account Earnings; such amounts on deposit will be so applied by the Indenture Trustee on each Payment Date in the Funding Period to fund such excess, if any.  Any amounts remaining in the
                                          Capitalized Interest Account not needed for such purpose will be paid to the
                                          Seller on the first business day immediately following the end of the Funding
                                          Period.

Mandatory Prepayment of
Notes:                                    In the event that at the end of the Funding Period, not all of the $12,909,900.15 funded from the sale of the Notes has been used to acquire Subsequent Mortgage Loans, the Owners of the Notes will receive a prepayment on the Payment Date in April 1998 in an amount equal to the Pre-Funding Account Earnings remaining at the end of the Funding Period.

Note Insurer:                             MBIA Insurance Corporation (the "Note Insurer").
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Delinquency Advances
and Compensating Interest:                The Servicer will be obligated to make advances ("Delinquency Advances") with respect to delinquent payments of interest (at the related Mortgage Rate less the
                                          Servicing Fee, as defined below) and scheduled principal due on each Mortgage
                                          Loan to the extent that such Delinquency Advances, in good faith and in the
                                          Servicer's reasonable judgment, are reasonably recoverable from the related
                                          Mortgage Loan. Delinquency Advances are recoverable from (i) future collections on the Mortgage Loan which gave rise to the Delinquency Advance,
                                          (ii) Liquidation Proceeds for such Mortgage Loan and (iii) from certain excess moneys which would otherwise be paid to the Owners of the Residual Interest.

                                          In addition, the Servicer will also be required to deposit in the Principal and Interest
                                          Account with respect to any full Prepayment received on a Mortgage Loan during the related
                                          Remittance Period out of its own funds without any right of reimbursement therefor, an amount equal to the difference between (x) 30 days' interest at such Mortgage Loan's
                                          Mortgage Rate (less the Servicing Fee) on the principal balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest (less the Servicing Fee) paid by the Mortgagor with respect to such
                                          Mortgage Loan during such Remittance Period (any such amount paid by the Servicer,
                                          "Compensating Interest"). The Servicer will not be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing
                                          Fee received by the Servicer for such Remittance Period or to cover shortfalls in collections of interest due to curtailments.

                                          Any failure by the Servicer to remit to the Indenture Trustee a Delinquency Advance or
                                          Compensating Interest to the extent required under the Sale and Servicing Agreement will constitute an event of default under the Sale and Servicing Agreement, in which case, upon the removal of the Servicer, the Indenture Trustee or the successor Servicer will be obligated to make such advances in accordance with the terms of the Sale and Servicing
                                          Agreement. See "Description of the Securities -- Advances" in the Prospectus.

Book-Entry Registration of the
Notes:                                    The Notes will initially be issued in book-entry form.  Persons acquiring beneficial ownership interests in such Notes ("Beneficial Owners") may elect to hold their interests through The Depository Trust Company ("DTC"), in the
                                          United States, or Cedel Bank, S.A. ("Cedel") or the Euroclear System
                                          ("Euroclear"), in Europe.  Transfers within DTC , Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.  So long as the Notes are Book-Entry Notes (as defined herein), such Notes will be evidenced by one or more Notes registered in the name of Cede & Co. ("Cede"), as the nominee of DTC or one of the European
                                          Depositaries (as defined below).  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank N.A. ("Citibank") or The Chase Manhattan
                                          Bank ("Chase," and together with Citibank, the "European Depositaries"), the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC.  The Notes will initially be registered in the name of Cede.  The interests of the Owners of such Notes will be represented by book-
                                          entries on the records of DTC and participating members thereof.  No Beneficial
                                          Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Notes (as defined herein) are issued under the limited circumstances described herein.  All references in this
                                          Prospectus Supplement to any Notes reflect the rights of Beneficial Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Notes are held by DTC.  See "Description of the
                                          Notes--Book-Entry Registration of the Notes" herein and Annex I hereto.

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Monthly Servicing Fee:                    The Servicer will retain a fee equal to 0.50% per annum (the "Servicing Fee"), payable monthly at one-twelfth the annual rate, of the then-outstanding principal amount of each
                                          Mortgage Loan, payable monthly at one-twelfth the annual rate, of the then-outstanding principal amount of each Mortgage Loan.

Optional Redemption -- Clean-Up Call:     The holders of Residual Interests exceeding in the aggregate a 50% percentage interest
                                          (the "Majority Residualholder") may, at their option, effect an early termination of the
                                          Notes on the Clean-Up Call Date, or any Payment Date thereafter, by purchasing all of the
                                          Mortgage Loans at a price equal to or greater than the Termination Price (as defined under
                                          "Administration--Redemption of the Notes" herein). The proceeds from any such purchase of the Mortgage Loans will be used by the Issuer to redeem the Notes and terminate the
                                          Indenture. In addition, the Note Insurer will have the right, under the limited circumstances described in the Sale and Servicing Agreement, to acquire all of the
                                          Mortgage Loans from the Issuer and thereby effect a redemption of the Notes and terminate the Indenture. See "Administration--Redemption of the Notes" herein.

Ratings:                                  It is a condition of the original issuance of the Notes that the Notes receive ratings of "AAA" by Standard & Poor's Ratings Services, a division of The
                                          McGraw-Hill Companies, Inc. ("Standard & Poor's") and "Aaa" by Moody's
                                          Investors Service, Inc. ("Moody's").  Standard & Poor's and Moody's are
                                          referred to herein collectively as the "Rating Agencies."  A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See "Prepayment and Yield
                                          Considerations" and "Ratings" herein and "Prepayment and Yield
                                          Considerations" in the Prospectus.

Risk Factors:                             Credit Considerations.  For information with regard to the Mortgage Loans and their related risks, see "The Mortgage Loan Pool" herein.

                                          Prepayment Considerations. For information regarding the consequences of prepayments of the Mortgage Loans and of the failure of the Seller to purchase Subsequent Mortgage Loans during the Funding Period in an amount equal to the Original Pre-Funded Amount, see
                                          "Prepayment and Yield Considerations" and "Risk Factors -- The Subsequent Mortgage Loans
                                          and the Pre-Funding Account" herein.

                                          Other Considerations.  For a discussion of other risk factors that should be considered by prospective investors in the Notes, see "Risk Factors" herein and in the Prospectus.

Federal Income Tax Aspects:               No election will be made to treat the Trust Estate or any portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes.

                                          Upon the issuance of the Notes, Arter & Hadden LLP, counsel to the Issuer, will deliver its opinion that the Notes will be treated as debt obligations and not as representing an ownership interest in the Trust Estate or an equity interest in the Issuer or the Seller.
                                          In addition, for federal income tax purposes, the Issuer will not be (i) classified as an association taxable as a corporation, (ii) a taxable mortgage pool as defined in Section
                                          7701(i) of the Code, or (iii) a "publicly traded partnership" as defined in Treasury
                                          Regulation Section 1.7704-1. An Owner of a Note, by its acceptance of a Note, will be deemed to have agreed to treat the Note as indebtedness. An Owner will not be required to report income with respect to the Note under an accrual method unless the Owner otherwise uses the accrual method or purchases a Note which has original issue discount.

                                          The Notes will not represent "real estate assets" for purposes of Section 856(c)(5)(A) of the Internal Revenue Code of 1986, as amended (the "Code") or "[l]oans . . . principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v)
                                          of the Code.
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                                          Investors are advised to consult their tax advisors and to review "Certain Federal Income
                                          Tax Consequences" herein and in the Prospectus.

ERISA Considerations:                     Subject to the limitations described under "ERISA Considerations" herein and in the
                                          Prospectus, the Notes may be purchased by employee benefit plans that are subject to the
                                          Employee Retirement Income Security Act of 1974, as amended. See "ERISA Considerations"
                                          herein and in the Prospectus.

Legal Investment
Considerations:                           The Notes will not constitute "mortgage related securities" for purposes of the Secondary
                                          Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Notes.

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                                  RISK FACTORS

         Prospective investors in the Notes should consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Notes.

         The Subsequent Mortgage Loans and the Pre-Funding Account. If the principal amount of eligible Mortgage Loans available during the Funding Period is less than 100% of the Original Pre-Funded Amount, the Seller will have insufficient Mortgage Loans to sell to the Issuer for addition to the Trust
Estate on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to Owners of the Notes as described herein. See "Social, Economic and Other Factors" below. In addition, any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others: (i) each such Subsequent
Mortgage Loan must satisfy the representations and warranties specified in the agreement pursuant to which such Subsequent Mortgage Loans are transferred to the Issuer (each a "Subsequent Transfer Agreement") and in the Sale and Servicing Agreement; (ii) the Subsequent Mortgage Loans must be selected by the Seller in a manner that it believes is not adverse to the interest of the Owners of the Notes or the Note Insurer; (iii) certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans must be delivered by the Seller; and (iv) as of each cut-off date (each, a "Subsequent
Cut-Off Date") applicable thereto, the Mortgage Loans, including the Subsequent
Mortgage Loans to be conveyed by the Seller as of such Subsequent Cut-Off Date, must satisfy the criteria set forth in the Sale and Servicing Agreement, as described herein under "The Mortgage Loan Pool--Conveyance of Subsequent
Mortgage Loans."

         To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans by the Issuer for inclusion in the Trust Estate by the end of the Funding Period, the Owners of the Notes then entitled to payments of principal will receive a prepayment of principal in an amount equal to the Pre-Funded Amount, less any Pre-Funding Account Earnings, remaining in the Pre-Funding Account on the first
Payment Date following the end of the Funding Period (in no event later than the April 1998 Payment Date). Although no assurances can be given, the Seller intends that the principal amount of Subsequent Mortgage Loans sold to the Issuer will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the Owners of the Notes from the Pre-Funded Amount.

         Each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to above at the time of its addition. However, Subsequent Mortgage
Loans may be of a different credit quality. Therefore, following the transfer of Subsequent Mortgage Loans to the Trust Estate, the aggregate characteristics of the Mortgage Loans then comprising the Trust Estate may vary from those of the Initial Mortgage Loans. See "The Mortgage Loan Pool--Conveyance of Subsequent
Mortgage Loans."

         Social, Economic and Other Factors. The ability of the Issuer to purchase the Subsequent Mortgage Loans is largely dependent upon the ability of the Seller to originate or purchase additional mortgage loans. The ability of the Seller to originate or purchase additional loans may be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect its origination ability and the availability of Subsequent Mortgage
Loans.

         Risk of Higher Delinquencies Associated with Underwriting Standards.
All of the Mortgage Loans were originated or acquired by the Seller in accordance with the Seller's mortgage loan programs described in the Prospectus.
See "Mortgage Loan Program -- Underwriting Guidelines" in the Prospectus. As a general matter, the Seller's mortgage loan programs consist of the origination and packaging of mortgage loans relating to non-conforming credits. A non-conforming credit means a mortgage loan which is ineligible for purchase by Fannie Mae due to credit characteristics that do not meet Fannie Mae guidelines.
Mortgage Loans originated under the Seller's mortgage loan program may experience rates of delinquency, foreclosure and bankruptcy that are higher than mortgage loans originated under Fannie Mae guidelines. 2.70% of the Initial
Mortgage Loans were 30 days or more delinquent in their monthly payments as of the Cut-Off Date. However, investors in the Notes should be aware that approximately 33.44% (by aggregate principal balance as of the Cut-Off Date) of the Initial Mortgage Loans had a first monthly payment due on or before January
30, 1998. Therefore, it was not possible for any Mortgage Loan other than such Mortgage Loans to have had a monthly payment that was delinquent 30 days or more.

         Risk of Higher Default Rates Associated with California Real Property.
Since 28.34% of the Mortgaged Properties relating to the Initial Mortgage Loans are located in California, an overall decline in the California residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans, causing the principal balances of the related
Mortgage Loans to equal or exceed the value of such Mortgaged Properties.


                                      S-11

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         The standard hazard insurance policy required to be maintained under the terms of each Mortgage Loan does not insure against physical damage arising from earth movement (including earthquakes, landslides and mudflows). See
"Hazard Insurance; Claims Thereunder" in the Prospectus. Accordingly, should such event cause losses in respect of the Mortgage Loans, if the protection afforded by the overcollateralization of the Notes is insufficient and upon the occurrence of a Subordination Deficit the Note Insurer is unable to meet its obligations under the Note Insurance Policy, then the Owners of the Notes could experience a loss on their investment.

         Risk of Higher Loss Rates Associated with Junior Liens. Since 1.59% of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-Off
Date are secured by junior deeds of trust or mortgages which are subordinate to the rights of the beneficiaries under the related senior mortgages, a decline in real property values could extinguish the interest of the beneficiary of a junior deed of trust on the Mortgaged Property before having any effect on the interest of the beneficiary of a senior mortgage thereon. To the extent that such losses result in a shortfall of available funds from payments relating to the Mortgage Loans and in the event that the Note Insurer is unable to meet its obligation upon the occurrence of a Subordination Deficit, then the owners of the Notes will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Property for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage
Loans. See "Mortgage Loan Program -- Underwriting Guidelines" herein and "Risk
Factors -- Risks of the Mortgage Loans" in the Prospectus.

         Risk of Higher Default Rates for Mortgage Loans with Balloon Payments.
4.95% of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-Off Date are "balloon loans " that provide for the payment of the unamortized Loan Balance of such Mortgage Loan in a single payment at maturity
("Balloon Loans"). The Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally up to 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Seller does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans.

         Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. The Seller will be required to repurchase any Mortgage Loans which, at the time of origination, did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Seller to damages and administrative enforcement. See "Certain Legal Aspects of Mortgage Loans and
Related Matters" in the Prospectus.

         53.56% of the Initial Mortgage Loans will be subject to the Riegle
Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorporates the Home Ownership and Equity Protection Act of 1994. The
Riegle Act adds certain additional provisions to Regulation Z, which is the implementing regulation of the Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money home equity loans with high interest rates or high upfront fees and charges. In general, home equity loans within the purview of the Riegle
Act have annual percentage rates over 10% greater than the yield on Treasury
Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all home equity loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the home equity loan. The Seller will represent and warrant in the Sale and Servicing Agreement that each Mortgage Loan was originated in compliance with all applicable laws including the Truth-in-Lending Act, as amended.

         Risk of Seller Insolvency. The Seller believes that the transfer of the Mortgage Loans to the Issuer constitutes a sale by the Seller to the Issuer and, accordingly, that such Mortgage Loans will not be part of the assets of the Seller in the event of the insolvency of the Seller and will not be available to the creditors of the Seller. However, in the event of an insolvency of the Seller, it is possible that a bankruptcy trustee or a creditor of the Seller may argue that the transaction between the Seller and the Issuer was a pledge of such Mortgage Loans in connection with a borrowing by the Seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in payments on the Notes.

                                      S-12

         On the Closing Date, the Indenture Trustee, the Owner Trustee, the Issuer, the Seller, the Underwriter, the Rating Agencies and the Note Insurer will have received an opinion of Arter & Hadden LLP, counsel to the Seller, with respect to the true sale of the Mortgage Loans from the Seller to the Issuer, in form and substance satisfactory to the Note Insurer and the Rating Agencies.

                         THE PORTFOLIO OF MORTGAGE LOANS

General

         The Mortgage Loan Pool includes newly-originated fixed rate loans which were originated directly by the Seller or one or more unrelated third party Originators.

Acquisitions

         All of the Mortgage Loans were originated by the Seller and were underwritten pursuant to the Seller's Guidelines or acquired by the Seller from an Originator based on Approved Guidelines or Bulk Guidelines as described in the Prospectus. See "Mortgage Loan Program" in the Prospectus. Initial Mortgage Loans representing an aggregate principal balance of $15,107,816.77 or approximately 35.56% of the Initial Mortgage Loans by aggregate principal balance were acquired from an Originator other than the Seller. The Seller reviewed 100% of the acquisitions included in the Trust Estate.

Delinquencies

         The following tables provide data on loan delinquency, REO and net losses for the Servicer's servicing portfolio. The Servicer is not an approved seller/servicer by Fannie Mae.

                                                                           As of December 31,
                                                                         (Dollars in Thousands)
                                                      -------------------------------------------------------
                                                         1997                   1996                  1995
                                                         ----                   ----                  ----
Total Servicing Portfolio.......................        $799,085              $641,191               $613,791
         30-59 days delinquent..................           7,994                 9,359                  8,339
         60-89 days delinquent..................           7,654                 6,704                  6,538
         90 days or more delinquent.............          17,378                19,081                 21,002
                                                         -------              --------               --------
                  Total delinquencies (1).......         $33,026              $ 35,144               $ 35,879
                                                         =======              ========               ========

Total Delinquency Percentage                                4.1%                  5.5%                   5.8%
REO Properties(2)...............................          $1,668                $3,951                 $7,854

----------
(1) Average servicing portfolio equals the quarterly average of the servicing portfolio computed as the average of the balance at the beginning and end of each quarter.

(2) "Net Losses" represent losses realized with respect to disposition of REO properties.

                                                                   Years Ended December 31,
                                                                    (Dollars in Thousands)
                                                         ------------------------------------------
                                                            1997            1996              1995
                                                            ----            ----              ----
Average servicing portfolio (1)........................   $705,928         $615,393          $583,943
Net losses (2).........................................     $1,705           $2,160              $169
Percentage of average servicing portfolio..............       0.24%            0.35%             0.03%

----------
(1) The period of delinquency is based on the number of days payments are contractually past due and includes all loans in foreclosure.

(2) Includes REO Properties owned by the Seller as well as REO Properties owned by REMIC Trusts and serviced by the Seller; however, excludes private investor REO Properties not serviced by the Seller.

                                   THE ISSUER

         First Alliance Mortgage Loan Trust 1998-1F is a Delaware business trust established by the Seller pursuant to the Trust Agreement under the laws of the State of Delaware. After its formation, the Issuer will not engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust Estate and the proceeds therefrom, (ii) issuing the Notes and the Residual Interest, (iii) making payments on the Notes and the Residual Interest and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith. The Residual Interest represents the residual interest in the assets of the Trust Estate. The net proceeds of the Notes and the Residual Interests will be delivered by the Issuer to the Seller as consideration for the Mortgage Loans pursuant to the Sale and Servicing Agreement. The Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate.

         The Issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company as Owner Trustee.

                                 USE OF PROCEEDS

         The Seller will sell the Mortgage Loans to the Issuer concurrently with the delivery of the Notes. Net proceeds from the issuance of the Notes will be distributed by the Seller. Such net proceeds less the Pre-Funded Amount and the amount deposited in the Capitalized Interest Account will (together with the Residual Interest retained by the Seller or its affiliates) represent the amount to be distributed by the Issuer to the Seller for the Initial Mortgage Loans.

                             THE MORTGAGE LOAN POOL

General

         Unless otherwise noted, all references to statistical percentages in this Prospectus Supplement appearing "as of the Cut-Off Date," together with all dollar amount references herein to aggregate principal balances appearing "as of the Cut-Off Date" have been calculated using the aggregate scheduled principal balances of the Initial Mortgage Loans as of the close of business on the Cut-Off Date. Subsequent Mortgage Loans are intended to be purchased from the Seller by the Issuer for inclusion in the Trust Estate from time to time on or before March 31, 1998 from funds on deposit in the Pre-Funding Account. The Initial Mortgage Loans and the Subsequent Mortgage Loans are referred to herein collectively as the "Mortgage Loans." The Subsequent Mortgage Loans, if available, will be sold by the Seller to the Issuer.

         This subsection describes generally certain characteristics of the Initial Mortgage Loans. Unless otherwise specified herein, references herein to percentages of Initial Mortgage Loans refer in each case to the approximate percentage of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-Off Date, based on the outstanding principal balances of the Initial Mortgage Loans as of the Cut-Off Date, and giving effect to all payments due on or prior to the Cut-Off Date. The Mortgage Loan Pool will initially consist of 562 loans evidenced by promissory notes (the "Mortgage Notes") secured by deeds of trust, security deeds or mortgages on the Mortgaged Properties, which are located in 19 states and the District of Columbia. The Mortgaged Properties securing the Mortgage Loans consist of single-family residences (which may be detached, part of a two-to-four family dwelling, a condominium unit or a unit in a planned unit development). The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) or non-owner occupied investment properties. The Initial Mortgage Loans consist of 98.41% of loans secured by first lien mortgages on the related Mortgage Properties and 1.59% of loans secured by second lien mortgages on the related Mortgage Properties.

         The Initial Mortgage Loans were required to satisfy the following criteria as of the Cut-Off Date: have remaining terms to stated maturity of no greater than 360 months; have a Mortgage Rate as of the Cut-Off Date of at least 7.990%; and, have a CLTV not in excess of 80.00%.

Initial Mortgage Loans

         The Initial Mortgage Loans are Actuarial Loans 98.41% of which are secured by first lien mortgages and 1.59% of which are secured by second lien mortgages. 95.05% of the Initial Mortgage Loans as of the Cut-Off Date require monthly payments of principal that will fully amortize such Initial Mortgage Loans by their respective stated maturity dates and 4.95% of the Initial Mortgage Loans as of the Cut-Off Date are Balloon Loans. No Initial Mortgage Loan had a stated maturity date later than May 1, 2028. As of the Cut-Off Date, the aggregate principal balance of the Initial Mortgage Loans was 99.64% of the aggregate principal balance of such Initial Mortgage Loans at the time of origination.

         The Initial Mortgage Loans had the following aggregate characteristics as of the Cut-Off Date:

Aggregate Number of Initial Mortgage Loans............................                       562
Principal Balance
         Aggregate....................................................            $42,490,099.85
         Average......................................................                $75,605.16
         Range........................................................  $10,979.88 - $276,240.00
Mortgage Rates
         Weighted Average.............................................                    9.883%
         Range........................................................          7.990% - 15.500%
Original Term to Stated Maturity
         Weighted Average.............................................                325 months
         Range........................................................          120 - 363 months
Remaining Term to Stated Maturity
         Weighted Average.............................................                321 months
         Range........................................................          118 - 360 months
CLTV
         Weighted Average.............................................                    55.13%
         Range........................................................            6.04% - 80.00%
LTV
         Weighted Average ............................................                    54.78%
         Range........................................................            6.04% - 80.00%
Weighted Average Junior Lien Ratio....................................                    99.29%
Percentage of First Mortgages.........................................                    98.41%
Percentage of Second Mortgages........................................                     1.59%

                             DISTRIBUTION OF CLTV's

                                                                                  Aggregate          % of Aggregate
                                                        Number of Initial          Unpaid                Unpaid
Range of CLTV's                                          Mortgage Loans       Principal Balance    Principal Balance
---------------                                          --------------       -----------------    -----------------
 5.01 - 10.00%........................................          3            $    66,982.66               0.16%
10.01 - 15.00.........................................          6                124,598.12               0.29
15.01 - 20.00.........................................         13                380,922.41               0.90
20.01 - 25.00.........................................         27              1,061,470.71               2.50
25.01 - 30.00.........................................         20                865,986.72               2.04
30.01 - 35.00.........................................         40              2,119,164.66               4.99
35.01 - 40.00.........................................         37              2,258,448.59               5.32
40.01 - 45.00.........................................         50              3,293,969.87               7.75
45.01 - 50.00.........................................         72              4,843,904.29              11.40
50.01 - 55.00.........................................         68              4,989,227.70              11.74
55.01 - 60.00.........................................         70              5,785,925.62              13.62
60.01 - 65.00.........................................         52              4,973,479.25              11.71
65.01 - 70.00.........................................         48              5,363,530.73              12.62
70.01 - 75.00.........................................         42              4,975,870.38              11.71
75.01 - 80.00.........................................         14              1,386,618.14               3.26
                                                              ---            --------------             ------
    Total.............................................        562            $42,490,099.85             100.00%
                                                              ===            ==============             ======

                              DISTRIBUTION OF LTV's

                                                                             Aggregate         % of Aggregate
                                                     Number of Initial       Unpaid               Unpaid
Range of LTV's                                         Mortgage Loans    Principal Balance    Principal Balance
--------------                                         --------------    -----------------    -----------------
 5.01 - 10.00%..............................                 5            $   103,849.45              0.24%
10.01 - 15.00...............................                11                233,276.63              0.55
15.01 - 20.00...............................                14                430,499.18              1.01
20.01 - 25.00...............................                28              1,089,378.95              2.56
25.01 - 30.00...............................                24              1,108,114.66              2.61
30.01 - 35.00...............................                41              2,177,480.09              5.12
35.01 - 40.00...............................                36              2,208,959.73              5.20
40.01 - 45.00...............................                48              3,224,280.46              7.59
45.01 - 50.00...............................                70              4,720,865.86             11.11
50.01 - 55.00...............................                66              4,926,365.73             11.59
55.01 - 60.00...............................                65              5,637,013.69             13.27
60.01 - 65.00...............................                50              4,903,996.17             11.54
65.01 - 70.00...............................                48              5,363,530.73             12.62
70.01 - 75.00...............................                42              4,975,870.38             11.71
75.01 - 80.00...............................                14              1,386,618.14              3.26
                                                           ---            --------------            ------
    Total...................................               562            $42,490,099.85            100.00%
                                                           ===            ==============            ======

         The CLTV's and LTV's shown above were calculated based upon the appraised values of the Mortgaged Properties at the time of origination (the "Appraised Values"). No assurance can be given that such Appraised Values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Initial Mortgage Loans. If property values decline such that the outstanding balances of the Initial Mortgage Loans become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Servicer, as set forth above under "The Portfolio of Mortgage Loans," and by the mortgage lending industry in general.

                       DISTRIBUTION OF JUNIOR LIEN RATIOS

                                                                                 Aggregate          % of Aggregate
    Range of                                          Number of Initial            Unpaid               Unpaid
Junior Lien Ratios                                      Mortgage Loans       Principal Balance    Principal Balance
------------------                                      --------------       -----------------    -----------------
10.01 -  20.00%....................................            1           $    13,887.26                0.03%
20.01 -  30.00.....................................            5               116,873.36                0.28
30.01 -  40.00.....................................            2                74,269.69                0.17
40.01 -  50.00.....................................            1                18,000.00                0.04
50.01 -  60.00.....................................            4               226,004.01                0.53
60.01 -  70.00.....................................            1                22,979.53                0.05
70.01 -  80.00.....................................            1                49,488.86                0.12
80.01 -  90.00.....................................            4               153,796.75                0.36
90.01 - 100.00.....................................          543            41,814,800.39               98.41
                                                             ---           --------------              ------
    Total..........................................          562           $42,490,099.85              100.00%
                                                             ===           ==============              ======

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                             Aggregate          % of Aggregate
Range of Mortgage                                    Number of Initial    Unpaid Principal     Unpaid Principal
Interest Rates                                        Mortgage Loans          Balance              Balance
--------------                                        --------------          -------              -------
 7.51 -   8.00%..................................            5           $   414,247.73              0.97%
 8.01 -   8.50...................................           33             2,632,044.85              6.19
 8.51 -   9.00...................................           94             8,302,995.58             19.54
 9.01 -   9.50...................................          107             8,681,063.21             20.43
 9.51 -  10.00...................................          142            10,892,466.42             25.64
10.01 -  10.50...................................           49             3,152,033.60              7.42
10.51 -  11.00...................................           66             4,482,120.84             10.55
11.01 -  11.50...................................           10               548,762.63              1.29
11.51 -  12.00...................................           16               945,457.60              2.23
12.01 -  12.50...................................            8               487,132.90              1.15
12.51 -  13.00...................................           15               846,895.47              1.99
13.01 -  13.50...................................            5               243,141.21              0.57
13.51 -  14.00...................................            7               496,002.44              1.17
14.01 -  14.50...................................            2               149,926.13              0.35
14.51 -  15.00...................................            2               160,830.73              0.38
15.01 -  15.50...................................            1                54,978.51              0.13
                                                           ---           --------------            ------
    Total........................................          562           $42,490,099.85            100.00%
                                                           ===           ==============            ======

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                     Aggregate            % of Aggregate
                                                          Number of Initial           Unpaid                   Unpaid
State                                                      Mortgage Loans        Principal Balance       Principal Balance
-----                                                      --------------        -----------------       -----------------
Arizona..............................................            4                 $   227,552.99              0.54%
California...........................................          137                  12,040,227.88             28.34
Colorado.............................................           14                     804,329.90              1.89
Connecticut..........................................            1                      44,891.04              0.11
District of Columbia.................................            3                     113,363.00              0.27
Florida..............................................           44                   2,753,130.38              6.48
Georgia..............................................           11                     764,648.07              1.80
Idaho................................................            1                      82,032.44              0.19
Illinois.............................................           53                   3,657,397.00              8.61
Maryland.............................................           22                   1,552,775.06              3.65
Massachusetts........................................            7                     506,679.65              1.19
Minnesota............................................            7                     470,076.70              1.11
New Jersey...........................................           54                   4,305,634.24             10.13
New York.............................................          125                   8,492,924.56             19.99
Ohio.................................................            7                     515,228.25              1.21
Oregon...............................................           18                   1,365,500.46              3.21
Pennsylvania.........................................           20                   1,876,177.58              4.42
Utah.................................................            7                     645,540.69              1.52
Virginia.............................................            6                     474,055.99              1.12
Washington...........................................           21                   1,797,933.97              4.23
                                                               ---                 --------------            ------
    Total............................................          562                 $42,490,099.85            100.00%
                                                               ===                 ==============            ======

               DISTRIBUTION OF REMAINING TERMS TO STATED MATURITY

                                                                                   Aggregate           % of Aggregate
  Range of                                                 Number of Initial        Unpaid                  Unpaid
   Months                                                    Mortgage Loans    Principal Balance      Principal Balance
   ------                                                    --------------    -----------------      -----------------
109 - 120 ................................................         3             $    82,962.58              0.20%
169 - 180.................................................       139               7,921,151.88             18.64
229 - 240.................................................        13                 903,099.64              2.13
301 - 312.................................................         5                 706,495.07              1.66
313 - 324.................................................         6                 485,684.87              1.14
325 - 336.................................................         1                  97,061.55              0.23
337 - 348.................................................        12               1,163,440.78              2.74
349 - 360.................................................       383              31,130,203.48             73.26
                                                                 ---              -------------            ------
    Total.................................................       562             $42,490,099.85            100.00%
                                                                 ===             ==============            ======

                                        DISTRIBUTION OF PRINCIPAL BALANCES

                                                                                    Aggregate         % of Aggregate
    Range of                                                Number of Initial        Unpaid              Unpaid
Principal Balances                                            Mortgage Loans    Principal Balance   Principal Balance
------------------                                            --------------    -----------------   -----------------

$ 10,000.01  -   15,000.00 . . . . . . . . . . . . . . . . .        5           $    69,414.85               0.16%
  15,000.01  -   20,000.00 . . . . . . . . . . . . . . . . .        9               177,296.08               0.42
  20,000.01  -   25,000.00 . . . . . . . . . . . . . . . . .       15               338,295.69               0.80
  25,000.01  -   30,000.00 . . . . . . . . . . . . . . . . .       20               563,989.26               1.33
  30,000.01  -   35,000.00 . . . . . . . . . . . . . . . . .       23               770,118.15               1.81
  35,000.01  -   40,000.00 . . . . . . . . . . . . . . . . .       23               866,483.82               2.04
  40,000.01  -   45,000.00 . . . . . . . . . . . . . . . . .       30             1,293,051.10               3.04
  45,000.01  -   50,000.00 . . . . . . . . . . . . . . . . .       34             1,646,132.10               3.87
  50,000.01  -   55,000.00 . . . . . . . . . . . . . . . . .       33             1,750,118.44               4.12
  55,000.01  -   60,000.00 . . . . . . . . . . . . . . . . .       26             1,520,417.35               3.58
  60,000.01  -   65,000.00 . . . . . . . . . . . . . . . . .       31             1,949,846.57               4.59
  65,000.01  -   70,000.00 . . . . . . . . . . . . . . . . .       31             2,111,788.82               4.97
  70,000.01  -   75,000.00 . . . . . . . . . . . . . . . . .       34             2,478,256.40               5.83
  75,000.01  -   80,000.00 . . . . . . . . . . . . . . . . .       35             2,730,114.06               6.43
  80,000.01  -   85,000.00 . . . . . . . . . . . . . . . . .       30             2,476,013.45               5.83
  85,000.01  -   90,000.00 . . . . . . . . . . . . . . . . .       26             2,287,765.78               5.38
  90,000.01  -   95,000.00 . . . . . . . . . . . . . . . . .       15             1,390,611.85               3.27
  95,000.01  -  100,000.00 . . . . . . . . . . . . . . . . .       23             2,239,965.14               5.27
 100,000.01  -  125,000.00 . . . . . . . . . . . . . . . . .       70             7,892,895.64              18.58
 125,000.01  -  150,000.00 . . . . . . . . . . . . . . . . .       20             2,734,699.93               6.44
 150,000.01  -  200,000.00 . . . . . . . . . . . . . . . . .       25             4,249,465.37              10.00
 200,000.01  -  250,000.00 . . . . . . . . . . . . . . . . .        2               423,654.00               1.00
 250,000.01  -  300,000.00 . . . . . . . . . . . . . . . . .        2               529,706.00               1.25
                                                                  ---           --------------             ------
Total  . . . . . . . . . . . . . . . . . . . . . . . . . . .      562           $42,490,099.85             100.00%
                                                                  ===           ==============             ======

                         DISTRIBUTION OF PROPERTY TYPES

                                                                                  Aggregate         % of Aggregate
                                                          Number of Initial        Unpaid               Unpaid
Property Type                                               Mortgage Loans    Principal Balance   Principal Balance
-------------                                               --------------    -----------------   -----------------

Single Family............................................       484             $36,910,780.52                86.87%
Two-to-Four Family.......................................        68               4,729,718.12                11.13
Condominium..............................................         4                 307,938.74                 0.72
Planned Unit Development.................................         6                 541,662.47                 1.27
                                                                ---             --------------               ------
    Total                                                       562             $42,490,099.85               100.00%
                                                                ===             ==============               =======

                        DISTRIBUTION OF OCCUPANCY STATUS

                                                                                  Aggregate         % of Aggregate
                                                          Number of Initial        Unpaid               Unpaid
Occupancy Status                                            Mortgage Loans    Principal Balance   Principal Balance
----------------                                            --------------    -----------------   -----------------
Owner Occupied...........................................         546           $41,546,270.13           97.78%
Investor Property........................................          16               943,829.72            2.22
                                                                  ---           --------------          ------
    Total................................................         562           $42,490,099.85          100.00%
                                                                  ===           ==============          ======

Conveyance of Subsequent Mortgage Loans

         The Sale and Servicing Agreement permits the Issuer to acquire $12,909,900.15 in aggregate principal balance of Subsequent Mortgage Loans for addition to the Trust Estate. Accordingly, the statistical characteristics of the Mortgage Loan Pool will vary as of any Subsequent Cut-Off Date upon the acquisition of Subsequent Mortgage Loans. Pursuant to the Sale and Servicing Agreement, however, the Seller has covenanted to deliver Subsequent Mortgage Loans for inclusion in the Trust Estate that will not materially change the statistical characteristics of the Mortgage Loan Pool.

         The obligation of the Issuer to purchase Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the satisfaction of the requirements set forth in the Sale and Servicing Agreement.

Interest Payments on the Mortgage Loans

         Each Mortgage Loan provides for monthly payments by the obligor (the "Mortgagor") on the related Mortgage Note according to the actuarial method ("Actuarial Loans"). Actuarial loans provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the actuarial loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effects on the yield on the Notes resulting from the timing of the settlement date and those considerations discussed below under "Payment Delay Feature of the Notes"), the yield to maturity on a Note will be directly related to the rate of payment of principal of the Mortgage Loans including for this purpose voluntary payment in full of Mortgage Loans prior to stated maturity (a "Prepayment"), liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans by the Seller or by the Note Insurer. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Notes. The Seller does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

Mandatory Prepayment

         In the event that at the end of the Funding Period, not all of the Original Pre-Funded Amount has been used to acquire Subsequent Mortgage Loans for inclusion in the Trust Estate, then the Owners of the Notes will receive a partial prepayment on the Payment Date in April 1998.

         Although no assurances can be given, the Seller expects that the principal amount of Subsequent Mortgage Loans sold to the Issuer for inclusion in the Trust Estate will require the application of substantially all the amount on deposit in the Pre-Funding Account and that there should be no material principal prepaid to the Owners of the Notes.

Projected Prepayments and Yields for Notes

         If purchased at other than par, the yield to maturity on a Note will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases a Note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases a Note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         All of the Mortgage Loans are fixed rate Mortgage Loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. However, the monthly payment on a home equity or home improvement loan is often smaller than the monthly payment on a purchase money first mortgage loan. Because of the smaller loan balance on a refinancing, a decrease in the interest rate payable results in a smaller reduction in the amount of the Mortgagor's monthly payment. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         As described under "Mortgage Loan Program" in the Prospectus, in addition to direct origination, the Seller also purchases pools of Mortgage Loans from Originators. The Seller has a policy of soliciting certain of the Mortgagors from time to time with respect to such purchased Mortgage Loans for refinancing. If any such Mortgage Loans are refinanced as a result, the prepayment level of the Mortgage Loans may be increased over the level which such Mortgage Loans would experience in the absence of such solicitations.

         The "Final Payment Date" for the Notes is June 20, 2029. This date is the Payment Date in the 13th month following the month of the latest maturing Initial Mortgage Loan. The weighted average life of the Notes is likely to be shorter, and the actual final Payment Date with respect to the Notes could occur significantly earlier than the Final Payment Date because (i) Prepayments are likely to occur which shall be applied to the payment of the Note Principal Balance, (ii) Net Monthly Excess Spread to the extent available will be applied as an accelerated payment of principal on the Notes up to the Specified Subordinated Amount and (iii) the Majority Residualholder or, in limited circumstances, the Note Insurer, may cause a redemption of the Notes when the aggregate outstanding principal balance of the Mortgage Loans in the Trust Estate has declined to 10% or less of the Maximum Collateral Amount.

         Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The model used in this Prospectus Supplement is the Home Equity Prepayment ("HEP") assumption. HEP assumes that a pool of loans prepays in the first month of the life of such loan at a constant prepayment rate that corresponds in CPR (as defined below) to one-tenth the given HEP percentage and increases by an additional one-tenth each month thereafter until the tenth month, where it remains at a CPR equal to the given HEP percentage. The Constant Prepayment Rate ("CPR") represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance on a pool of new mortgage loans for the life of such Mortgage Loans. Such model does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Seller believes that no existing statistics of which it is aware provide a reliable basis for Owners of the Notes to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

         The tables entitled "Weighted Average Lives" have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):
(i) the Mortgage Loans prepay at the indicated HEP percentage; (ii) payments on the Notes are received, in cash, on the 20th day of each month, commencing in April 1998; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in April 1998 (or as set forth in the following table) and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in March 1998 (or as set forth in the following table) and include 30 days' interest thereon; (v) the Note Rate remains constant at 6.610% per annum;
(vi) the Notes are purchased on March 27, 1998; and (vii) the Mortgage Loans have the following characteristics:

Initial and Subsequent Mortgage Loans

                                                                            Remaining
                                            Mortgage Rate Net of     Term to Stated Maturity         Seasoning
Principal Balance       Mortgage Rate         Servicing Fee               (in months)              (in months)
-----------------       -------------         -------------               -----------              -----------
$    82,962.58            11.72447%            11.22447%                       118                       2
  2,470,451.71            10.14606              9.64606                        177                       3
  2,101,894.70            11.11720             10.61720                        177(1)                    3
  4,035,437.11             9.88890              9.38890                        190                       2
 33,799,353.75             9.78145              9.28145                        356                       4
  9,599,687.40(2)          9.70000              9.20000                        360                       0
  3,310,212.75(2)         10.00000              9.50000                        356                       4

----------
(1) Remaining term to maturity (balloon payment). The remaining amortizing term with respect to such loan is equal to 357 months.

(2) Interest only through March 1998. Commencing in April 1998, assumed to be a single mortgage loan with the characteristics stated above. Scheduled payments are assumed to be received on the first day of each month commencing in May 1998. Prepayments are to be received on the last day of each month commencing in April 1998 and include 30 days' interest thereon. During the first Accrual Period, interest is assumed to be available at the Mortgage Rate net of the Servicing Fee.
--------------------------
         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a Note until each dollar of principal of such Note will be repaid to the investor. The weighted average life of the Notes will be influenced by the rate at which principal payments on the Mortgage Loans are paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, liquidations due to default or early liquidation of the Trust Estate). The weighted average lives of the Notes also will be influenced by the overcollateralization of the Notes because collections otherwise payable to the Residual Interest are applied as principal prepayments to the Notes until the outstanding aggregate principal balance of the Notes is less than the aggregate outstanding principal balance of the Mortgage Loans by the Specified Subordinated Amount. These prepayments have the effect of accelerating the amortization of the Notes, thereby shortening their respective weighted average lives.

         Based on the foregoing Modeling Assumptions, the table below indicates the weighted average life of the Notes, assuming that the Mortgage Loans prepay according to the indicated percentages of the HEP:

                             Weighted Average Lives

                                    Weighted
                                  Average Life          Earliest Retirement
HEP                                (years)(1)                 Date(1)
---                                ----------                 -------

0% ..........................       19.26                October 20, 2026
23% .........................        3.46                October 20, 2006
27% .........................        2.94                June 20, 2005
31% .........................        2.54                June 20, 2004
50% .........................        1.50                October 20, 2001
----------
(1)      Assuming early termination of the Trust at the Clean-Up Call Date.

Payment Delay Feature of Notes

         The effective yield to the Owners of the Notes will be lower than the yield otherwise produced by the Note Rate and the purchase price of such Notes because principal and interest distributions will not be payable to such holders until at least the twentieth day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).

                             ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the mortgage pool and the Mortgaged Properties is based upon the pool of Initial Mortgage Loans as constituted at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Notes, Initial Mortgage Loans may be removed from the mortgage pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Sale and Servicing Agreement, if the Seller deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Notes.

         A current report on Form 8-K will be available to purchasers of the Notes and will be filed with the Commission within fifteen days after the initial issuance of the Notes and incorporated by reference to the Registration Statement, together with the Sale and Servicing Agreement, the Trust Agreement and the Indenture. In the event Initial Mortgage Loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, such removal or addition will be noted in the current report on Form 8-K. Also, the Seller has filed certain additional yield tables and other computational materials with respect to the Notes with the Commission in a report on Form 8-K. Such tables and materials were prepared at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                            DESCRIPTION OF THE NOTES

General

         The Issuer will issue the Notes pursuant to the Indenture. The Issuer will also issue the Residual Interest pursuant to the Trust Agreement, which represents the residual ownership interest in the Trust Estate. The summaries of certain provisions of the Indenture, the Sale and Servicing Agreement and the Trust Agreement (collectively, the "Agreements") set forth below under the caption "Administration" herein, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Agreements, prospective investors in the Notes are advised to review the Agreements, a copy of each of which the Seller will provide (without exhibits) without charge upon written request addressed to the Seller.

         The Notes will be secured by the Trust Estate created by the Indenture. The Notes represent non-recourse obligations of the Issuer and proceeds of the assets in the Trust Estate will be the sole source of payments of the Notes. The Notes will not represent an interest in or obligation of the Seller, the Servicer, the Note Insurer, the Owner Trustee, the Indenture Trustee, the Underwriter, any of their respective affiliates or any other entity.

         Persons in whose name a Note is registered in the Register maintained by the Indenture Trustee are the "Owners" of the Notes. For so long as the Notes are in book-entry form with DTC, the only "Owner" of the Notes as the term "Owner" is used in the Agreements will be Cede. No Owner will be entitled to receive a definitive certificate representing such person's interest in the Trust Estate, except in the event that physical Notes are issued under limited circumstances set forth in the Indenture. All references herein to the Owners of Notes shall mean and include the rights of Owners as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Agreements.

         One-hundred percent of the Monthly Payment Amount due to the Owners of the Notes on each Payment Date is insured by the Note Insurer pursuant to the
Note Insurance Policy. See "The Note Insurance Policy and the Note Insurer" herein.

Payment Dates

         The Sale and Servicing Agreement will require that the Indenture Trustee create and maintain a Note Account, to be established as a trust account held by the trust department of the Indenture Trustee (the "Note Account"). All funds in the Note Account shall be invested and reinvested by the Indenture Trustee for the benefit of the related Owners and Note Insurer, as directed by the Servicer, in Eligible Investments.

         Two business days prior to the related Payment Date (or, if such day is not a business day, the immediately preceding business day) (the "Remittance Date") the Servicer is required to withdraw from the Principal and Interest Account and remit to the Indenture Trustee, for deposit in the Note Account, the Monthly Remittance Amount. The Monthly Remittance Amount is equal to (a) the sum of (i) the balance on deposit in the Principal and Interest Account as of the close of business on the related Determination Date, (ii) all Delinquency Advances and Compensating Interest (collectively, the "Advances") and (iii) certain amounts required to be deposited by the Servicer in the Note Account, including Loan Purchase Prices and Substitution Amounts, reduced by (b) the sum of (i) scheduled payments on the Mortgage Loans collected but due after the related Due Date, (ii) reinvestment income on amounts in the Principal and Interest Account, (iii) all amounts reimbursable to the Servicer and (iv) any unscheduled payments, including Mortgagor prepayments on the Mortgage Loans, Insurance Proceeds and Net Liquidation Proceeds occurring in the month of such Payment Date. With respect to any Payment Date, (i) the Due Date is the first day of the month in which such Payment Date occurs, and (ii) the Determination Date is the 12th day of the month in which such Payment Date occurs or, if such day is not a business day, the immediately preceding business day. "Remittance Period" means, the period beginning on the first day of the calendar month immediately preceding the month in which the related Remittance Date occurs and ending on the last day of such month. See "The Pooling and Servicing Agreement -- Servicing and Other Compensation and Payment of Expenses; Originator's Retained Yield" in the Prospectus.

         The Compensating Interest for any Payment Date is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related net Mortgage Rates) resulting from principal prepayments in full on the Mortgage Loans received in the corresponding Remittance Period. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment. The Servicer will be obligated to apply amounts otherwise payable to it as servicing compensation in any month to cover any shortfalls in collections of one full month's interest at the applicable net Mortgage Rate resulting from principal prepayments in full. The Servicer is not obligated to cover any shortfalls in collections of interest for prepayments in part. Such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month of prepayment.

Payments

         Payments on the Notes will be made on each Payment Date to Owners of record of the Notes as of the immediately preceding Record Date in an amount equal to the product of such Owner's Percentage Interest and the amount distributed in respect of the Notes on such Payment Date.

Overcollateralization Provisions

         Overcollateralization Resulting from Cash Flow Structure. The Sale and Servicing Agreement requires that, on each Payment Date, Net Monthly Excess Spread be applied on such Payment Date as an accelerated payment of principal on the Notes, but only to the limited extent hereafter described. The Net Monthly Excess Spread equals (i) the excess (such excess being the "Total Monthly Excess Spread"), if any, of (x) the interest which is collected on the Mortgage Loans during a Remittance Period and with respect to Due Dates occurring in the month in which such Payment Date occurs (net of the Servicing Fee and of certain miscellaneous administrative amounts) plus the interest portion of any Delinquency Advances and Compensating Interest over (y) the sum of (I) Current Interest and (II) the Fees and Expenses, minus (ii) any portion of the Total Monthly Excess Spread which is used to cover any shortfalls in Available Funds on such Payment Date, or used to reimburse the Note Insurer on account of prior Insured Payments.

         Pursuant to the Sale and Servicing Agreement, Net Monthly Excess Spread is required to be applied as a payment of principal on the Notes until the Subordinated Amount has increased to the level required. "Subordinated Amount" means, with respect to any Payment Date, the difference, if any, between (x) the sum of (i) the aggregate principal balances of the Mortgage Loans as of the close of business on the last day of the preceding Remittance Period after taking into account payments of scheduled principal on the Mortgage Loans due on the Due Date which immediately follows the last day of such Remittance Period and (ii) any amount on deposit in the Pre-Funding Account less any Pre-Funding Account Earnings at such time and (y) the Note Principal Balance as of such Payment Date (and assuming all payments are made on such Payment Date). Any amount of Net Monthly Excess Spread actually applied as a payment of principal is a "Subordination Increase Amount". The required level of the Subordinated Amount with respect to a Payment Date is the "Specified Subordinated Amount" with respect to such Payment Date. The Sale and Servicing Agreement generally provides that the Specified Subordinated Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers.

         The application of Net Monthly Excess Spread to principal has the effect of accelerating the amortization of the Notes relative to the amortization of the Mortgage Loans. To the extent that any Net Monthly Excess Spread is not so used, the Sale and Servicing Agreement provides that it will be used to reimburse the Servicer or Indenture Trustee with respect to any amounts owing to each, or paid to the Owners of the Residual Interest.

         In the event that the required level of the Specified Subordinated Amount is permitted to decrease or "step down" on a Payment Date in the future, the Sale and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the Owners of the Notes on such Payment Date shall be distributed to the Owners of the Residual Interest on such Payment Date. This has the effect of decelerating the amortization of the Notes relative to the amortization of the Mortgage Loans, and of reducing the Subordinated Amount. "Excess Subordinated Amount" means, with respect to any Payment Date, the difference, if any, between (x) the Subordinated Amount that would apply on such Payment Date after taking into account all distributions to be made on such Payment Date (except for any distributions of Subordination Reduction Amounts as described in this paragraph) and (y) the Specified Subordinated Amount for such Payment Date. If, on any Payment Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Payment Date would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the Owners of the Notes on such Payment Date shall instead be distributed to the

Owners of the Residual Interest in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the amount available for distribution on account of principal with respect to such Payment Date; such amount being the "Subordination Reduction Amount" with respect to such Payment Date. As a technical matter regarding the cash flow structure, Subordination Reduction Amounts may result even prior to the occurrence of any decrease or "step down" in the Specified Subordinated Amount. This is because the Owners of the Notes will generally be entitled to receive 100% of collected principal, even though the Note Principal Balance will, following the accelerated amortization resulting from the application of the Net Monthly Excess Spread, represent less than 100% of the aggregate scheduled principal balance. In the absence of the provisions relating to the Subordination Reduction Amount, the foregoing may otherwise increase the Subordinated Amount above its Specified Subordinated Amount requirement even without the further application of any Net Monthly Excess Spread.

         The Sale and Servicing Agreement provides that, on any Payment Date all amounts (subject to the discussion in the preceding paragraph) collected on account of principal (including the principal portion of any Delinquency Advances and other than any such amount applied to the payment of a Subordination Reduction Amount) during the prior Remittance Period together with principal due on the Due Date which immediately follows the last day of such Remittance Period will be distributed to the Owners of the Notes on such Payment Date. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Remittance Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Mortgage Loan; the amount of any such insufficiency is a "Realized Loss." In addition, the Sale and Servicing Agreement provides that the principal balance of any Mortgage Loan which becomes a Liquidated Mortgage Loan shall thenceforth equal zero. The Sale and Servicing Agreement does not contain any rule which requires that the amount of any Realized Loss be distributed to the Owners of the Notes on the Payment Date which immediately follows the event of loss; i.e., the Sale and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the Subordinated Amount, which, to the extent that such reduction causes the Subordinated Amount to be less than the Specified Subordinated Amount applicable to the related Payment Date, will require the payment of a Subordination Increase Amount on such Payment Date (or, if insufficient funds are available on such Payment Date, on subsequent Payment Dates, until the Subordinated Amount equals the Specified Subordinated Amount). The effect of the foregoing is to allocate losses to the Owners of the Residual Interest by reducing, or eliminating entirely, payments of Monthly Excess Cash Flow and of Subordination Reduction Amounts which such Owners would otherwise receive.

         Overcollateralization and the Note Insurance Policy. The Sale and Servicing Agreement defines a "Subordination Deficit" with respect to a Payment Date to be the amount, if any, by which (x) the Note Principal Balance after taking into account all payments to be made on such Payment Date, exceeds (y) the sum of (i) the aggregate principal balances of the Mortgage Loans as of the close of business on the Due Date which immediately follows the last day of the prior Remittance Period and (ii) the amount, if any, on deposit in the Pre-Funding Account less any Pre-Funding Account Earnings on the last day of the related Remittance Period. The Sale and Servicing Agreement requires the Indenture Trustee to make a claim for an Insured Payment under the Note Insurance Policy not later than the business day prior to any Payment Date as to which the Indenture Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Owners of the Notes on such Payment Date. The Note Insurance Policy is thus similar to the subordination provisions described above insofar as the Note Insurance Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Owners of the Notes. Investors in the Notes should realize that, under extreme loss or delinquency scenarios applicable to the related Mortgage Loan Pool, they may temporarily receive no distributions of principal.

Credit Enhancement Does Not Apply to Prepayment Risk

         In general, the protection afforded by the subordination provisions and by the Note Insurance Policy is protection for credit risk and not for prepayment risk. The subordination provisions may not be adjusted, nor may a claim be made under the Note Insurance Policy to guarantee or insure that any particular rate of prepayment is experienced by the Mortgage Loan Pool.

Payments and Insured Payments to the Owners of the Notes

         No later than three Business Days prior to each Payment Date the Indenture Trustee will be required to determine the amounts to be on deposit in the Note Account on such Payment Date and equal to the sum of (x) such amounts excluding the amount of any Total Monthly Excess Cashflow amounts included in such amounts, plus (y) any deposit to the Note Account from the Pre-Funding Account and Capitalized Interest Account expected to be made in accordance with the Sale and Servicing Agreement. The amounts described in clause (x) of the preceding sentence are the "Available Funds," the sum of the amounts described in clauses (x) and (y) of the preceding sentence are the "Total Available Funds." If on any Payment Date the Monthly Payment Amount exceeds the Total Available Funds for such Payment Date, the Indenture Trustee will be required to draw the amount of such insufficiency from the Note Insurer under the Note Insurance Policy. The Indenture Trustee will be required to deposit to the Note Account the amount of any Insured Payment made by the Note Insurer. The Sale and Servicing Agreement provides that amounts which cannot be distributed to the Owners of the Notes as a result of proceedings under the United States Bankruptcy Code or similar insolvency laws will not be considered in determining the amount of Total Available Funds with respect to any Payment Date.

         On each Payment Date, and following the making by the Indenture Trustee of all allocations, transfers and deposits heretofore described under this caption, from amounts (including any related Insured Payment) then on deposit in the Note Account, the Indenture Trustee will be required to distribute to the Owners of the Notes, the Monthly Payment Amount for such Payment Date.

Pre-Funding Account

         On the Closing Date, the Original Pre-Funded Amount will be deposited in the Pre-Funding Account, which account shall be in the name of and maintained by the Indenture Trustee for the benefit of the Owners of the Notes and the Note Insurer and shall be part of the Trust Estate. During the Funding Period, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Original Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans for addition to the Trust Estate in accordance with the Sale and Servicing Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to the Owners of the Notes in accordance with the terms of the Sale and Servicing Agreement on the Payment Date that immediately follows the end of the Funding Period in reduction of the Note Principal Balance of such Owner's Notes, thus resulting in a principal prepayment of the Notes.

         Amounts on deposit in the Pre-Funding Account will be invested in Eligible Investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account prior to each Payment Date during the Funding Period.

Capitalized Interest Account

         On the Closing Date, cash will be deposited in the Capitalized Interest Account, which account shall be in the name of and maintained by the Indenture Trustee and shall be part of the Trust Estate. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon and amounts deposited thereto from the Pre-Funding Account, will be used by the Indenture Trustee to fund the excess, if any, of (i) the sum of (a) the aggregate amount of interest accruing at the Note Rate on the amount by which the aggregate Note Principal Balance of the Notes exceeds the aggregate principal balance of the Initial Mortgage Loans plus (b) the Indenture Trustee Fee and the Owner Trustee Fee over (ii) the amount of any Pre-Funding Account Earnings; such amounts on deposit will be so applied by the Indenture Trustee on each Payment Date in the Funding Period to fund such excess, if any. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period and not needed for such purpose will be paid to the Seller and will not thereafter be available for distribution to the Owners of the Notes.

Book Entry Registration of the Notes

         The Notes will be book-entry Notes (the "Book-Entry Notes"). Beneficial Owners may elect to hold their Book-Entry Notes directly through DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants. The Book-Entry Notes will be issued in one or more Notes which in the aggregate equal the principal balance of such Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Note (a "Definitive Note"). Unless and until definitive Notes are issued, it is anticipated that the only "Owner" of such Book-Entry Notes will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Sale and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Notes from the Indenture Trustee through DTC and DTC Participants. While such Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Notes and is required to receive and transmit distributions of principal of, and interest on, such Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interests.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Certain Federal Income Tax Consequences -- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S.
Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         Cedel Bank, S.A. was incorporated in 1970 as a limited company under Luxembourg law. Cedel is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including United States financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel's stock.

         Cedel is registered as a bank in Luxembourg, and as such is subject to regulation by the Institut Monetaire Luxembourgeois, "IML," the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Cedel holds securities for its participant organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is a branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede. Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical certificates for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust Estate provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such Beneficial Owners are credited.

         DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Sale and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Cedel or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

         None of the Seller, the Issuer, the Servicer, the Owner Trustee or the Indenture Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Definitive Notes will be issued to Beneficial Owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if (a) DTC or the Seller advises the Indenture Trustee and the Note Insurer in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book- Entry Notes and the Seller or the Indenture Trustee is unable to locate a qualified successor, (b) the Seller, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Offered Notes, advises the Indenture Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Beneficial Owners and the Note Insurer of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Owners under the Indenture.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certain Activities

         The Issuer has not and will not: (i) issue securities (except for the Notes and the Residual Interest); (ii) borrow money (except for the Notes);
(iii) make loans; (iv) invest in securities for the purpose of exercising control; (v) underwrite securities; (vi) except as provided in the Sale and Servicing Agreement, engage in the purchase and sale (or turnover) of investments; (vii) offer securities in exchange for property (except the Residual Interests for the Mortgage Loans); or (viii) repurchase or otherwise reacquire its securities. See "Description of the Securities -- Reports To Securityholders" in the Prospectus for information regarding reports to the Owners.

                                   THE SELLER

         The Seller, First Alliance Mortgage Company, was incorporated in the State of California on May 13, 1975. The Seller has been actively involved in the mortgage lending business since its founding. In July 1996, the Seller became a wholly owned subsidiary of First Alliance Corporation ("FACO") pursuant to a reorganization in connection with the initial public offering of the Class A Common Stock of FACO. The Seller and all of its predecessors have been located in Orange County, California. All Mortgage Loans included in the Trust Estate were originated in the United States and are secured by Mortgaged Properties located in the United States.

         The Seller maintains its corporate headquarters at 17305 Von Karman Avenue, Irvine, California 92614-6203. Its telephone number is (714) 224-8500.

                 THE NOTE INSURANCE POLICY AND THE NOTE INSURER

         The following information has been supplied by the Note Insurer for inclusion in this Prospectus Supplement.

         The Note Insurer, in consideration of the payment of the premium and subject to the terms of the Note Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Indenture Trustee, or its successor, as trustee for the Owners, on behalf of the Owners from the Note Insurer, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Note Insurer's obligations under the Note Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Note Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Notes, unless such acceleration is at the sole option of the Note Insurer.

         Notwithstanding the foregoing paragraph, the Note Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Note Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the
Note Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the Owner relating to or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Note Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Note Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to such Owner directly unless such Owner has returned principal or interest paid on the Notes to any receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Note Insurer will pay any other amount payable under the Note Insurance Policy no later than 12:00 noon New York City time on the later of the Payment Date on which the Monthly Payment Amount is due or the Business Day following receipt in New York, New York on a Business Day by its fiscal agent (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the related Note Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Note Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

         Insured Payments due under the Note Insurance Policy unless otherwise stated in the Note Insurance Policy will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Note Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Note Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Note Insurance Policy.

         Subject to the terms of the Agreement, the Note Insurer shall be subrogated to the rights of each Owner to receive payments under the Notes to the extent of any payment by the Note Insurer under the Note Insurance Policy.

         As used in the Note Insurance Policy, the following terms shall have the following meanings:

                  "Agreement" means the Sale and Servicing Agreement dated as of March 1, 1998 among First Alliance Mortgage Company, as Seller and Servicer, First Alliance Mortgage Loan Trust 1998-1F, as Issuer, and The Chase Manhattan Bank, as Indenture Trustee, without regard to any amendment or supplement thereto unless the Note Insurer shall have consented in writing thereto.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which the Note Insurer or banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

                  "Insured Payment," as to any Payment Date, will equal the sum of (i) the excess, if any, of (a) the Current Interest over (b) the Total Available Funds (after deducting the amount necessary to pay Fees and Expenses), (ii) the Subordination Deficit, if any, (iii) the Preference Amount and (iv) as to (a) the Final Payment Date and (b) the first Payment Date following the acceleration of the Notes at the written direction, or with the written consent of the Note Insurer, in its sole discretion, an amount sufficient, after the application of Total Available Funds, to reduce the Note Principal Balance to zero and to pay any accrued and unpaid interest thereto.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of the exhibit attached to the Note Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

                  "Owner" means each Owner of a Note (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the Note to payment thereunder.

                  "Preference Amount" means any amount previously distributed to an Owner on a Note that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the Note Insurance Policy and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the Note Insurance Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Note Insurer.

         Any notice under the Note Insurance Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent of the
Note Insurer or such other address as the Note Insurer shall specify in writing to the Indenture Trustee.

         The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

         The Note Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE INSURANCE PROVIDED BY THE NOTE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         The Note Insurance Policy is not cancelable for any reason. The premiums on the Note Insurance Policy are not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.

         The Note Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Note Insurer. The Note Insurer is domiciled in the State of New York and licensed to do business in, and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Note Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Note Insurer, changes in control and transactions among affiliates. Additionally, the Note Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         Effective February 17, 1998, MBIA Inc. acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC"), a New York domiciled financial guarantee insurance company, through a merger with its parent

CapMAC Holdings Inc. MBIA Inc. then contributed the common stock of CMAC to the Insurer. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks, as well as its unearned premiums and contingency reserves, to the
Note Insurer and the Note Insurer has reinsured CMAC's net outstanding exposure. MBIA Inc. is not obligated to pay the debts of or claims against CMAC.

         The consolidated financial statements of the Note Insurer, a wholly-owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1996 and the consolidated financial statements of the Note Insurer and its subsidiaries as of September 30, 1997 and for the nine month periods ended September 30, 1997 and September 30, 1996, included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending September 30, 1997, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of the Note Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of the Note Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                               SAP
                                                    ---------------------------
                                                    December 31,  September 30,
                                                       1996           1997
                                                       ----           ----
                                                     (Audited)    (Unaudited)
                                                          (In millions)

Admitted Assets................................      $4,476         $5,165
Liabilities....................................       3,009          3,457
Capital and Surplus............................       1,467          1,708

                                                               GAAP
                                                    ---------------------------
                                                    December 31,  September 30,
                                                        1996          1997
                                                        ----          ----
                                                      (Audited)    (Unaudited)
                                                          (In millions)

Assets.........................................        $5,066        $5,819
Liabilities....................................         2,262         2,594
Shareholder's Equity...........................         2,804         3,225

         Copies of the financial statements of the Note Insurer incorporated by reference herein and copies of the Note Insurer's 1996 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Note Insurer. The address of the Note Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the
Note Insurer is (914) 273-4545.

         The Note Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted heretofrom, other than with respect to the accuracy of the information regarding the Note Insurance Policy and Note Insurer set forth under the heading "The Note Insurance Policy and the Note Insurer." Additionally, the Note Insurer makes no representations regarding the Notes or the advisability of investing in the Notes.

         Moody's rates the claims paying ability of the Note Insurer and CMAC "Aaa."

         Standard & Poor's rates the claims paying ability of the Note Insurer and CMAC "AAA."

         Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Note Insurer "AAA." (CMAC has not requested a rating from Fitch IBCA, Inc.)

         Each rating of the Notes should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Note Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. The Note Insurer does not guaranty the market price of the Notes, nor does it guaranty that the ratings on the Note Insurer will not be revised or withdrawn.

                                THE OWNER TRUSTEE

         Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located in Wilmington, Delaware.

         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Owners under the Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

                              THE INDENTURE TRUSTEE

         The Chase Manhattan Bank, a New York banking company, will act as Indenture Trustee. A copy of the Indenture will be provided by the Indenture Trustee without charge upon written request. Requests should be addressed to the Indenture Trustee at 450 West 33rd Street, 15th Floor, New York, New York 10001,
Attention: First Alliance Mortgage Loan Trust 1998-1F.

                                 ADMINISTRATION

         In addition to the provisions of the Agreements summarized elsewhere in this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Agreements.

Formation of the Issuer

         On the Closing Date, the Issuer will be created and established pursuant to the Trust Agreement. On such date, the Seller will sell without recourse the Initial Mortgage Loans to the Issuer and the Issuer will issue the Notes to the Owners thereof pursuant to the Indenture.

Sale of Mortgage Loans

         On the Closing Date the Seller will sell without recourse to the Issuer all right, title and interest of the Seller in each Mortgage Loan listed on the related schedules of the Mortgage Loans delivered to the Indenture Trustee, prior to the Closing Date with respect to the Initial Mortgage Loans and prior to each Subsequent Transfer Date with respect to the Subsequent Mortgage Loans (the "Schedules of Mortgage Loans") and all of its right, title and interest in all scheduled payments due on each Initial Mortgage Loan after the Cut-Off Date (or on each Subsequent Mortgage Loan after the related Subsequent Cut-Off Date) and all principal and all interest collected on each such Initial Mortgage Loan after the Cut-Off Date (or on each Subsequent Mortgage Loan after the related Subsequent Cut-Off Date). The Issuer will pledge each Mortgage Loan to the Indenture Trustee for the benefit of the Owners of the Notes and the Note Insurer pursuant to the Indenture.

         In connection with the sale and subsequent pledge of the Initial Mortgage Loans on the Closing Date and the Subsequent Mortgage Loans on each Subsequent Transfer Date, the Seller will be required to deliver to the Indenture Trustee, at least five Business Days prior to the Closing Date a file consisting of (i) the original Mortgage Notes or certified copies thereof, endorsed by the Originator thereof in blank or to the order of the holder, (ii) originals of all intervening assignments, showing a complete chain of title from origination to the applicable Originators, if any, including warehousing assignments, with evidence of recording thereon, (iii) originals of all assumption and modification agreements, if any, and, unless such Mortgage Loan is covered by a counsel's opinion as described in the next paragraph, (iv) either: (a) the original Mortgage, with evidence of recording thereon, or a certified copy of the Mortgage as recorded, or (b) if the original Mortgage has not yet been returned from the recording office, a certified copy of the Mortgage, (v) evidence of title insurance with respect to the mortgaged property in the form of a binder or commitment and (vi) at the Seller's expense, an opinion of counsel with respect to the sale and perfection of all Subsequent Mortgage Loans delivered to the Indenture Trustee in form and substance satisfactory to the Indenture Trustee and the Note Insurer. The Indenture Trustee will agree, for the benefit of the Owners and the Note Insurer, as their interests may appear, to review each such file on or before the Closing Date and again within 90 days after the Closing Date or to ascertain that all required documents (or certified copies of documents) have been executed and received.

         Pursuant to the terms of the Sale and Servicing Agreement, the Seller shall assign to the Indenture Trustee for the benefit of the holders of the Notes and the Note Insurer, as their interests may appear, all of the Seller's right, title and interest in each Master Loan Transfer Agreement insofar as it relates to the representations and warranties made therein by the Originators and the Seller in respect of the origination of the Mortgage Loans and the remedies provided for breach of such representations and warranties. Upon discovery by the Indenture Trustee of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the Owners of the Notes in a Mortgage Loan or of the Note Insurer, the Indenture Trustee will promptly notify the Originator, the Seller and the Note Insurer. The Originators and the Seller will have 60 days from its discovery or its receipt of such notice to cure such breach or repurchase the Mortgage Loan.

         The Seller is additionally required to cause to be prepared and submitted for recording, within 75 business days of the Closing Date with respect to the Initial Mortgage Loans, or Subsequent Transfer Date with respect to the Subsequent Mortgage Loans (or, if original recording information is unavailable, within such later period as is permitted by the Sale and Servicing Agreement) assignments of the Mortgages from the Originators (other than the Seller) to the Seller and then to the Indenture Trustee on behalf of the Owners of the Notes, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien of the Issuer thereof as against creditors of or purchasers from the Originators; provided, however, that if the Seller furnishes to the Indenture Trustee executed recordable assignments of the Mortgages and to the Indenture Trustee and the Note Insurer an opinion of counsel to the effect that no such recording is necessary to perfect the Indenture Trustee's interests in the Mortgages with respect to any of the relevant jurisdictions, then such recording will not be required with respect to such jurisdictions. However, the
Note Insurer may require recordation at a future date at its reasonable discretion.

Removal and Resignation of the Servicer

         The Sale and Servicing Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No such resignation will become effective until the Indenture Trustee (or an affiliate thereof) or a successor Servicer has assumed the Servicer's obligations and duties under the Sale and Servicing Agreement. The Note Insurer, the Indenture Trustee or the Owners with the consent of the Note Insurer, will have the right, pursuant to the Sale and Servicing Agreement, to remove the Servicer upon the occurrence of any of (a) the continuing failure of the Servicer to deliver to the Indenture Trustee any proceeds or required payment for a period of five business days after written notice; (b) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; (c) the continuing failure of the Servicer to perform any one or more of its material obligations under the Sale and Servicing Agreement for a period of sixty (60) days after notice by the Indenture Trustee or the Note Insurer of said failure; or (d) the failure of the Servicer to cure any breach of any of its representations and warranties set forth in the Sale and Servicing Agreement which materially and adversely affects the interests of the Owners or the Note Insurer for a period of sixty (60) days after the Servicer's discovery or receipt of notice thereof.

         The Sale and Servicing Agreement additionally provides that the Note Insurer may remove the Servicer upon the occurrence of any of the following events:
                  (i) with respect to any Payment Date, if the Total Available Funds will be less than the Monthly Payment Amount, in respect of such Payment Date; provided, however, that the Note Insurer will have no right to remove the Servicer pursuant to the provision described in this clause (i) if the Servicer can demonstrate to the reasonable satisfaction of the
                           Note Insurer that such event was due to circumstances beyond the control of the Servicer;

                  (ii) the failure by the Servicer to make any required Servicing Advance;

                  (iii) the failure of the Servicer to perform one or more of its obligations under the Sale and Servicing Agreement and the continuance thereof for a period of thirty (30) days or such longer period as agreed to in writing by the Note Insurer;

                  (iv) the failure by the Servicer to make any required Delinquency Advance or to pay any Compensating Interest by the related Remittance Date; or

                  (v) if the delinquency or loss levels applicable to the Mortgage Loans exceed certain "trigger" levels set forth in the Sale and Servicing Agreement.

Redemption of the Notes

         The Majority Residualholder may, at its option, purchase all of the Mortgage Loans on the Clean-Up Call Date, or any Payment Date thereafter, at a price equal to the Termination Price. The proceeds from any such purchase of the Mortgage Loans will be used by the Issuer to redeem the Notes. Upon such redemption, the Indenture shall be terminated. The Notes will be redeemed upon payment of the Termination Price, and the payment of the amount set forth in clause (i) of the definition of Termination Price to the Owners of the Notes shall be in lieu of the payment otherwise required to be made to such Owners on such Payment Date in respect of the Notes. The "Termination Price" is equal to the sum of (i) the then outstanding Note Principal Balance plus all accrued and unpaid interest thereon, (ii) any Fees and Expenses due and unpaid on such date,
(iii) the payment of all amounts owed to the Note Insurer and (iv) any unreimbursed Delinquency Advances and Servicing Advances (as defined in the Sale and Servicing Agreement). The proceeds from such sale will be distributed first, to the payment of any outstanding Fees and Expenses, second, to the Note Insurer, all amounts owed thereto, third, to the Servicer for unreimbursed Servicing Advances and Delinquency Advances, fourth, to the Owners of the Notes in an amount equal to the then outstanding Note Principal Balance plus all accrued and unpaid interest thereon and, fifth, to the holders of the Residual Interest, the remainder. Under certain circumstances described in the Sale and Servicing Agreement, the Note Insurer may acquire all the Mortgage Loans from the Issuer and thereby effect a redemption of the Notes and terminate the Indenture.

Provisions Relating to the Indenture Trustee

         The Indenture will provide that the Indenture Trustee may resign at any time, upon notice to the Issuer, the Note Insurer, the Servicer and each Rating Agency, in which event the Issuer (with the consent of the Note Insurer) will be obligated to appoint a successor Indenture Trustee. The Issuer or the Note Insurer may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee. The Indenture will provide that the Indenture Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Owners, unless such Owners shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Indenture Trustee may execute any of the rights of powers granted by the Indenture or perform any duties thereunder either directly or by or through agents or attorneys, and the Indenture Trustee is responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder. Pursuant to the Indenture, the Indenture Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Indenture. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Indenture.

The Indenture

         Pursuant to the Indenture, the Indenture Trustee shall, upon the direction of the Note Insurer (unless a Note Insurer Default (as defined in the Sale and Servicing Agreement) has occurred and is continuing), direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee (including acceleration of the Notes) or exercising any trust or power conferred on the Indenture Trustee.

         An "Event of Default" with respect to the Notes is defined in the Indenture as follows: (a) a default by the Issuer in the payment of any Current Interest or Principal Payment Amount on any Note when the same becomes due and payable; (b) a default in the observance or performance of any covenant or agreement of the Issuer in the Indenture, or any representation or warranty of the Issuer made in the Indenture, the Insurance Agreement, the Sale and Servicing Agreement or in any certificate or other writing delivered pursuant thereto proving to have been incorrect in any material respect as of the time made, and the continuation of any such default, or the circumstance in respect of which any representation or warranty not having been cured, as the case may be, for a period of thirty days after notice is given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Owners of a majority of the Percentage Interest of the Notes and, (c) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer.

         In case an Event of Default should occur and be continuing, the Indenture Trustee shall, but only upon receipt of the prior written consent of the Note Insurer or, if a Note Insurer Default has occurred and is continuing, the Owners of Notes representing not less than a majority of the Percentage Interest of the Notes may declare all the Notes to be immediately due and payable. Such declaration may under certain circumstances be rescinded by the
Note Insurer, or if a Note Insurer Default exists, the Owners of Notes representing a majority of the Percentage Interest of the Notes.

         If, following an Event of Default, the Notes have been declared to be due and payable, the Indenture Trustee may, with the prior written consent of the Note Insurer (unless a Note Insurer Default has occurred and is continuing), in its discretion, refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Notes in accordance with their terms, notwithstanding the acceleration of the maturity of such Notes. In addition, upon an Event of Default, the Indenture Trustee may, with the consent of Owners of 100% of the Percentage Interest of the Notes, sell all or part of the assets included in the Trust Estate, in which event the collections on, or the proceeds from the sale of, such assets will be applied as follows: (i) to the payment of the fees of the Indenture Trustee and the Owner Trustee which have not been previously paid; (ii) to the Note Insurer, any premium amount then due and unpaid; (iii) to the Servicer for the Servicing Fee then due and unpaid;
(iv) to the Owners, the amount of interest then due and unpaid on the Notes, pro rata; (v) to the Owners, the amount of principal then due and unpaid on the Notes, pro rata; (vi) to the payment of amounts due and owing to the Note Insurer, to the extent not previously reimbursed; and (vii) to the Trust Paying Agent, the amounts to be distributed, pro rata, to the Certificateholders.

         No Owner of any Note shall have any right to institute any proceeding with respect to the Indenture unless (i) such Owner has previously given written notice to the Indenture Trustee of a Continuing Event of Default; (ii) the Owners of a majority of the Percentage Interest of the Notes have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee; (iii) such Owner has offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request; (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding; and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Owners of a majority of the Percentage Interest of the Notes.

Voting

         Unless otherwise specified in the Indenture, with respect to any provisions of the Indenture providing for the action, consent or approval of the Owners evidencing specified "Voting Interests", each Owner will have a Voting Interest equal to the Percentage Interest represented by such Owner's Note. Any Note registered in the name of the Issuer or any affiliate thereof will be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Voting Interests necessary to take any such action, or effect any such consent, has been obtained.

Governing Law

         The Agreements and each Note will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

Termination of the Trust Estate

         The Indenture will provide that the Trust Estate will terminate upon the payment to the Owners of all Notes from amounts other than those available under the Note Insurance Policy of all amounts required to be paid such Owners upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (c) the Final Payment Date.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following section discusses certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes. Such section must be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

         No election will be made to treat the Trust Estate or any portion thereof as a REMIC for federal income tax purposes.

         Upon issuance of the Notes, Arter & Hadden LLP, special tax counsel, will deliver its opinion that the Notes will be treated as newly originated debt obligations and not as representing an ownership interest in the Trust Estate or an equity interest in the Issuer or the Seller. In addition, for federal income tax purposes, the Issuer will not be classified (i) as an association taxable as a corporation, (ii) a taxable mortgage pool as defined in Section 7701(i) of the Code or (iii) a "publicly traded partnership" as defined in Treasury Regulations
Section 1.7704-1. Each Owner of a Note, by its acceptance of a Note, will agree to treat the Notes as indebtedness. It is anticipated that the Notes will be issued without original issue discount for federal income tax purposes. However, it is possible that the Internal Revenue Service could treat a portion of the additional interest which would become payable on the Notes after the Clean-Up Call Date as original issue discount. Owners are urged to consult their tax advisor with respect to the tax consequences of holding the Notes.

         The prepayment assumption to be used in determining whether the Notes are issued with original issue discount and the rate of accrual of original issue discount is a HEP of 27%. No representation is made as to the actual rate at which the Mortgage Loans will prepay. See "Certain Federal Income Tax Consequences -- Discount and Premium -- Original Issue Discount" in the Prospectus.

         The Notes will not represent "real estate assets" for purposes of
Section 856(c)(5)(A) of the Code or "[l]oans . . . principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. The Notes will also not be treated as "qualified mortgages" under
Section 860G(a)(3)(C) of the Code.

                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) and plans described in Code section 4975(e)(1), including individual retirement accounts (the "Plans") and (b) persons who have certain specified relationships to such Plans or who constitute "disqualified persons" under Code section 4975(e)(2) with respect to such Plans ("parties in interest"). Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Notes without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Notes. See "ERISA Considerations" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ("prohibited transactions") involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

         The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset
Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in any entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Issuer could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Issuer. In such an event, the Servicer and other persons, in providing services with respect to the Issuer's assets, may be parties in interest with respect to such Plans, subject to fiduciary responsibility provisions of Title I of ERISA, including the general fiduciary duties of
Section 404 of ERISA, the prohibited transaction provisions of Section 406 of ERISA, and to Section 4975 of the Code with respect to transactions involving the assets of the Trust Estate. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations.

         Without regard to whether the Notes are treated as an equity interest under the Plan Asset Regulation, the acquisition or holding of the Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if such acquisition or holding is deemed to be a prohibited loan to a party in interest with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Notes. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding certain transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding certain transactions entered into by insurance company general accounts; PTCE 96-23, regarding certain transactions effected by "in-house asset managers"; PTCE 91-38, regarding certain transactions entered into by bank collective investment funds; and PTCE 84-14, regarding certain transactions effected by "qualified professional asset managers." Each investor using the assets of a Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by one of the exemptions listed above or by another DOL Class Exemption.

         Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether the Issuer, as obligor on the Notes, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions. Investors should analyze whether the decision may have an impact with respect to purchases of the Notes.

                                     RATINGS

         It is a condition of the original issuance of the Notes that they receive ratings of "AAA" by Standard & Poor's and "Aaa" by Moody's. The ratings assigned to the Notes will be based on the claims-paying ability of the Note Insurer.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the Notes should be evaluated independently of similar security ratings assigned to other kinds of securities.

         Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York, 10007 and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Notes.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Notes.

         The Seller makes no representations as to the proper characterization of the Notes for legal investment or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Notes constitute a legal investment or are subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the Prospectus.

                                  UNDERWRITING

         Under the terms and subject to the conditions set forth in the Underwriting Agreement for the sale of the Notes, dated March 10, 1998, the Seller has agreed to cause the Issuer to sell to First Union Capital Markets, a division of Wheat First Securities Corp. (the "Underwriter") and the Underwriter has agreed to purchase the Notes.

         The Underwriter has advised the Seller that it proposes to offer the Notes for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriter may effect such transactions by selling such Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter or purchasers of the Notes for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Notes purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter and any profit on the resale of Notes by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act.

         Proceeds to the Seller, including accrued interest, are expected to be approximately 100.227% aggregate principal balance of the Notes, before deducting expenses payable by the Seller in connection with the Notes, estimated to be $125,000. In connection with the purchase and sale of the Notes, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting discounts.

         The Seller has agreed to indemnify the Underwriter against certain liabilities including liabilities under the Securities Act of 1933, as amended.

         The Seller has been advised by the Underwriter that the Underwriter presently intends to make a market in the Notes, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Notes and such market-making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes.

         In connection with the offering, the Underwriter and its respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase the Notes for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

                                REPORT OF EXPERTS

         The consolidated financial statements of MBIA Insurance Corporation and Subsidiaries, as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference into this Prospectus Supplement have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                              CERTAIN LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Notes will be passed upon for the Seller and the Servicer by Arter & Hadden LLP, Washington, D.C. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Notes will be passed upon for the Seller by Arter & Hadden LLP. Certain legal matters relating to the validity of the Notes will be passed upon for the Underwriter by Dewey Ballantine LLP, New York, New York. Certain legal matters relating to the Note Insurer and the Note Insurance Policy will be passed upon for the Note Insurer by Kutak Rock, Omaha, Nebraska.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered First Alliance Mortgage Loan Trust 1998-1F Adjustable Rate Mortgage Loan Asset-Backed Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lockup" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed certificates issues in same-day funds.

         Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later.

         As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

         Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Owners or their agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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

                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

Accrual Period...........................................................S-4
Actuarial Loans..........................................................S-20
Advances.................................................................S-23
Agreements...............................................................S-23
Appraised Values.........................................................S-16
Available Funds..........................................................S-25
Balloon Loans............................................................S-12
Beneficial Owners........................................................S-8
Book-Entry Notes.........................................................S-26
Capitalized Interest Account.............................................S-7
CEDEL....................................................................S-8
CEDEL Participants.......................................................S-28
Cede.....................................................................S-8
Chase....................................................................S-8
Citibank.................................................................S-8
CLTV.....................................................................S-3
Clean-Up Call Date.......................................................S-3
Closing Date.............................................................S-1
CMAC.....................................................................S-31
Compensating Interest....................................................S-8
Cooperative..............................................................S-28
CPR......................................................................S-21
Current Interest.........................................................S-4
Cut-Off Date.............................................................S-1
Definitive Note..........................................................S-26
Delinquency Advances.....................................................S-8
DOL......................................................................S-37
DTC......................................................................S-8
DTC Participants.........................................................S-27
ERISA....................................................................S-37
Euroclear................................................................S-8
Euroclear Operator.......................................................S-28
Euroclear Participants...................................................S-28
European Depositaries....................................................S-8
Event of Default.........................................................S-35
Excess Subordinated Amount...............................................S-24
Fannie Mae...............................................................S-2
Fees and Expenses........................................................S-7
Final Payment Date.......................................................S-21
Financial Intermediary...................................................S-26
Fiscal Agent.............................................................S-30
Funding Period...........................................................S-7
GAAP.....................................................................S-32
HEP......................................................................S-21
Indenture................................................................S-1
Indenture  Trustee Fee...................................................S-1
Indenture Trustee........................................................S-1
Initial Mortgage Loans...................................................S-1
Insured Payment..........................................................S-31
Interest Carry Forward Amount............................................S-4
Issuer...................................................................S-1
Junior Lien Ratio........................................................S-3
Liquidated Mortgage Loan.................................................S-6
LTV......................................................................S-3
Majority Residualholder..................................................S-9
Maximum Collateral Amount................................................S-4
Modeling Assumptions.....................................................S-21
Monthly Payment Amount...................................................S-5
Moody's..................................................................S-9
Mortgaged Properties.....................................................S-1
Mortgages................................................................S-1
Mortgagor................................................................S-20
Note Account.............................................................S-23
Note Insurance Policy.......................................................2
Note Insurer.............................................................S-7
Note Principal Balance...................................................S-4
Note Rate................................................................S-3
Note Rate Cap............................................................S-3
Notes....................................................................S-1
Original Aggregate Loan Balance..........................................S-2
Original Pre-Funded Amount...............................................S-1
Originator...............................................................S-1
Owner Trust..............................................................S-1
Owner Trustee Fee........................................................S-1
Participants.............................................................S-26
Payment Date.............................................................S-4
Percentage Interest......................................................S-4
Plan Asset Regulation....................................................S-38
Plans....................................................................S-37
Prepayment...............................................................S-20
Pre-Funded Amount........................................................S-7
Pre-Funding Account......................................................S-1
Pre-Funding Account Earnings.............................................S-7
Principal Carry-Forward Amount...........................................S-5
Principal Payment Amount.................................................S-4
Rating Agencies..........................................................S-9
REMIC....................................................................S-9
Realized Loss............................................................S-25
Record Date..............................................................S-4
Relevant Depositary......................................................S-26
Remittance Date..........................................................S-23
Remittance Period........................................................S-24
Residual Interest........................................................S-2
Riegle Act...............................................................S-12
Rules....................................................................S-27
SAP......................................................................S-32
Securities...............................................................S-2
Seller...................................................................S-1
Servicer.................................................................S-1
Servicing Fee............................................................S-9
SMMEA....................................................................S-10
Specified Subordinated Amount............................................S-24
Standard & Poor's........................................................S-9
Subordinated Amount......................................................S-24
Subordination Deficit....................................................S-6
Subordination Increase Amount............................................S-24
Subordination Reduction Amount...........................................S-25
Subsequent Cut-Off Date..................................................S-11
Subsequent Mortgage Loans................................................S-1
Subsequent Transfer Agreement............................................S-11
Subsequent Transfer Date.................................................S-7
Termination Price........................................................S-35
Terms and Conditions.....................................................S-28
Total Available Funds....................................................S-25
Total Monthly Excess Spread..............................................S-24
Trust Agreement..........................................................S-1
Trust Estate.............................................................S-1
Underwriter..............................................................S-39

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


                                   PROSPECTUS
--------------------------------------------------------------------------------


            Mortgage Loan Asset Backed Securities, Issuable in Series
                         First Alliance Mortgage Company

         This Prospectus describes certain Mortgage Loan Asset Backed Securities (the "Securities") that may be issued from time to time in series and certain classes of which may be offered hereby from time to time as described in the related Prospectus Supplement. Each series of Securities will be issued by a separate trust (each, a "Trust") and will evidence either a beneficial ownership interest in or the debt obligation of such Trust. The primary assets of each Trust will consist of a segregated pool (a "Mortgage Pool") of conventional one- to four-family residential mortgage loans or certificates of interest or participation therein (the "Mortgage Loans"), to be acquired by such Trust from First Alliance Mortgage Company (the "Company"). The Company will originate and/or acquire the Mortgage Loans from one or more affiliated or unaffiliated institutions (together with the Company, the "Originators"). See "The Mortgage Pools."

         The Mortgage Loans in each Mortgage Pool and certain other assets described herein and in the related Prospectus Supplement (collectively with respect to each Trust, the "Trust Estate") will be held by the related Trust for the benefit of the holders of the related series of Securities (the "Securityholders") to the extent and as more fully described herein and in the related Prospectus Supplement. Each Mortgage Pool will consist of one or more of the various types of Mortgage Loans described under "The Mortgage Pools."

         Each series of Securities will include one or more classes. The Securities of any particular class may represent beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans, as described herein and in the related Prospectus Supplement. A series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more classes of Securities of any series may be senior or subordinate to the rights of one or more of the other classes of Securities. A series may include two or more classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each class of Securities of a series, and certain characteristics of the Mortgage Loans to be evidenced by such Securities, will be set forth in the related Prospectus Supplement.

         The Company's and the related Originators' only obligations with respect to a series of Securities will be pursuant to the servicing requirements relating thereto, and pursuant to certain representations and warranties made by the Company or by such Originators, except as described in the related Prospectus Supplement. The Prospectus Supplement for each series of Securities will name the Company or some other entity or entities as Servicer (the "Servicer") which will act, directly or through one or more sub-servicers (the "Sub-Servicer(s)"). The principal obligations of the Servicer will be pursuant to its contractual servicing obligations (which include its limited obligation to make certain advances in the event of delinquencies in payments on the Mortgage Loans and interest shortfalls due to prepayment of Mortgage Loans). See "Description of the Securities."

         If so specified in the related Prospectus Supplement, the Trust Estate for a series of Securities may include any combination of a mortgage pool insurance policy, letter of credit, financial guaranty insurance policy, bankruptcy bond, special hazard insurance policy, reserve fund or other form of credit enhancement. In addition to or in lieu of the foregoing, credit enhancement with respect to certain classes of Securities of any series may be provided by means of subordination, cross-support among Mortgage Assets as defined herein or over-collateralization. See "Description of Credit Enhancement."

         See "Risk Factors" beginning on page 13 herein and in the related Prospectus Supplement for a discussion of significant matters affecting investments in the Securities.

         The rate of payment of principal of each class of Securities entitled to principal payments will depend on the priority of payment of such class and the rate of payment (including prepayments, defaults, liquidations and repurchases of Mortgage Loans) of the related Mortgage Loans. A rate of principal payment lower or higher than that anticipated may affect the yield on each class of Securities in the manner described herein and in the related Prospectus Supplement. The various types of Securities, the different classes of such Securities and certain types of Mortgage Loans in a given Mortgage Pool may have different prepayment risks and credit risks. The Prospectus Supplement for a series of Securities will contain information as to (i) types, maturities and certain statistical information relating to credit risks of the Mortgage Loans in the related Mortgage Pool, (ii) projected prepayment and yields based upon certain specified assumptions for a series of Securities and (iii) priority of payment and maturity dates of the Securities. See "Yield Considerations." A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

         An investor should carefully review the information in the related Prospectus Supplement concerning the different consequences of the risks associated with the different types and classes of Securities.

         THE ASSETS OF THE RELATED TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE SERVICER, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE SERVICER, THE MASTER SERVICER, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

-------------------------------------------------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------

         Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" herein and "Underwriting" in the related Prospectus Supplement. There will be no secondary market for any series of Securities prior to the offering thereof. There can be no assurance that a secondary market for any of the Securities will develop or, if it does develop, that it will offer sufficient liquidity of investment or will continue.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

-------------------------------------------------------------------------------


                 The date of this Prospectus is March 10, 1998.

         If specified in a Prospectus Supplement for a series of Certificates, one or more separate elections may be made to treat a Trust, or specified portions thereof, as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Securities will specify which class or classes of the related series of Securities will be considered to be regular interests in a REMIC and which classes of Securities or other interests will be designated as the residual interest in a REMIC. Alternatively, a Trust may be treated as a grantor trust or as a partnership for federal income tax purposes, or may be treated for federal income tax purposes as a mere security device which constitutes a collateral arrangement for the issuance of secured debt. See "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.


                                TABLE OF CONTENTS

Caption                                                              Page
-------                                                              ----

Available Information...................................................2
Reports to Owners.......................................................3
Incorporation of Certain Documents by Reference.........................3
Prospectus Supplement...................................................3
Summary of Prospectus...................................................4
Risk Factors...........................................................13
The Trusts.............................................................18
  The Mortgage Loans--General..........................................18
  Single Family Loans..................................................21
The Mortgage Pools.....................................................21
  General..............................................................21
  The Mortgage Pools...................................................22
Mortgage Loan Program..................................................23
  Underwriting Guidelines..............................................23
  Qualifications of Originators........................................26
  Sub-Servicers........................................................27
  Representations by Originators.......................................27
  Sub-Servicing by Originators.........................................29
  Master Servicer......................................................30
Description of the Securities..........................................30
  General..............................................................30
  General Payment Terms of Securities..................................31
  Form of Securities...................................................32
  Assignment of Mortgage Loans.........................................34
  Forward Commitments; Pre-Funding.....................................34
  Payments on Mortgage Loans; Deposits to
      Distribution Account.............................................35
  Withdrawals from the Principal and Interest Account..................38
  Distributions........................................................38
  Principal and Interest on the Securities.............................38
  Advances.............................................................39
  Reports to Securityholders.......................................... 40
  Collection and Other Servicing Procedures............................41
  Realization upon Defaulted Mortgage Loans............................43
Subordination..........................................................43
Description of Credit Enhancement......................................44
  Letter of Credit.....................................................45
  Mortgage Pool Insurance Policies.....................................45
  Special Hazard Insurance Policies....................................46
  Bankruptcy Bonds.....................................................46
  Reserve Funds........................................................46
  Financial Guaranty Insurance Policies................................47
  Other Insurance, Guarantees and Similar Instruments or
      Agreements.......................................................47
  Cross-Support........................................................47
  Overcollateralization................................................47
  Cross-Collateralization..............................................48
  Maintenance of Credit Enhancement....................................48
  Reduction or Substitution of Credit Enhancement......................49
Hazard Insurance; Claims Thereunder....................................49
      Hazard Insurance Policies........................................49
The Company............................................................50
The Servicer...........................................................50
The Master Servicer....................................................50
The Pooling and Servicing Agreement....................................50
  Servicing and Other Compensation and Payment
      of Expenses; Originator's Retained Yield.........................50
  Evidence as to Compliance............................................51
  Removal and Resignation of the Servicer..............................51
  Resignation of the Master Servicer...................................52
  Rights Upon Event of Default.........................................52
  Amendment............................................................52
  Termination; Retirement of Securities................................53
  The Trustee..........................................................54
Yield Considerations...................................................54
Maturity and Prepayment Considerations.................................56
Certain Legal Aspects of Mortgage Loans and
  Related Matters......................................................57
  General..............................................................57
  Foreclosure..........................................................58
  Rights of Redemption.................................................58
  Anti-Deficiency Legislation and Other Limitations
       on Lenders......................................................59
  Environmental Legislation............................................60
  Enforceability of Certain Provisions.................................60
  Certain Provisions of California Deeds of Trust......................61
  Applicability of Usury Laws..........................................61
  Alternative Mortgage Instruments.....................................61
  Soldiers' and Sailors' Civil Relief Act of 1940......................62
Certain Federal Income Tax Consequences................................62
  General..............................................................62
  Grantor Trust Securities.............................................62
  REMIC Securities.....................................................64
  Sales of REMIC Securities............................................67
  Debt Securities......................................................69
  Discount and Premium.................................................69
  Backup Withholding...................................................72
  Foreign Investors....................................................72
ERISA Considerations...................................................73
  Plan Asset Regulations...............................................73
  Prohibited Transaction Class Exemption...............................74
  Tax Exempt Investors.................................................75
  Consultation with Counsel............................................75
Legal Investment Matters...............................................75
Use of Proceeds........................................................76
Methods of Distribution................................................76
Legal Matters..........................................................77
Financial Information..................................................77
Rating.................................................................77
Index of Principal Definitions.........................................78

                              AVAILABLE INFORMATION

         The Company has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and to the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at its Public Reference Section 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof

                                        2

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and exhibits thereto may be obtained from the Public Reference Section of the
Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov).

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any accompanying Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                                REPORTS TO OWNERS

         Periodic and annual reports concerning any Securities and the related Trust will be provided to the Securityholders. See "Description of the Securities - Reports to Securityholders." If specified in the related Prospectus Supplement, a series of Securities may be issuable in book-entry form. In such event, the related Securities will be registered in the name of DTC (as defined herein) and, therefore, DTC will be the Securityholder for purposes hereof. All reports will be provided to DTC, which in turn will provide such reports to its Participants (as defined herein). Such Participants will then forward such reports to the beneficial owners of Securities. See "Description of the Securities - Form of Securities" herein. The Company will file or cause to be filed with the Commission such periodic reports with respect to each Trust as are required under the Exchange Act and the rules and regulations of the Commission thereunder. It is the Company's intent to suspend filing such reports as soon as such reports are no longer statutorily required.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by each respective trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities of such trust offered hereby shall be deemed to be incorporated by reference into this Prospectus when delivered with respect to such trust. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the documents expressly incorporated therein by reference). Requests should be directed to First Alliance Mortgage Company, 17305 Von Karman Avenue, Irvine, California 92714 (telephone number 714-224-8600).

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to the Securities of each series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities and the interest rate or method of determining the rate or the amount of interest, if any, to be paid to each such class; (ii) the aggregate principal amount and Payment Dates relating to such series and, if applicable, the initial and final scheduled Payment Dates for each class; (iii) information as to the assets comprising the Trust, including the general characteristics of the Trust Estate and, if applicable, the insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income or other instruments or agreements included in the Trust or otherwise, and the amount and source of any reserve account or cash account; (iv) the circumstances, if any, under which the Trust may be subject to early termination; (v) the methods used to calculate the amount of principal to be distributed with respect to each class of Securities; (vi) the order of application of distributions to each of the classes within such series, whether sequential, pro rata, or otherwise;
(vii) additional information with respect to the method of distribution of such Securities; (viii) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (ix) the aggregate original percentage ownership interest in the Trust to be evidenced by each class of Securities; (x) information as to the Trustee or Indenture Trustee;
(xi) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xii) information as to the Master Servicer, if any.

Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus Supplement and the Prospectus when acting as underwriters of the Securities covered by such Prospectus Supplement and with respect to their unsold allotments or subscriptions.

                              SUMMARY OF PROSPECTUS

         The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto in this Prospectus. An index indicating where certain terms used herein are defined appears at the end of this Prospectus.


Securities Offered......................    Mortgage Loan Asset Backed Securities.

Company.................................    First Alliance Mortgage Company.  See "The Company."

Originators.............................    The Company will originate and/or acquire the Mortgage Loans from one or more institutions affiliated with the Company ("Affiliated Originators")
                                            or institutions unaffiliated with the Company ("Unaffiliated Originators")
                                            (the Affiliated Originators, the Unaffiliated Originators and the Company
                                            are  collectively referred to as the "Originators").  Unaffiliated Originators that enter into  agreements to sell Mortgage Loans to the Company and that meet certain qualifications described herein are referred to as
                                            "Participating Originators" or "Designated Originators"; such designation is dependent upon types of duties retained by an Originator (i.e., sub-servicing) and satisfaction of the Company's requirements for such qualification.

Servicer................................    First Alliance Mortgage Company or any entity or entities named as
                                            Servicer in the related Prospectus Supplement will act as servicer with respect to the Mortgage Loans included in the related Trust.  An affiliate of the Company may act as the Servicer.  See "The Servicer" and "The
                                            Pooling and Servicing Agreement--Certain Matters Regarding the
                                            Servicer and the Company."

Master Servicer.........................    A Master Servicer may be specified in the related Prospectus Supplement for the related series of Securities.  See "Mortgage Loan
                                            Program--Master Servicer" and "The Pooling and Servicing
                                            Agreement--Certain Matters Regarding the Servicer and the Company."

Sub-Servicers...........................    Affiliated Originators may act as Sub-Servicers for Mortgage Loans
                                            acquired by the Company from such Affiliated Originators unless servicing is released to the Servicer or has been transferred to a servicer approved by the Servicer.  Unaffiliated Originators (including Designated
                                            Originators, Participating Originators or Originators of Bulk Acquisitions)
                                            may or may not act as Sub-Servicers for Mortgage Loans acquired by the
                                            Company from such Unaffiliated Originators.  In addition, third-party unaffiliated contract servicers may act as Sub-Servicers.  See "Mortgage
                                            Loan Program--Sub-Servicers."

Trustee.................................    The trustee (the "Trustee") for each series of Certificates will be specified in the related Prospectus Supplement.  The owner trustee (the "Owner
                                            Trustee") and the indenture trustee (the "Indenture Trustee") for each series of Notes will be specified in the related Prospectus Supplement.
                                            Unless otherwise noted, references to the Trustee herein will mean either the Trustee with respect to a series of Certificates or the Indenture Trustee with respect to a series of Notes.

Issuer of Notes.........................    With respect to each series of Notes, the issuer (the "Issuer") will be an owner trust established by the Company for the purpose of issuing such
                                            Series of Notes.  Each such owner trust will be created pursuant to a Trust

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

                                            Agreement between the Company and the Owner Trustee. Each series of Notes will represent indebtedness of the Issuer and will be issued pursuant to an Indenture between the Issuer and the Trustee whereby the Issuer will pledge the related Trust to secure the Notes under the lien of the
                                            Indenture. As to each series of Notes where the Issuer is an owner trust, the ownership of the related Trust will be evidenced by certificated or noncertificated interests issued under the Trust Agreement, which, unless otherwise specified in the Prospectus Supplement, are not offered hereby.
                                            The Notes will represent nonrecourse obligations solely of the Issuer, and the proceeds of the related Trust will be the sole source of payments on the Notes, except as described herein under "Description of Credit
                                            Enhancement" and in the related Prospectus Supplement.

The Securities..........................    Issuance of Securities.   Each series of Securities will be issued at the
                                            direction of the Company by a separate Trust (each, a "Trust").  The primary assets of each Trust will consist of a segregated pool (each a
                                            "Mortgage Pool") of conventional, one-to-four family residential mortgage loans (the "Mortgage Loans") or certificates of interest or participation therein, acquired by such Trust from the Company.  The
                                            Company will originate and/or acquire the Mortgage Loans from one or more of the Originators.  The Securities issued by any Trust may represent beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans, as described herein and in the related Prospectus Supplement.  Securities which represent beneficial ownership interests in the related Trust will be referred to as "Certificates" in the related Prospectus Supplement;
                                            Securities which represent debt issued by the related Trust will be referred to as "Notes" in the related Prospectus Supplement.

                                            Each Trust will be established pursuant to an agreement (each, a "Trust
                                            Agreement") by and between the Company and the Trustee or Owner Trustee, as applicable, named therein. Each Trust Agreement will describe the related pool of assets to be held in trust (each such asset pool, the
                                            "Trust Estate"), which will include the related Mortgage Loans and, if so specified in the related Prospectus Supplement, may include any combination of a mortgage pool insurance policy, letter of credit, financial guaranty insurance policy, special hazard policy, reserve fund or other form of credit enhancement.

                                            The Mortgage Loans held by each Trust will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Trustee.

                                            With respect to Securities that represent debt issued by the related
                                            Trust, the related Trust will enter into an indenture (each, an
                                            "Indenture") by and between such Trust and the trustee named on such
                                            Indenture (the "Indenture Trustee"), as set forth in the related
                                            Prospectus Supplement. Securities that represent beneficial ownership interests in the related Trust will be issued pursuant to the related
                                            Trust Agreement.

                                            In the case of any individual Trust, the contractual arrangements relating to the establishment of the Trust, the servicing of the related Mortgage
                                            Loans and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Trust Agreement, the Servicing Agreement and the Indenture
                                            described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement). For purposes of this


                                        5

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

                                            Prospectus, the term "Pooling and Servicing Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Mortgage Loans and the issuance of the related Securities.

                                            Securities Will Be Recourse to the Assets of the Related Trust Only. The
                                            sole source of payment for any series of Securities will be the assets of the related Trust (i.e., the related Trust Estate). The Securities will not be obligations, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Federal Income Tax
                                            Consequences"), of the Company, the Master Servicer, the Servicer, any
                                            Originator or any Person other than the related Trust. In the case of
                                            Securities that represent beneficial ownership interest in the related
                                            Trust Estate, such Securities will represent the ownership of such Trust
                                            Estate; with respect to Securities that represent debt issued by the related Trust, such Securities will be secured by the related Trust
                                            Estate. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such credit enhancement.

                                            General Nature of the Securities as Investments. The Securities will consist of two basic types: (i) Securities of the fixed-income type
                                            ("Fixed-Income Securities") and (ii) Securities of the equity participation type ("Equity Securities"). No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Fixed-Income Securities will generally be styled as debt instruments, having a principal balance and a specified interest rate
                                            ("Interest Rate"). Fixed-Income Securities may be either beneficial ownership interests in the related Mortgage Loans held by the related
                                            Trust, or may represent debt secured by such Mortgage Loans. Each series or class of Fixed-Income Securities may have a different Interest Rate, which may be a fixed or adjustable Interest Rate. The related Prospectus
                                            Supplement will specify the Interest Rate for each series or class of
                                            Fixed-Income Securities, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                                            A series may include one or more classes of Fixed-Income Securities
                                            ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include two or more classes of
                                            Fixed-Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related Mortgage Pool, which series may include one or more classes of Fixed-Income Securities ("Accrual
                                            Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal principal balance, in the case of Accrual Securities which are also strip
                                            Securities) thereof on each Payment Date, as hereinafter defined and in the manner described in the related Prospectus Supplement.



                                            If so provided in the related Prospectus Supplement, a series of
                                            Securities may include one or more other classes of Fixed-Income
                                            Securities (collectively, the "Senior Securities") that are senior to one or more other classes of Fixed-Income Securities (collectively, the
                                            "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Mortgage Loans. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

                                            Equity Securities will represent the right to receive the proceeds of the related Trust Estate after all required payments have been made to the
                                            Securityholders of the related Fixed-Income Securities (both Senior
                                            Securities and Subordinate Securities), and following any required deposits to any reserve account which may be established for the benefit of the Fixed-Income Securities. Equity Securities may constitute what are commonly referred to as the "residual interest," "seller's interest" or the "general partnership interest," depending upon the treatment of the related Trust for federal income tax purposes. As distinguished from the
                                            Fixed-Income Securities, the Equity Securities will not be styled as having principal and interest components. Any losses suffered by the related Trust will first be absorbed by the related class of Equity
                                            Securities, as described herein and in the related Prospectus Supplement.

                                            No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Equity Securities may be offered on a private placement basis or pursuant to a separate
                                            Registration Statement to be filed by the Company. In addition, the
                                            Company and its affiliates may initially or permanently hold any Equity
                                            Securities issued by any Trust.

                                            General Payment Terms of Securities. As provided in the related Pooling and Servicing Agreement and as described in the related Prospectus
                                            Supplement, Securityholders will be entitled to receive payments on their
                                            Securities on specified dates ("Payment Dates"). Payment Dates with respect to Fixed-Income Securities will occur monthly, quarterly or semiannually, as described in the related Prospectus Supplement; Payment
                                            Dates with respect to Equity Securities will occur as described in the related Prospectus Supplement.

                                            The related Prospectus Supplement will describe a date (the "Record Date")
                                            preceding each Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. Unless otherwise described in the related Prospectus Supplement, the Payment Date will be the twentieth day of each month (or, in the case of quarterly-pay Securities, the twentieth day of every third month; and in the case of semi-annually-pay Securities, the twentieth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

                                            Each Pooling and Servicing Agreement will describe different periods (a
                                            "Remittance Period" or "Due Period") antecedent to each Payment Date (for example, in the case of monthly-pay Securities, the calendar month (or the
                                            30-day period) preceding the month in which a Payment Date occurs or such other specified period). Unless otherwise provided in the related
                                            Prospectus Supplement, collections received on or with respect to

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
                                            the related Mortgage Loans during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related
                                            Payment Date, and will be used to fund payments to Securityholders on such
                                            Payment Date. As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related
                                            Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related
                                            Securities.

                                            In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to
                                            Securityholders.

                                            The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related
                                            Securities relative to the amortization rate of the related Mortgage
                                            Loans, or to attempt to match the amortization rate of the related
                                            Securities to an amortization schedule established at the time such
                                            Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related
                                            Prospectus Supplement, resulting in the current distribution of principal payments to the specified Securityholders and an acceleration of the amortization of such Securities.

                                            Unless otherwise specified in the related Prospectus Supplement, neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or the Company, the
                                            Servicer, the Master Servicer, any Sub-Servicer, any Originator or any of
                                            their affiliates; however, certain distributions to the Securityholders may be insured by a Financial Guaranty Insurer pursuant to a Financial
                                            Guaranty Insurance Policy.

No Investment
  Companies.............................    Neither the Company nor any Trust will register as an "investment company" under the Investment Company Act of 1940, as amended (the
                                            "Investment Company Act").

Cross-Collateralization.................    Unless otherwise provided in the related Pooling and Servicing
                                            Agreement and described in the related Prospectus Supplement, the source of payment for Securities of each series will be the assets of the related
                                            Trust Estate only.  However, as may be described in the related Prospectus
                                            Supplement, a Trust Estate may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of Securities, such as a master reserve account or a master insurance policy.  Notwithstanding the foregoing, no collections on any
                                            Mortgage Loans held by any Trust may be applied to the payment of

                                            8

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

                                            Securities issued by any other Trust (except to the limited extent that certain collections in excess of amounts needed to pay the related
                                            Securities may be deposited in a common, master reserve account that provides credit enhancement for more than one series of Securities).

The Mortgage Pools......................    Each Trust Estate will consist primarily of Mortgage Loans secured by liens on one- to four-family residential properties ("Mortgages"), located in any one of the fifty states, the District of Columbia, Puerto Rico, any other Territories of the United States or in the United Kingdom (the
                                            "Mortgaged Properties").  All Mortgage Loans will have been acquired by the related Trust from the Company.  All Mortgage Loans will have been originated either by (i) the Company; (ii) one or more Affiliated
                                            Originators generally pursuant to standard underwriting guidelines described herein, as modified from time to time ("Company's
                                            Guidelines"); (iii) one or more Unaffiliated Originators, generally pursuant to the Company's Guidelines; (iv) certain Unaffiliated
                                            Originators, including Participating Originators or Designated Originators,
                                            generally pursuant to such Unaffiliated Originators' underwriting guidelines approved by the Company ("Approved Guidelines"); and (v)
                                            the Originators of a portfolio of Mortgage Loans, subsequently purchased in whole or in part by the Company as bulk acquisitions ("Bulk
                                            Acquisitions"), generally pursuant to such Originators' underwriting guidelines.  See "Mortgage Loan Program." For a description of the types of Mortgage Loans that may be included in the Mortgage Pools, see "The
                                            Mortgage Pools--The Mortgage Loans."

                                            A Current Report on Form 8-K will be available to purchasers or underwriters of the related series of Securities and will generally be filed, together with the related Pooling and Servicing Agreement, with the
                                            Securities and Exchange Commission within fifteen days after the initial issuance of such series or in the case of a Forward Purchase Agreement, within fifteen days of the end of the related Funding Period. See
                                            "Description of the Securities - Forward Commitments; Pre-Funding."

Forward Commitments;
  Pre-Funding...........................    A Trust may enter into an agreement (each, a "Forward Purchase
                                            Agreement") with the Company whereby the Company will agree to transfer Subsequent Mortgage Loans (each, a "Subsequent Mortgage
                                            Loan") to such Trust following the date on which such Trust is established and the related Securities are issued.  All Subsequent Mortgage Loans transferred to the Trust pursuant to a Forward Purchase Agreement will be originated by the Company or an Originator.  Any Forward Purchase
                                            Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Forward Purchase
                                            Agreement.  If a Forward Purchase Agreement is to be utilized the related
                                            Trustee will be required to deposit in a segregated account (each, a
                                            "Pre-Funding Account") all or a portion of the proceeds received by the
                                            Trustee in connection with the sale of one or more classes of Securities of the related series; subsequently, the Subsequent Mortgage Loans will be transferred to the related Trust in exchange for money released to the
                                            Company from the related Pre-Funding Account in one or more transfers.
                                            The maximum amount of money deposited in the Pre-Funding Account to acquire Subsequent Mortgage Loans for transfer to the Trust will not exceed 25% of the aggregate principal amount of the Securities offered pursuant to the related Prospectus Supplement.  Each Forward Purchase
                                            Agreement will set a specified period (the "Funding Period") during which any such transfers must occur, which such period shall not exceed
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                                            90 days from the date such Trust is established. The Forward Purchase
                                            Agreement or the related Pooling and Servicing Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement. See "Risk
                                            Factors" herein and in the related Prospectus Supplement. All moneys on deposit in the Pre-Funding Account will be invested in Permitted
                                            Investments with all earnings thereon available to make interest payments on the Securities.

Credit Enhancement......................    If so specified in the Prospectus Supplement, the Trust Estate with respect to any series of Securities may include any one or any combination of a letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guaranty insurance policy, reserve fund or other type of credit enhancement to provide full or partial coverage for certain defaults and losses relating to the Mortgage Loans.  Credit support also may be provided in the form of the related class of Equity Securities, and/or by subordination of one or more classes of Fixed-Income
                                            Securities in a series under which losses in excess of those absorbed by any related class of Equity Securities are first allocated to any Subordinate
                                            Securities up to a specified limit, cross-support among groups of
                                            Mortgage Assets or overcollateralization.  Any mortgage pool insurance policy may have certain exclusions from coverage thereunder, which will be described in the related Prospectus Supplement, which may be accompanied by one or more separate credit enhancements that may be obtained to cover certain of such exclusions.  To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Securities.  See "Description of Credit Enhancement" and
                                            "Subordination."

Advances................................    The Servicer, directly or through Sub-Servicers, may be obligated to make certain cash advances with respect to delinquent scheduled payments on the Mortgage Loans, but only to the extent that the Servicer believes that such amounts will be recoverable by it.  Any such advance made by the
                                            Servicer with respect to a Mortgage Loan is recoverable by it as provided herein under "Description of the Securities--Advances" either from recoveries on the specific Mortgage Loan or, with respect to any advance subsequently determined to be nonrecoverable, out of funds otherwise distributable to the holders of the related series of Securities, which may include the holders of any Senior Securities of such series.

                                            The Servicer may be required to advance Compensating Interest as defined hereafter under "Description of the Securities--Advances."

                                            In addition, the Servicer will be required to pay all "out of pocket"
                                            costs and expenses incurred in the performance of its servicing obligations, but only to the extent that the Servicer reasonably believes that such amounts will increase Net Liquidation Proceeds on the related
                                            Mortgage Loan. See "Description of the Securities--Advances."

Optional Termination....................    The Servicer, the Company, or, if specified in the related Prospectus
                                            Supplement, the holders of the related class of Equity Securities or the credit enhancer may at their respective option effect early retirement of a series of Securities through the purchase of the Mortgage Loans and other
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
                                            assets in the related Trust Estate under the circumstances and in the manner set forth herein under "The Pooling and Servicing
                                            Agreement--Termination; Retirement of Securities" and in the related
                                            Prospectus Supplement.

Mandatory Termination...................    The Trustee, the Servicer or certain other entities specified in the related
                                            Prospectus Supplement may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Trust Estate or otherwise, under other circumstances and in the manner specified in "The Pooling and Servicing
                                            Agreement--Termination; Retirement of Securities" and in the related
                                            Prospectus Supplement.

Legal Investment........................    Not all of the Mortgage Loans in a particular Mortgage Pool may represent first liens.  Accordingly, as disclosed in the related Prospectus
                                            Supplement, certain classes of Securities offered hereby and by the related
                                            Prospectus Supplement may not constitute "mortgage related securities"
                                            for purposes of the Secondary Mortgage Market Enhancement Act of
                                            1984 ("SMMEA") and, if so, will not be legal investments for certain types of institutional investors under SMMEA.

                                            Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to additional restrictions on investment in certain classes of
                                            Securities. Any such institution should consult its own legal advisors in determining whether and to what extent a class of Securities constitutes legal investments for such investors. See "Legal Investment" herein.

ERISA Considerations....................    A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts and annuities,
                                            Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as
                                            amended ("ERISA"), or Section 4975 of the Code (each such entity, a
                                            "Plan") should carefully review with its legal advisors whether the purchase or holding of Securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section
                                            4975 of the Code.  Investors are advised to consult their counsel and to review "ERISA Considerations" herein and in the related Prospectus
                                            Supplement.  Certain classes of Securities may not be transferred unless the Trustee is furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to additional obligations.

Certain Federal Income Tax
  Consequences..........................    Securities of each series offered hereby will, for federal income tax purposes, constitute either (i) interests ("Grantor Trust Securities") in a
                                            Trust treated as a grantor trust under applicable provisions of the Code,
                                            (ii) "regular interests" ("REMIC Regular Securities") or "residual interests" ("REMIC Residual Securities") in a Trust treated as a REMIC
                                            (or, in certain instances, containing one or more REMIC's) under Sections
                                            860A through 860G of the Code, (iii) debt issued by a Trust ("Debt
                                            Securities"), (iv) interests in a Trust which is treated as a partnership
                                            ("Partnership Interests"), and (v) "regular interests" ("FASIT Regular
                                            Securities"), "high-yield interests" ("FASIT High-Yield Securities") or an ownership interest in a Trust treated as a FASIT (or, in certain
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

                                            circumstances containing one or more FASITs under Sections 860H through
                                            860L of the Code.

                                            Unless otherwise specified in the related Prospectus Supplement,
                                            Securities that are Notes will be treated as Debt Securities for federal income tax purposes and the Securityholders, in accepting such Notes, will agree to treat such Notes as indebtedness. See "Certain Federal Income Tax
                                            Consequences" herein and in the related Prospectus Supplement.

                                            Investors are advised to consult their tax advisors and to review "Certain
                                            Federal Income Tax Consequences" herein and in the related Prospectus
                                            Supplement.

Registration of Securities..............    Securities may be represented by global securities registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company
                                            ("DTC"), or another nominee.  In such case, Securityholders will not be entitled to receive definitive securities representing such holders' interests, except in certain circumstances described in the related Prospectus
                                            Supplement.  See "Description of the Securities--Form of Securities"
                                            herein.

Ratings.................................    Each class of Fixed-Income Securities offered pursuant to the related
                                            Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations," as defined in the Securities Exchange Act of 1934, as amended (the
                                            "Exchange Act"), and commonly referred to as "Rating Agencies." Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the related Trust will be able to make timely payment of all amounts due on the related Fixed-Income Securities in accordance with the terms thereof.  Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities.

                                            The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus Supplement.
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
                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

         Limited Liquidity. Prior to their issuance, there will have been no market for the Securities of any Series. There can be no assurance that a secondary market for the Securities of any series or class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities of any series. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange. Accordingly, there can be no assurance that sufficient liquidity will exist at any particular time for any series or class of Securities. Consequently, Securityholders may not be able to dispose of their investment in the event of an emergency or for any other reason and must be prepared to bear the economic risk of an investment in the Securities for an indefinite period. Such factors may also adversely affect the price that a Securityholder may be able to obtain for the Securities that such investor is able to sell.

         Limited Obligations. The Securities will not represent an interest in or obligation, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Federal Income Tax Consequences"), of the Company, the Master Servicer, the Servicer, any Originator (as defined herein) or any person other than the related Trust. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such credit enhancement. The only obligations of the foregoing entities with respect to the Securities or the Mortgage Loans will be the obligations (if any) of the Company, the related Originators and the Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Servicer's servicing obligations and the Master Servicer's secondary servicing obligations under the related Pooling and Servicing Agreement (including their respective limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus
Supplement, certain limited obligations of the Company, Servicer, applicable
Sub-Servicer, or another party in connection with a purchase obligation
("Purchase Obligation"). Except as described in the related Prospectus
Supplement, neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Company, the Master Servicer, the Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Estate for each series of Securities (including the Mortgage Loans and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Company or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities. Accordingly, investors in Securities could experience delays in payment or losses to the extent such sources of payment are insufficient to make required distributions on any series or class of Securities.

         Limitations, Reduction and Substitution of Credit Enhancement. With respect to each series of Securities, credit enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage
Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: a letter of credit; a mortgage pool insurance policy; a special hazard insurance policy; a bankruptcy bond; a reserve fund; a financial guaranty insurance policy or other type of credit enhancement to provide partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit enhancement also may be provided in the form of the related class of Equity Securities, subordination of one or more classes of Fixed-Income Securities in a series under which losses in excess of those absorbed by any related class of Equity Securities are first allocated to any Subordinate Securities up to a specified limit, cross-support among Mortgage
Assets and/or overcollateralization. See "Subordination" and "Description of Credit Enhancement" herein. Regardless of the form of credit enhancement provided, the coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula.
Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. Generally, credit enhancements do not directly or indirectly guarantee to the investors any specified rate of prepayments. The Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Securities, if the applicable Rating
Agency indicates that the then-current rating thereof will not be adversely affected. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus
Supplement relating to a series of Securities. See "Description of Credit
Enhancement" and "Subordination."

                                       13

Risks Related to the Mortgage Loans

         Risk of the Losses Associated with Junior Liens. Certain of the Mortgage Loans will be secured by junior liens subordinate to the rights of the mortgagee or beneficiary under each related senior mortgage or deed of trust. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a mortgage loan only to the extent that the claims, if any, of each such senior mortgagee or beneficiary are satisfied in full, including any related foreclosure costs. In addition, a mortgagee secured by a junior lien may not foreclose on the related mortgaged property unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing junior lien loans in its portfolio, it has been the practice of the Company when acting as the Servicer to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on such junior lien loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Foreclosure."

         Risk of Losses Associated with Declining Real Estate Values. An investment in securities such as the Securities that generally represent beneficial ownership interests in the Mortgage Loans or debt secured by such Mortgage Loans may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of any senior liens, the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry. Such a decline could extinguish the interest of the related Trust in the Mortgaged Properties before having any effect on the interest of the related senior mortgagee. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest ("Deferred Interest"), the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable credit enhancement, holders of Securities of the series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans.

         Risk of Losses Associated with Certain Non-Conforming and Non-Traditional Loans. The Company's underwriting standards consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the value of the property; however, the Company's Mortgage Loan program generally provides for the origination of Mortgage Loans relating to non-conforming credits. For purposes hereof, "non-conforming credit" means a mortgage loan which, based upon standard underwriting guidelines, is ineligible for purchase by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") due to credit characteristics that do not meet FNMA or FHLMC guidelines, respectively. Certain of the types of loans that may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor"), as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. For a more detailed discussion, see "Mortgage Loan Program."

         Risk of Losses Associated with Balloon Loans. Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. Consequently, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment that will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

         Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Company, the Originators, the Master Servicer, the Servicer, any Sub-Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan, including Balloon Loans.

         Risk of Losses Associated with Bankruptcy of Mortgagors. General economic conditions have an impact on the ability of borrowers to repay Mortgage Loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan thereby either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

         Risk of Losses Associated with Foreclosure of Mortgaged Properties. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds (net of expenses) ("Liquidation Proceeds") sufficient to repay all amounts due on the related Mortgage Loan. The Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan ("Liquidated Mortgage Loan") and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from any applicable credit enhancement, Securityholders could experience a loss on their investment.

         Many liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

         Under environmental legislation and judicial decisions applicable in various states, a secured party who takes a deed in lieu of foreclosure, or acquires at a foreclosure sale a mortgaged property and who, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up the contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Pooling and Servicing Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Environmental Legislation."

         Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner occupied properties could be higher than for loans secured by the primary residence of the borrower.

         Litigation. Any material litigation relating to the Company will be specified in the related Prospectus Supplement.

         Geographic Concentration of Mortgaged Properties. Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain series of Securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset backed securities without such concentrations.

Information with respect to geographic concentration of Mortgaged Properties will be specified in the related Prospectus Supplement or Current Report on Form 8-K filed by the Trust.

         The Subsequent Mortgage Loans and the Pre-Funding Account. If the principal amount of eligible Mortgage Loans available during the Funding Period and sold by the Company to the Trust is less than 100% of the aggregate principal amount, the Company will have insufficient Mortgage Loans to sell to the Trust, thereby resulting in a prepayment of principal to Owners of the Securities as described herein. See "Social, Economic and Other Factors" below. In addition, any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others (i) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the agreement pursuant to which such Subsequent Mortgage Loans are transferred to the Trust (each a "Subsequent Transfer Agreement") and in the Pooling and Servicing Agreement;
(ii) the Company will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interest of the Owners of the Securities; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; and (iv) as of each cut-off date (each, a "Subsequent Cut-Off Date") applicable thereto, the Subsequent Mortgage Loans to be conveyed by the Company as of such Subsequent Cut-Off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement.

         To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans by the Trust by the end of the Funding Period, the Owners of the Securities then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account on the first Payment Date following the end of the Funding Period. Although no assurances can be given, the Company intends that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all amount on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the Owners of the Securities.

         Each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to above at the time of its addition. However, Subsequent Mortgage Loans may be originated or purchased by the Company using credit criteria different from those which were applied to the initial Mortgage Loans and may be of a different credit quality. Therefore, following the transfer of Subsequent Mortgage Loans, the aggregate characteristics of the pool of Mortgage Loans may vary from those of the initial Mortgage Loans.

         Social, Economic and Other Factors. The ability of the Trust to invest in Subsequent Mortgage Loans is largely dependent upon the ability of the Company to originate or purchase additional mortgage loans. The ability of the Company to originate or purchase additional mortgage loans may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, the Company is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the Company's origination ability and the availability of Subsequent Mortgage Loans.

         Applicability of State and Federal Lending Laws. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Originators, the Servicer and Sub-Servicers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices that may apply to the origination, servicing and collection of the Mortgage Loans. In California, for example, a mortgage lender is subject to the California Fair Debt Collection Practices Act which regulates practices used to effect collection on consumer loans. See "Certain Legal Aspects of Mortgage Loans and Related Matters."

         The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder and the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience and (iv) the Home Ownership and Equity Protection Act of 1994, which imposes additional disclosure and other requirements on creditors with respect to non- purchase money home equity loans with interest rates or high upfront fees and charges. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and general principles of equity may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to rescind the loan or to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest on the Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity then the Trust may be delayed or unable to repay all amounts owed to Securityholders. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or an Originator, such violations may materially impact the financial ability of the Company to continue to act as Servicer or the ability of an Originator to repurchase or replace Mortgage Loans if such violations breach a representation or warranty contained in a Pooling and Servicing Agreement.

         Yield and Prepayment Considerations. The yield to maturity of the Securities of each series will depend on the rate of payment of principal (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable-rate mortgage loans ("ARM Loans") to fixed-rate loans or breaches of representations and warranties) on the Mortgage Loans and the price paid by Securityholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Strip Securities or Securities purchased at premiums to or discounts from par will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities.

         The Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may be imposed in connection therewith. Such penalties may not become the property of the related Trust. The rate of prepayments of the Mortgage Loans cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

         Prepayments may result from mandatory prepayments relating to unused moneys held in Pre-Funding Accounts, if any, voluntary early payments by borrowers (including payments in connection with refinancings of the related senior Mortgage Loan or Loans), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from a Trust of Mortgage Loans or substitution adjustments required to be made under the Pooling and Servicing Agreement will have the same effect on the Securityholders as a prepayment of such Mortgage Loans. The Mortgage Loans may contain "due-on-sale" provisions, and the Servicer will be required to enforce such provisions unless (i) such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or (ii) such enforcement is not permitted by applicable law, in which case the Servicer is authorized to permit the purchaser of the related Mortgaged Property to assume the Mortgage Loan. See "The Pooling and Servicing Agreement" in the related Prospectus Supplement.

         Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

         Book-entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

         Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct or Indirect Participants") and certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical security representing the Securities.

         Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities--Form of Securities."

         The Status of the Mortgage Loans in the Event of Bankruptcy of the Company or an Originator. In the event of the bankruptcy of the Company or an Originator at a time when it or any affiliate thereof holds an Equity Security, a trustee in bankruptcy of the Company, an Originator or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the related Trust as a borrowing by the Company, the Originator or such affiliate with the result, if such recharacterization is upheld, that the Securityholders would be deemed creditors of the Company, the Originator or such affiliate, secured by a pledge of the Mortgage Loans. If such an attempt were successful, it could prevent timely payments of amounts due to the Trust.

         Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Security Rating. The rating of Securities credit enhanced through external credit enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the issuer of such external credit enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the related Securities would likely result in a reduction in the rating of the Securities. The rating of Securities credit enhanced through subordination or reserve amounts will depend on the actual performance of the related Mortgage Pool, and a reduction in such rating could occur if defaults and losses on the related Mortgage Loans exceed the rate assumed in determining the original level of credit enhancement. Reduction of a rating would adversely affect the market value and possibly the liquidity of the related Securities. See "Rating" in the Prospectus Supplement.


                                   THE TRUSTS

         A Trust for any series of Securities will include the primary mortgage assets ("Mortgage Assets") consisting of (A) a Mortgage Pool comprised of (i) Single Family Loans or (ii) other loans (each hereinafter defined) or (B) certificates of interest or participation in the items described in clause (A) or in pools of such items, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such primary Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

         The Securities will be entitled to payment only from the assets of the related Trust (i.e., the related Trust Estate) and will not be entitled to payments in respect of the assets of any other related Trust Estate established by the Company, the Originators or any of their affiliates. If specified in the related Prospectus Supplement, certain Securities will evidence the entire fractional undivided ownership interest in the related Mortgage Loans held by the related Trust or may represent debt secured by the related Mortgage Loans.

         The following is a brief description of the Mortgage Assets expected to be included in the related Trusts. If specific information respecting the primary Mortgage Assets is not known at the time the related series of Securities initially is offered, information of the nature described below will be provided in the Prospectus Supplement, and specific information (the "Detailed Description") will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities, or, in the case of a series including a Forward Purchase Agreement, within fifteen days of the related Funding Period. See "Description of the Securities Forward Commitments; Pre-Funding" herein. A copy of the Pooling and Servicing Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series (the "Mortgage Asset Schedule") will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

The Mortgage Loans--General

         The real properties which secure repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states, the District of Columbia, Puerto Rico, any other Territories of the United States or in the United Kingdom. The Mortgage Loans will generally be "Conventional Loans" (i.e., loans that are not insured or guaranteed by any governmental agency). If specified in the related Prospectus Supplement, Mortgage Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies. The Mortgage Loans will be generally covered by standard hazard insurance policies (which may be in the form of a blanket or forced placed hazard insurance policy). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement. The Mortgage Loans will not be guaranteed or insured by any government agency or other insurer; however, certain distributions to Securityholders may be guaranteed by a Financial Guaranty Insurer.

         All of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly ("monthly pay") or bi-weekly. The payment terms of the Mortgage Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus
Supplement:

                  (a) Interest may be payable at a Fixed Rate, or an Adjustable Rate (i.e., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for period of time and under certain circumstances is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). The specified rate of interest on a Mortgage Loan is its "Mortgage Rate." Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. If provided for in the Prospectus Supplement, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, and the amount of any difference may be contributed from
         (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") funded by the originator of the Mortgage Loan or another source (including the Servicer or the related Originator and the builder of the Mortgaged Property) and placed in a custodial account (the "Buydown Account") and
         (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time ("graduated payments") or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Mortgage Loans having graduated payment provisions may provide for deferred payment of a portion of the interest due monthly during a specified period, and recoup the deferred interest through negative amortization during such period whereby the difference between the interest paid during such period and the interest accrued during such period is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as "growing equity" mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for a period of time, or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection therewith. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property.

                  (e) Other Mortgage Loans may be assumable by persons meeting the then applicable Underwriting Guidelines of the Company.

         The Prospectus Supplement for each series of Securities or the Current Report on Form 8-K will contain certain information with respect to the Mortgage Loans (or a sample thereof) contained in the related Mortgage Pool; such information, insofar as it may relate to statistical information relating to such Mortgage Loans will be presented as of a date certain (the "Statistic Calculation Date") which may also be the related cut-off date (the "Cut-Off Date"). Such information will include to the extent applicable to the particular Mortgage Pool (in all cases as of the Statistic Calculation Date) (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans, (ii) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Property securing the Mortgage Loans (e.g., one-to-four-family houses, vacation and second homes or other real property), (iv) the original terms to stated maturity of the Mortgage Loans, (v) the weighted average remaining term to maturity of the Mortgage Loans and the range of the remaining terms to maturity; (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the weighted average Combined Loan-to-Value Ratio and the range of Combined Loan-to-Value Ratios of the Mortgage Loans at origination,
(viii) the weighted average Mortgage Rate or annual percentage rate (as determined under Regulation Z) (the "APR") and ranges of Mortgage Rates or APRs borne by the Mortgage Loans, (ix) in the case of Mortgage Loans having adjustable rates, the weighted average of the adjustable rates and indexes, if any; (x) the aggregate outstanding principal balance, if any, of Buy-Down Loans and Mortgage Loans having graduated payment provisions; (xi) the amount of any mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond to be maintained with respect to such Mortgage Pool; (xii) the amount of any standard hazard insurance required to be maintained with respect to each Mortgage Loan; (xiii) the amount, if any, and terms of any credit enhancement to be provided with respect to all or any Mortgage Loans or the Mortgage Pool; and
(xiv) the geographical distribution of the Mortgage Loans on a state-by-state basis. In addition, preliminary or more general information of the nature described above may be provided in the Prospectus Supplement, and specific or final information may be set forth in a Current Report on Form 8-K, together with the related Pooling and Servicing Agreement, which will be filed with the Securities and Exchange Commission and will be made available to holders of the related series of Securities within fifteen days after the initial issuance of such Securities, or, in the case of a series of Securities including a Forward Purchase Agreement, within fifteen days of the end of the related Funding Period.

         The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, determined by dividing (x) the sum of the original principal balance of such Mortgage Loan plus the then current principal balance of all mortgage loans secured by liens on the related Mortgaged Property having priorities senior to that of the lien which secures such Mortgage Loan, if any, by (y) the value of the related Mortgaged Property, based upon the appraisal or valuation made at the time of origination of the Mortgage Loan or, in the case where there is no senior lien to the Mortgage Loan and such Mortgage represents a purchase money instrument, the lesser of (a) the appraisal or valuation, or (b) the purchase price. If the Mortgagor will use the proceeds of the Mortgage Loan to refinance an existing Mortgage Loan which is being serviced directly or indirectly by the Servicer, the requirement of an appraisal or other valuation at the time the new Mortgage Loan is made may be waived.

         No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Properties) in a particular Mortgage Pool become equal to or greater than the value of such Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry. An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any additional liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Under such circumstances, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry.

         Certain Mortgage Loans may be secured by junior liens ("Junior Lien Loans") subordinate to the rights of the mortgagee under each related senior mortgage(s). The proceeds from any liquidation, insurance or condemnation of Mortgaged Properties relating to Junior Lien Loans in a Mortgage Pool will be available to satisfy the principal balance of such Junior Lien Loans only to the extent that the claims, if any, of all related senior mortgagees, including any related foreclosure costs, are satisfied in full. In addition, the Servicer may not foreclose on a Mortgaged Property relating to a Junior Lien Loan unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. Generally, in servicing Junior Lien Loans in its loan portfolios, it has been the Company's practice when acting as the Servicer to satisfy each senior mortgage at or prior to a foreclosure sale only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on the Mortgage Loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Foreclosure."

         Other factors affecting mortgagors' ability to repay Mortgage Loans include excessive building resulting in an oversupply of housing stock or a decrease in employment reducing the demand for units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness of the Mortgaged Properties. To the extent that losses on the Mortgage Loans are not covered by credit enhancements, such losses will be borne, at least in part, by the Securityholders of the related series.

         The Company will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related series. The Servicer will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Pooling and Servicing Agreement and will receive a fee for such services. A Master Servicer, if required by a Prospectus Supplement, will have the primary function of reviewing the Servicer's monthly servicing reports for any material inconsistencies, and secondarily, the Master Servicer will assume the Servicer's obligations in the event of a default by the Servicer. The Servicer or the Trust will be liable for fees and expenses of the Master Servicer. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to Mortgage Loans serviced through a Sub-Servicer, the Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Servicer alone were servicing such Mortgage Loans.

         The only obligations of the Company and the Originators with respect to a series of Securities will be related to servicing and/or providing (or, where the Company or an Originator acquired a Mortgage Loan from another originator, obtaining from such originator) certain representations and warranties concerning the Mortgage Loans and to assign to the Trustee for such series of Securities the Company's or Originator's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement." The obligations of the Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Originators as more fully described herein under "Mortgage Loan Program--Qualifications of Originators" and "The Pooling and Servicing Agreement") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Securities--Advances." The obligations of a Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement. The Master Servicer's contractual obligations for servicing the Mortgage Loans and making advances will consist primarily of acting as a back-up Servicer in the event of the removal of the Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Single Family Loans

         Single family loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first or junior liens on one- to four-family residential properties ("Single Family Loans"). The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two-to four-family dwelling units, townhouses, rowhouses, individual condominium units in condominium developments, individual units in planned unit developments, and certain mixed use and other dwelling units. Such Mortgage Properties may include owner-occupied (which includes vacation and second homes) and non-owner occupied investment properties.

         If so specified, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in low-or high-rise condominium developments together with such condominium units' appurtenant interests in the common elements of such condominium developments.

                               THE MORTGAGE POOLS

General

         Each Mortgage Pool will consist primarily of (i) conventional Mortgage Loans, minus any stripped portion of the interest payments due under the related Mortgage Note that may have been retained by any Originator ("Originator's Retained Yield"), or any other interest retained by the Company or any affiliate of the Company, evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust or other similar security instruments creating a lien on single-family (i.e., one- to four-family) residential properties, or
(ii) certificates of interest or participations in such Mortgage Notes. The Mortgaged Properties will consist primarily of owner-occupied attached or detached one-family dwelling units, two-to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other dwelling units, and the fee, leasehold or other interests in the underlying real property. The Mortgage Properties may include manufactured housing. The Mortgaged Properties may include vacation, second and non-owner occupied homes.

         Each Mortgage Loan will be selected by the Company for inclusion in a Mortgage Pool from among mortgage loans originated by the Company, one or more institutions affiliated with the Company, (such affiliated institutions, the "Affiliated Originators") or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the RTC and the FDIC (as defined herein) and other mortgage loan originators or sellers not affiliated with the Company (such unaffiliated institutions, the "Unaffiliated Originators" and, collectively with the Affiliated Originators and the Company, the "Originators"), all as described below under "Mortgage Loan Program." The characteristics of the Mortgage Loans will be described in the related Prospectus Supplement. Other mortgage loans available for acquisition by a Trust may have characteristics that would make them eligible for inclusion in a Mortgage Pool but may not be selected by the Company for inclusion in such Mortgage Pool.

         Each series of Securities will evidence interests in one or more Mortgage Pool(s) containing Mortgage Loans having an aggregate principal balance of not less than approximately $5,000,000 as of, unless otherwise specified in the applicable Prospectus Supplement, the related Cut-Off Date. Each Security will evidence an interest in only the related Mortgage Pool and corresponding Trust Estate, and not in any other Mortgage Pool or any other Trust Estate (except in those limited situations whereby certain collections on any Mortgage Loans in a related Mortgage Pool in excess of amounts needed to pay the related Securities may be deposited in a master reserve account or otherwise applied in a manner that provides credit enhancement for more than one series of Securities).

The Mortgage Pools

         Unless otherwise specified below, all of the Mortgage Loans in a Mortgage Pool will (i) have payments that are due monthly or bi-weekly, (ii) be secured by Mortgaged Properties located in any of the fifty states, the District of Columbia, Puerto Rico, any other Territories of the United States or in the United Kingdom and (iii) consist of one or more of the following types of mortgage loans:

                  (a) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of generally not more than 30 years;

                  (b) ARM Loans having original or modified terms to maturity of generally not more than 30 years with a related Mortgage Rate that adjusts periodically, at the intervals described in the related Prospectus Supplement (which may have adjustments in the amount of monthly payments at periodic intervals) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index (the "Index") to be specified in the related Prospectus Supplement, such as, by way of example: (i) U.S. Treasury securities of a specified constant maturity,
         (ii) weekly auction average investment yield of U.S. Treasury bills of specified maturities, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board or as quoted by one or more specified lending institutions, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, or (v) the interbank offered rates for U.S. dollar deposits in the London Markets, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the relevant Index and the related Prospectus Supplement or the related Current Report on Form 8-K will indicate the highest, lowest and weighted-average Note Margin with respect to the ARM Loans in the related Mortgage Pool. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan subsequent to the initial payment date;

                  (c) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of generally not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate that will be lower than the Mortgage Rate applicable to such mortgage loan in subsequent years. Deferred Interest, if any, will be added to the principal balance of such mortgage loans;

                  (d) Balloon mortgage loans ("Balloon Loans"), which are fixed-rate mortgage loans having original or modified terms to maturity of generally 5 to 15 years as described in the related Prospectus Supplement and that may have level monthly payments of principal and interest based generally on a 10 to

         30-year amortization schedule. The amount of the monthly payment may remain constant until the maturity date, upon which date the full outstanding principal balance on such Balloon Loan will be due and payable (such amount, the "Balloon Amount");

                  (e) Modified mortgage loans ("Modified Loans"), which are fixed or adjustable-rate mortgage loans providing for terms at the time of modification of generally not more than 30 years. Modified Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans; or

                  (f) Another type of mortgage loan described in the related Prospectus Supplement.

         If provided for in the related Prospectus Supplement, certain of the Mortgage Loans may be Buydown Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the Buydown Period will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) Buydown Funds funded by the Originator of the Mortgaged Property or another source (including the Servicer or the related Originator) and placed in the Buydown Account and (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds. See "Description of the Securities--Payments on Mortgage Loans; Deposits to Distribution Account." The terms of the Buydown Mortgage Loans, if such loans are included in a Trust, will be as set forth in the related Prospectus Supplement.

         The Company and/or certain Originators may make certain representations and warranties regarding the Mortgage Loans, but the Company's assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Securities--Assignment of Mortgage Loans." The Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Sub-Servicers and of Originators, as more fully described herein under "Mortgage Loan Program--Representations by Originators," "--Sub-Servicing by Originators" and "Description of the Securities--Assignment of Mortgage Loans," and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans and interest shortfalls due to prepayment of Mortgage Loans, in amounts described herein under "Description of the Securities--Advances"). The obligation of the Servicer to make delinquency advances will be limited to amounts which the Servicer believes ultimately will be reimbursable out of the proceeds of liquidation of the Mortgage Loans. The Master Servicer's obligations consist primarily of acting as a back-up Servicer in the event of the removal of the Servicer in accordance with the terms and conditions of the Pooling and Servicing Agreement. See "Mortgage Loan Program--Master Servicer." In the event that the Master Servicer assumes the role of Servicer, the Master Servicer will assume all of the obligations of the Servicer except for obligations to repurchase or substitute for Mortgage Loans which breach representations and warranties under the Pooling and Servicing Agreement. See "Description of the Securities--Advances."

                              MORTGAGE LOAN PROGRAM

         As a general matter, the Company's Mortgage Loan program will consist of the origination and packaging of Mortgage Loans relating to non-conforming credits. For purposes hereof, "non-conforming credit" means a mortgage loan which, based upon standard underwriting guidelines, is ineligible for purchase by FNMA due to credit characteristics that do not meet FNMA guidelines. However, certain of the Mortgage Loans will relate to FNMA conforming credits.

         The Mortgagors generally will have taken out the related Mortgage Loans for one of four reasons: (i) to purchase the related Mortgaged Property, (ii) to refinance an existing mortgage loan on more favorable terms, (iii) to consolidate debt, or (iv) to obtain cash proceeds by borrowing against the Mortgagor's equity in the related Mortgaged Property. The Mortgage Loans described in (i) are commonly referred to as purchase money loans and the Mortgage Loans described in (ii), (iii) and (iv) on the whole are commonly referred to as home equity loans.

Underwriting Guidelines

         As more fully described below under "Qualifications of Originators" and as may also be described in greater detail in the related Prospectus Supplement, there are various types of Originators that may participate in the Company's Mortgage Loan Program. Under the Company's Mortgage Loan Program, the Company purchases and originates Mortgage Loans pursuant to three types of underwriting guidelines: (1) standard underwriting guidelines according to the Company's Originator Guide, as modified from time to time, used by Affiliated Originators and Unaffiliated Originators ("Company's Guidelines"), (2) underwriting guidelines utilized by Participating Originators or Designated

Originators and approved by the Company ("Approved Guidelines"), and (3) underwriting guidelines ("Bulk Guidelines") used by Unaffiliated Originators of a portfolio of Mortgage Loans subsequently purchased in whole or part by the Company as a bulk acquisition ("Bulk Acquisition"). The respective underwriting guidelines are described below.

         Company's Guidelines. The Company's Guidelines are set forth in the Company's Guides. The Company's Guides are revised continuously based on opportunities and prevailing conditions in the nonconforming credit residential mortgage market, as well as the expected market for the resulting Securities.

         Substantially all loans originated or purchased by the Company are subjected to the Company's Guidelines. The underwriting process is intended to assess both the prospective borrower's ability to repay and equally, if not more important, the adequacy of the real property security. The fixed-rate and adjustable-rate loans are generally fully amortized over a ten, fifteen or thirty year schedule. To a limited extent, the Company will originate balloon loans which generally are based on a 30-year amortization schedule with a single payment of the remaining balance of the balloon loan generally 15 years after origination. Loan amounts range from a minimum of $12,000 to a maximum of $350,000, unless a higher amount is approved by the Company's loan committee. The properties securing the loans are primarily single family detached, owner occupied residences. Occasionally, loans are originated or acquired on one- to four-family residential properties, condominiums or townhouses. No mobile home, co-operative or land loans are currently originated or acquired.

         The decision of the Company to approve a loan is based upon a number of factors, including the appraised value of the property, the applicant's creditworthiness and the Company's perception of the applicant's ability to repay the loan. With respect to the value of the collateral, generally, loans secured by first mortgages are limited to a maximum of 75% combined loan-to-value ratio; however, the Company will originate loans with a combined loan-to-value ratio of up to 90%. Loans secured by second mortgages are limited to a maximum of 80% combined loan-to-value ratio. With respect to creditworthiness, the Company has established classifications with respect to the credit profiles of loans and subject properties based on certain of the applicant's characteristics. Each loan application is placed into one of the Company's four ratings ("A" through "D," with subratings within those categories), depending upon the following three primary factors: (i) an applicant's FICO score (a"FICO" score is a predictive performance measure developed by Fair, Isaac and Co., which the Company believes is an important quantitative tool for evaluating the creditworthiness of borrowers), (ii) combined loan-to-value ratios and (iii) debt-to-income ratios. Terms of loans made by the Company vary depending upon the classification of the application. Applications with lower classifications generally are subject to higher interest rates due to the increased risk inherent in the loan. A loan application must obtain the following thresholds with respect to each of the three primary factors to be included in the particular ratings shown below:

                                            "A"          "B"         "C"        "D"
                                            ---          ---         ---        ---
Minimum FICO Score                          659          585         511         0
Maximum of Loan-to-Value                     75%          73%         72%       65%
Maximum of Debt-to-Income Ratio              40%          49%         59%       65%

         While the Company primarily analyzes the three factors noted above, the Company also reviews other factors to determine whether an application will be subject to a higher interest rate than the interest rate applicable to the rating under which such application has initially been placed. These include factors such as an unsubstantiated employment history, a recent foreclosure proceeding, a number of recent delinquent payments on an existing mortgage, a recent bankruptcy filing, a non-owner occupied property or the presence of a senior mortgage or zoning restrictions on the subject property.

         Each loan applicant is required to provide personal financial information on a loan application and a statement of obligations. A credit report is obtained for each borrower at the time of application which confirms and reconciles amounts disclosed in the statement of obligations and which discloses the applicant's payment and credit history. Generally, the borrower is required to have an acceptable credit history given the amount of equity available, the strength of the employment history and income stability. Income, employment, and deed of trust status is verified for each applicant by telephone and/or written inquiry, examination of tax returns, pay check stubs, court supported documents or bank statements. Self-employed applicants provide personal and business financial statements. The Company rates a borrower's credit score, property value and debt ratio and then determines the interest rate to be charged.

         In general, with respect to Company originated Mortgage Loans, the value of each property proposed as security for a mortgage loan is required to be determined by a full appraisal conducted by a Company employee or, in the case of loans related to Mortgage Properties in the United Kingdom, by a certified appraiser or independent appraiser. After evaluation of a minimum of three neighborhood comparables, a Company appraiser will complete his appraisal with an inspection of the subject property and a meeting with the prospective borrower. The Company hires certified appraisers in those states which require such designation. Appraisers at the Company's headquarters, not third party fee appraisers, perform a review of the property appraisal on the following loan applications: (i) all properties with a market value above $150,000, (ii) all loans with a combined loan-to-value ratio of equal to or greater than 55% (62% in California), (iii) all loan applications prepared by a new retail branch office for the first 90 days of its existence, (iv) all income properties, and
(v) all properties with a value less than $100,000 and (v) approximately 10% of the loan applications not otherwise reviewed.

         In connection with prior securitizations of the Company's loans, independent appraisers have conducted appraisals of a sample of the subject properties that are the collateral for the securitized loans. The appraisals performed by the Company's appraisers have been within less than 2 % of the aggregate appraisal values on securitized loans to date as calculated by the independent appraisers.

         Certain laws protect loan applicants by offering them a timeframe after loan documents are signed, termed the rescission period, during which the applicant has the right to cancel the loan. The rescission period must have expired prior to funding a loan and may not be waived by the applicant except as permitted by law. The Company discourages waiving the rescission period but does permit such waivers with proper documentation.

         The Company's Guidelines generally require title insurance coverage issued by an approved American Land Title Association title insurance company (as defined below) on each loan the Company originates or purchases. The Company, the related Originator and their assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect the insured against loss if the title or lien position is not as indicated.

         The applicant is required to secure property insurance in an amount sufficient to cover the new loan and any prior mortgage. If the sum of the outstanding first mortgage, if any, and the related loan exceeds replacement value, insurance equal to replacement value may be accepted. The Company or its designee is required to ensure that its name and address is properly added to the "Mortgagee Clause" of the insurance policy. In the event the Company or the related Originator's name is added to a "Loss Payee Clause" and the policy does not provide for written notice of policy changes of cancellation, an endorsement adding such provision is required.

         Approved Guidelines. The Company may cause a Trust to acquire Mortgage Loans underwritten pursuant to underwriting guidelines that may differ from the Company's Guidelines. Certain of the Mortgage Loans will be acquired in negotiated transactions, and such negotiated transactions may be governed by agreements ("Master Commitments") relating to ongoing acquisitions of Mortgage Loans by the Company from Originators who will represent that the Mortgage Loans have been originated in accordance with underwriting guidelines agreed to by the Company; the Company will generally review or cause to be reviewed only a portion of the Mortgage Loans in any delivery of Mortgage Loans from the related Originator for conformity with the Approved Guidelines.

         The underwriting standards utilized in negotiated transactions and Master Commitments may vary substantially from the Company's Guidelines. The Approved Guidelines are designed to provide an underwriter with information to evaluate either the security for the related Mortgage Loan, which security consists primarily of the borrower's repayment ability, or the adequacy of the Mortgaged Property as collateral, or a combination of both. Due to the variety of Approved Guidelines and review procedures that may be applicable to the Mortgage Loans included in any Mortgage Pool, the related Prospectus Supplement will not distinguish among the various Approved Guidelines applicable to the Mortgage Loans nor describe any review for compliance with applicable Approved Guidelines performed by the Company. Moreover, there can be no assurance that every Mortgage Loan was originated in conformity with the applicable Approved Guidelines in all material respects, or that the quality or performance of Mortgage Loans underwritten pursuant to varying guidelines as described above will be equivalent under all circumstances. Notwithstanding the foregoing, in the case of a Designated Originator transaction or a Participating Originator transaction, the applicable underwriting guidelines may not be those pre-approved by the Company, as in the case of

Approved Guidelines, but may be those of the related Designated Originator or Participating Originator, and will be described in the related Prospectus Supplement.

         Bulk Guidelines. Bulk portfolios of Mortgage Loans may be originated by a variety of Originators under several different underwriting guidelines. Because bulk portfolios are generally seasoned for a period of time, the Company's underwriting review of bulk portfolios of Mortgage Loans focuses primarily on payment histories and estimated current values based on estimated property appreciation or depreciation and loan amortization. As a result, Mortgage Loans that conform to the related Bulk Guidelines may not conform to the requirements of the Company's Guidelines or any Approved Guidelines. For example, the Company may purchase Mortgage Loans in bulk acquisitions with Loan-to-Value Ratios in excess of 80%, without title insurance, or with nonconforming appraisal methods such as tax assessments. Bulk Acquisition portfolios may be purchased servicing released or retained. If servicing is retained, the Originator must meet certain minimum requirements, as modified from time to time, by the Company. The Company generally will cause the Mortgage Loans acquired in a Bulk Acquisition to be reviewed for the purpose of determining whether such Mortgage Loans were originated in accordance with the applicable Bulk Guidelines. Such underwriting may consist of a review of all such Mortgage Loans or may be performed on a sample basis. In addition, such reunderwriting may be performed by the Company or by a third party acting at the direction of the Company.

         Quality Control. The Company maintains a quality control department. All files originated by the Company are reviewed for the accuracy of certain data fields as well as for legal compliance of documentation prior to approval by the underwriting department. In addition each file originated by the Company is reviewed again by the quality control department prior to disbursement of loan funds. The Company performs a quality control review on all loans acquired from other Originators.

         The Company generally will cause Mortgage Loans acquired from Unaffiliated Originators to be reunderwritten for the purpose of determining whether such Mortgage Loans were originated in accordance with the loan submission underwriting guidelines. Such reunderwriting may consist of a review of all such Mortgage Loans or may be performed on a sample basis. Such reunderwriting may be performed by the Company or a third party acting at the direction of the Company.

Qualifications of Originators

         Each Originator from which a Mortgage Loan is acquired will have been accepted by the Company for participation in the Company's mortgage loan program. Unaffiliated Originators that enter into agreements to sell mortgage loans to the Company ("Master Commitments") and which meet the following qualifications are hereinafter referred to as "Participating Originators." As of the date of approval, each Participating Originator is generally required to have a specified minimum level of experience in originating conventional non-conforming mortgage loans. Furthermore, an Originator that will retain the servicing of the related Mortgage Loans will be required to have a Mortgage Loan servicing portfolio of a required amount and to have a specified minimal level of experience servicing comparable mortgage loans. An Unaffiliated Originator that would qualify as a "Participating Originator" is a "Designated Originator" if it meets certain additional requirements. Notwithstanding these requirements, however, there can be no assurance that any Originator presently meets such qualifications or will continue to meet such qualifications at the time of inclusion of mortgage loans sold by it in the Trust Estate for a series of Securities, or thereafter.

         The Company may waive or modify in an appropriate case any of the foregoing requirements for Participating Originators and Designated Originators. Unless otherwise described in the related Prospectus Supplement, the Company will make directly, or will guarantee compliance with, any representations and warranties made by any Unaffiliated Originator, other than a Designated Originator, with respect to the Mortgage Loans originated by it and acquired by a Trust; provided, however, that the Company will not directly make or guarantee compliance with such representations and warranties made by a Designated Originator. In the event of a breach of any such representation or warranty made by a Designated Originator the only remedies will lie against such Designated Originator.

         All Unaffiliated Originators are required to originate mortgage loans in accordance with the applicable underwriting standards. However, with respect to any Originator, some of the generally applicable underwriting standards described herein and in the Company's Guidelines may be modified or waived with respect to certain Mortgage Loans originated by such Originators.

         The Federal Deposit Insurance Corporation (the "FDIC") (either in its corporate capacity or as receiver or conservator for a depository institution) may also be an Originator of the Mortgage Loans. The FDIC is an independent executive agency originally established by the Banking Act of 1933 to insure the deposits of all banks entitled to federal deposit insurance under the Federal Reserve Act and Federal Deposit Insurance Act. The FDIC administers the system of nationwide deposit insurance (mutual guaranty of deposits) for United States Banks and together with the United States Comptroller of the Currency regulates in areas related to the maintenance of reserves for certain types of deposits, the maintenance of certain financial ratios, transactions with affiliates and a broad range of other banking practices.

         The Company monitors the Originators and the Sub-Servicers under the control of the FDIC, as well as those Originators and Sub-Servicers that are insolvent or in receivership or conservatorship or otherwise financially distressed. Such Originators may not be able or permitted to repurchase Mortgage Loans for which there has been a breach of representation and warranty. Moreover, any such Originator may make no representations and warranties with respect to Mortgage Loans sold by it. The FDIC (either in its corporate capacity or as receiver for a depository institution) may also originate Mortgage Loans, in which event neither the FDIC nor the depository institution for which the FDIC is acting as receiver may make representations and warranties with respect to the Mortgage Loans that the FDIC sells, or the FDIC may make only limited representations and warranties (for example, that the related legal documents are enforceable). The FDIC may have no obligation to repurchase any Mortgage Loan for a breach of a representation and warranty. If, as a result of a breach of representation and warranty, an Originator is required to repurchase a Mortgage Loan but is not permitted or otherwise fails to do so or if representations and warranties are not made by an Originator, to the extent that neither the Company nor any other entity has assumed the representations and warranties or made representations and warranties, neither the Company nor that entity will be required to repurchase such Mortgage Loan and, consequently such Mortgage Loan will remain in the related Mortgage Pool and any related losses will be borne by the Securityholders or by the related credit enhancement, if any. In addition, loans which are purchased either directly or indirectly from the FDIC may be subject to a contract right of the FDIC to repurchase such loans under certain limited circumstances.

         To the extent the Originator in a Designated Originator transaction fails to or is unable to repurchase any Mortgage Loan due to a breach of representation and warranty, neither the Company nor any other entity has assumed the representations and warranties and any related losses will be borne by the Securityholders or by the credit enhancement, if any.


Sub-Servicers

         Each Originator of a Mortgage Loan will act as Sub-Servicer for such Mortgage Loan pursuant to an agreement between the Servicer and the Sub-Servicer (a "Sub-Servicing Agreement") unless the servicing obligations are released to the Servicer or transferred to a servicer approved by the Servicer. An Affiliated Originator of a Mortgage Loan may act as the Sub-Servicer for such Mortgage Loan unless the other related servicing obligations are released or transferred. The Servicer may employ Sub-Servicers that neither originate mortgage loans nor originated the Mortgage Loans, such Sub-Servicers shall be referred to as "Contract Sub-Servicers."

         Unaffiliated Originators (except for Designated Originators and Participating Originators) will be required to release such servicing obligations to the Servicer. Designated Originators and Participating Originators may act as Sub-Servicers for such Mortgage Loans pursuant to a Sub-Servicing Agreement or may release such servicing obligations to the Servicer. An Unaffiliated Originator acting as a Sub-Servicer for the Mortgage Loans will be required to meet certain standards specified in the Prospectus Supplement with respect to its conventional Mortgage Loan servicing portfolio, GAAP tangible net worth, cash/warehouse line availability, mortgage servicing licensing status and other specified qualifications. Contract Sub-Servicers shall be required to satisfy standards similar to those for Unaffiliated Originators; however, the Servicer will be directly responsible to the Trusts for Servicing Mortgage Loans in compliance with the standards set forth in the Pooling and Servicing Agreement. The Servicer will be responsible for the compensation of any Contract Sub-Servicer and such compensation shall be inclusive in the Servicer's fees.

Representations by Originators

         Each Originator will generally make representations and warranties in respect of the Mortgage Loans sold by such Originator and evidenced by a series of Securities. Such representations and warranties generally include, among other things, that at the time of the sale by the Originator to the Company of each Mortgage Loan: (i) the information with respect to each Mortgage Loan set forth in the Schedules of Mortgage Loans is true and correct as of the related Cut-Off Date; (ii) each Mortgage Loan being transferred to the Trust which is a REMIC is a qualified mortgage under the REMIC provisions of the Code and is a Mortgage; (iii) each Mortgaged Property is improved by a single (one-to-four) family residential dwelling, which may include condominiums and townhouses; (iv) each Mortgage Loan had, at the time of origination, either an attorney's certification of title or a title search or title policy; (v) as of the related Cut-Off Date each Mortgage Loan is secured by a valid and subsisting lien of record on the Mortgaged Property having the priority indicated on the related Schedule of Mortgage Loans subject in all cases to exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan;
(vi) each Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by such Originator; and (vii) each Mortgage Loan was originated in accordance with law and is the valid, legal and binding obligation of the related Mortgagor.

         Unless otherwise described in the related Prospectus Supplement all of the representations and warranties of an Originator in respect of a Mortgage Loan will be made as of the date on which such Originator sells the Mortgage Loan to the Company; the date as of which such representations and warranties are made thus may be a date prior to the date of the issuance of the related series of Securities. A substantial period of time may elapse between the date as of which the representations and warranties are made and the later date of issuance of the related series of Securities. Accordingly, the Originator's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Originator to the Company, an event occurs that would give rise to such an obligation if the event had occurred prior to sale of the affected Mortgage Loan.

         The Company will assign to the Trustee for the benefit of the holders of the related series of Securities all of its right, title and interest in each agreement by which it acquires a Mortgage Loan from an Originator insofar as such agreement relates to the representations and warranties made by an Originator in respect of such Mortgage Loan and any remedies provided for breach of such representations and warranties. If an Originator cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders in such Mortgage Loan within a time period specified in the related Pooling and Servicing Agreement, such Originator and/or the Company will be obligated to purchase from the related Trust such Mortgage Loan at a price (the "Loan Purchase Price") set forth in the related Pooling and Servicing Agreement which Loan Purchase Price will be equal to the principal balance thereof as of the date of purchase plus one month's interest at the Mortgage Rate less the amount, expressed as a percentage per annum, payable in respect of master servicing compensation or sub-servicing compensation, as applicable, and the Originator's Retained Yield, if any, and certain miscellaneous administrative amounts, together with, without duplication, the aggregate amount of all delinquent interest, if any.

         As to any such Mortgage Loan required to be purchased by an Originator and/or the Company, as provided above, rather than repurchase the Mortgage Loan, the Servicer may, at its sole option, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the related Trust and cause the Company to substitute in its place another Mortgage Loan of like kind (a "Qualified Replacement Mortgage" as such term is defined in the related Pooling and Servicing Agreement); however, such substitution must be effected within 90 days of the date of the initial issuance of the Securities with respect to a Trust for which no REMIC election is to be made. With respect to a Trust for which a REMIC election is to be made, except as otherwise provided in the Prospectus Supplement relating to a series of Securities, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the Securities, and may not be made if such substitution would cause the Trust to not qualify as a REMIC or result in a prohibited transaction tax under the Code. Except as otherwise provided in the related Prospectus Supplement, any Qualified Replacement Mortgage generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be paid to the related Trust in the month of substitution for distribution to the Securityholders),
(ii) have a Mortgage Rate neither one percentage point less than nor one percentage point more than the Mortgage Rate of the Deleted Mortgage Loan as of the date of substitution, (iii) have a remaining term to maturity neither one year less than nor one year more than that of the Deleted Mortgage Loan, and
(iv) comply with all of the representations and warranties set forth in the related Pooling and Servicing Agreement as of the date of substitution. The related Pooling and Servicing Agreement may include additional requirements relating to ARM Loans or other specific types of Mortgage Loans or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the related Prospectus Supplement or Pooling and Servicing Agreement, an Originator will also have the option to substitute a replacement Mortgage Loan for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

         The Servicer will be required under the applicable Pooling and Servicing Agreement to enforce such purchase or substitution obligations for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment if it were the owner of such Mortgage Loan; provided, however, that this purchase or substitution obligation will in no event become an obligation of the Servicer in the event the Originator fails to honor such obligation. If the Originator fails to repurchase or substitute a loan and no breach of the Company's representations has occurred, the Originator's purchase or substitution obligation will in no event become an obligation of the Company.

In the case of a Designated Originator transaction where the Originator fails to repurchase or substitute a Mortgage Loan and neither the Company, nor any other entity has assumed the representations and warranties, such repurchase or substitute obligation of the Originator will in no event become an obligation of the Company. The foregoing will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by an Originator in its capacity as a seller of Mortgage Loans to the Company.

         Unless otherwise described in the related Prospectus Supplement, the Company will make directly, or will guarantee compliance with, any representations and warranties made by any Unaffiliated Originator with respect to the Mortgage Loans originated or purchased by it and acquired by a Trust; provided, however, that the Company will not directly make or guarantee compliance with such representations and warranties made by a Designated Originator. In the event of a breach of any such representation or warranty made by a Designated Originator the only remedies will lie against such Designated Originator.

         Notwithstanding the foregoing with respect to any Originator that requests the Servicer's consent to the transfer of sub-servicing rights relating to any Mortgage Loans to a successor servicer, the Servicer may release such Originator from liability, under its representations and warranties described above, upon the assumption by such successor servicer of the Originator's liability for such representations and warranties as of the date they were made. In that event, the Servicer's rights under the instrument by which such successor servicer assumes the Originator's liability will be assigned to the Trustee, and such successor servicer shall be deemed to be the "Originator" for purposes of the foregoing provisions.

Sub-Servicing by Originators

         Each Originator of a Mortgage Loan will act as the Sub-Servicer for such Mortgage Loan pursuant to a Sub-Servicing Agreement unless servicing is released to the Servicer or has been transferred to a servicer approved by the Servicer. The Servicer may, in turn, assign such subservicing to designated Sub-Servicers that will be qualified Originators and may include affiliates of the Company. While such a Sub-Servicing Agreement will be a contract solely between the Servicer and the Sub-Servicer, the Pooling and Servicing Agreement pursuant to which a series of Securities is issued will provide that, the Trustee, the Servicer or any Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

         With the approval of the Servicer, a Sub-Servicer generally may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and remittance of such collections to the Servicer; maintenance of hazard insurance and filing and settlement of claims thereunder, subject in certain cases to the right of the Servicer to approve in advance any such settlement; maintenance of escrow or impound accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspecting and managing of Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. A Sub-Servicer also may be obligated to make advances to the Servicer in respect of delinquent installments of principal and/or interest (net of any sub-servicing or other compensation) on Mortgage Loans, as described more fully under "Description of the Securities--Advances," and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors. A Sub-Servicer may also be obligated to pay to the Servicer any Compensating Interest with respect to the related Mortgage Loans. No assurance can be given that the Sub-Servicers will carry out their advance or payment obligations, if any, with respect to the Mortgage Loans. A Sub-Servicer may transfer its servicing obligations to another entity that has been approved for participation in the Company's loan purchase programs, but only with the approval of the Servicer.

         As compensation for its servicing duties, the Sub-Servicer may be entitled to a monthly servicing fee in a minimum amount set forth in the related Prospectus Supplement. The Sub-Servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties provided in the Mortgage Note or related instruments. The Sub-Servicer will be reimbursed by the Servicer for certain expenditures that it makes, generally to the same extent that the Servicer would be reimbursed under the applicable Pooling and Servicing Agreement from the loan proceeds. Unless specified in the related Prospectus Supplement and Pooling and Servicing Agreement, compensation for the services of the Sub-Servicer shall be paid by the Servicer as a general corporate obligation of the Servicer. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses; Originator's Retained Yield."

         Each Sub-Servicer will be required to agree to indemnify the Servicer for any liability or obligation sustained by the Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each

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

Sub-Servicer will be required to maintain a fidelity bond and an errors and omission policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Servicer.

         Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is terminated earlier by the Servicer or the Sub-Servicer or unless servicing is released to the Servicer. The Servicer generally may terminate a Sub-Servicing Agreement immediately upon the giving of notice upon certain stated events, including the violation of such Sub-Servicing Agreement by the Sub-Servicer, or upon thirty days' notice to the Sub-Servicer without cause upon payment of an amount equal to a specified termination fee calculated as a specified percentage of the aggregate outstanding principal balance of all mortgage loans, including the Mortgage Loans serviced by such Sub-Servicer pursuant to a Sub-Servicing Agreement and certain transfer fees.

         The Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement. Upon termination of a Sub-Servicing Agreement, the Servicer may act as servicer of the related Mortgage Loans or enter into one or more new Sub-Servicing Agreements. If the Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer that it replaces. If the Servicer enters into a new Sub-Servicing Agreement, each new Sub-Servicer either must be an Originator, meet the standards for becoming an Originator or have such servicing experience that is otherwise satisfactory to the Servicer. The Servicer may make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur and, in any event, if the new Sub-Servicer is an affiliate of the Servicer, the liability for such representations and warranties will not be assumed by such new Sub-Servicer. In the event of such an assumption, the Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or to a new Sub-Servicing Agreement may contain provisions different from those described above that are in effect in the original Sub-Servicing Agreements. However, the Pooling and Servicing Agreement for each Trust Estate will provide that any such amendment or new agreement may not be inconsistent with such Pooling and Servicing Agreement to the extent that it would materially and adversely affect the interests of the Securityholders.

Master Servicer

         A Master Servicer may be specified in the related Prospectus Supplement for the related series of Securities. Customary servicing functions with respect to Mortgage Loans constituting the Mortgage Pool in the Trust Estate will be provided by the Servicer directly or through one or more Sub-Servicers subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Mortgage Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicer of its servicing responsibilities under the Pooling and Servicing Agreement with the Master Servicer, (ii) maintain a current data base with the payment histories of each Mortgagor, (iii) review monthly servicing reports and data relating to the Mortgage Pool for discrepancies and errors, and (iv) act as back-up Servicer during the term of the transaction unless the Servicer is terminated or resigns in such case the Master Servicer shall assume the obligations of the Servicer.

         The Master Servicer will be a party to the Pooling and Servicing Agreement for any Series for which Mortgage Loans comprise the Trust Estate. The Master Servicer generally will be required to be a FNMA- or FHLMC-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. The Master Servicer will be compensated for the performance of its services and duties under each Pooling and Servicing Agreement as specified in the related Prospectus Supplement.

                          DESCRIPTION OF THE SECURITIES

General

         The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Pooling and Servicing Agreement. The following summaries (together with additional summaries under "The Pooling and Servicing Agreement" below) describe all material terms and provisions relating to the Securities common to each Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for the related Trust and to the related Prospectus Supplement.

         The Securities will consist of two basic types: (i) Securities of the fixed-income type ("Fixed-Income Securities") and (ii) Securities of the equity participation type ("Equity Securities"). No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Fixed-Income Securities generally will be styled as Debt Instruments, having a principal balance and a specified interest rate ("Interest Rate").

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

Fixed-Income Securities may be either beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans. Each series or class of Fixed-Income Securities may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or class of Fixed-Income Securities, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

         A series may include one or more classes of Fixed-Income Securities ("Strip Securities") entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include two or more classes of Fixed-Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related Mortgage Pool, which series may include one or more classes of Fixed-Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal principal balance in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined and in the manner described in the related Prospectus Supplement.

         If so provided in the related Prospectus Supplement, a series of Securities may include one or more classes of Fixed-Income Securities (collectively, the "Senior Securities") that are senior to one or more classes of Fixed-Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Mortgage Loans. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

         Equity Securities will represent the right to receive the proceeds of the related Trust Estate after all required payments have been made to the Securityholders of the related Fixed-Income Securities (both Senior Securities and Subordinate Securities), and following any required deposits to any reserve account that may be established for the benefit of the Fixed-Income Securities. Equity Securities may constitute what are commonly referred to as the "residual interest," "seller's interest" or the "general partnership interest," depending upon the treatment of the related Trust for federal income tax purposes. As distinguished from the Fixed-Income Securities, the Equity Securities will not be styled as having principal and interest components. Any losses suffered by the related Trust first will be absorbed by the related class of Equity Securities, as described herein and in the related Prospectus Supplement.

         No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Equity Securities may be offered on a private placement basis or pursuant to a separate Registration Statement to be filed by the Company. In addition, the Company and its affiliates may initially or permanently hold any Equity Securities issued by any Trust.

General Payment Terms of Securities

         As provided in the related Pooling and Servicing Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on specified dates ("Payment Dates"). Payment Dates with respect to Fixed-Income Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

         The related Prospectus Supplement will describe a date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. Unless otherwise described in the related Prospectus Supplement, the Payment Date will be the twentieth day of each month (or, in the case of quarterly-pay Securities, the twentieth day of every third month; and in the case of semi-annually-pay Securities, the twentieth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month which precedes such Payment Date.

         The related Prospectus Supplement and Pooling and Servicing Agreement will describe the periods (each, a "Remittance Period" or "Due Period") antecedent to each Payment Date (for example, in the case of monthly-pay Securities, the calendar month (or the 30 days) preceding the month in which a Payment Date occurs or such other specified period). Unless otherwise provided in the related Prospectus Supplement, collections received on or with respect to the related Mortgage Loans during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date, and will be used to distribute payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used

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

to distribute payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to distribute payments of principal to Securityholders.

         The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

         Neither the Securities nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality or the Company, the Servicer, any Sub-Servicer, any Master Servicer, any Originator or any of their affiliates; provided, however, that certain distributions to Securityholders may be guaranteed by a Financial Guaranty Insurer.

         Unless otherwise specified in the Prospectus Supplement with respect to a series, Securities of each series covered by a particular Pooling and Servicing Agreement will evidence specified beneficial ownership interest in a separate Trust Estate created pursuant to such Pooling and Servicing Agreement. A Trust Estate will consist of, to the extent provided in the Pooling and Servicing Agreement: (i) a pool of Mortgage Loans (and the related mortgage documents) or certificates of interest or participations therein underlying a particular series of Securities as from time to time are subject to the Pooling and Servicing Agreement, exclusive of, if specified in the related Prospectus Supplement, any Originator's Retained Yield or other interest retained by the related Originator, the Company or any of its affiliates with respect to each such Mortgage Loan; (ii) certain other assets including, without limitation, all payments due on the Mortgage Loans after the related Cut-Off Date, as from time to time are identified as deposited in respect thereof in the Principal and Interest Account and in the related Distribution Account; (iii) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure;
(iv) hazard insurance policies and primary insurance policies, if any, and certain proceeds thereof; and (v) any combination, as specified in the related Prospectus Supplement, of a letter of credit, financial guaranty insurance policy, purchase obligation, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of credit enhancement as described under "Description of Credit Enhancement." To the extent that any Trust Estate includes certificates of interest or participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

Form of Securities

         If so specified in the related Prospectus Supplement, the Securities of each series will be issued as physical certificates ("Physical Certificates") in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferable and exchangeable at the corporate trust office of the registrar of the Securities (the "Security Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         If so specified in the related Prospectus Supplement, specified classes of a series of Securities will be issued in uncertificated book-entry form ("Book-Entry Securities"), and will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

         Under a book-entry format, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions of principal of and interest on the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward such payments to Indirect Participants or Securityholders. Unless and until Physical Securities are issued, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Securityholders under the Pooling and Servicing Agreement. The beneficial holders of such Securities will only be permitted to exercise the rights of Securityholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to their Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the rules provide a mechanism by which Securityholders will receive distributions and will be able to transfer their interests.

         Unless and until Physical Certificates are issued, Securityholders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a Physical Certificate for such Securities.

         DTC in general advises that it will take any action permitted to be taken by a Securityholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the related Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

         Any Securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Securityholders or their nominees ("Physical Securities"), rather than to DTC or its nominee only under the events specified in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Pooling and Servicing Agreement and the Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Physical Certificates. Upon surrender by DTC of the securities representing the Securities and instruction for reregistration, the Trustee will issue the Securities in the form of Physical Certificates, and thereafter the Trustee will recognize the holders of such Physical Certificates as Securityholders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. The final distribution of any Security (whether Physical Certificates or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Payment Date at such office or agency as is specified in the notice of final payment to Securityholders.

Assignment of Mortgage Loans

         At the time of issuance of a series of Securities, the Company will cause the Mortgage Loans being included in the related Trust Estate to be assigned to the Trustee together with all principal and interest due on or after the Cut-Off Date with respect to such Mortgage Loan, other than principal and interest due before the Cut-Off Date. If specified in the related Prospectus Supplement, the Company or any of its affiliates may retain the Originator's Retained Yield, if any, for itself or transfer the same to others. The Trustee will, concurrently with such assignment, deliver a series of Securities to the Company in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan as of the Cut-Off Date, as well as information regarding the Mortgage Rate, the currently scheduled monthly payment of principal and interest and the maturity of the Mortgage Note.

         In connection with the transfer of the Mortgage Loans to the Trustee, the Originators will be required to deliver to the Company, who in turn will deliver to the Trustee, a file consisting of (i) the original Notes or certified copies thereof, endorsed by the Originator thereof in blank or to the order of the holder, (ii) originals of all intervening assignments, showing a complete chain of title from origination to the applicable Originators, if any, including warehousing assignments, with evidence of recording thereon, (iii) originals of all assumption and modification agreements, if any, and, unless such Mortgage Loan is covered by a counsel's opinion as described in the next paragraph, (iv) either: (a) the original Mortgage, with evidence of recording thereon, (b) a true and accurate copy of the Mortgage where the original has been transmitted for recording, until such time as the original is returned by the public recording office or (c) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost. The Trustee will agree, for the benefit of the Securityholders, to review each such file within 90 days after the execution and delivery of the applicable Pooling and Servicing Agreement to ascertain that all required documents (or certified copies of documents) have been executed and received.

         The Originators are additionally required to cause to be prepared and submitted for recording, within 75 business days of the execution and delivery of the applicable Pooling and Servicing Agreement (or, if original recording information is unavailable, within such later period as is permitted by the Pooling and Servicing Agreement) assignments of the Mortgages from the Originators to the Trustee, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Originators, to the Trustee; provided, however, that if the Originators furnish to the Trustee an opinion of counsel to the effect that no such recording is necessary to perfect the Trustee's interests in the Mortgages with respect to one or more jurisdictions, then such recording will not be required with respect to such jurisdictions.

         If the Sub-Servicer or Originator does not cure an omission or defect in a required document within 60 days after notice is given to the Servicer, the Sub-Servicer or Originator, as the case may be, will be obligated to purchase on the next succeeding Remittance Date the related Mortgage Loan from the Trustee at its Loan Purchase Price (or, if specified in the related Prospectus Supplement, will be permitted to substitute for such Mortgage Loan under the conditions specified in the related Prospectus Supplement). The Servicer will be obligated to enforce this obligation of the Sub-Servicer or Originator, as the case may be, to the extent described above under "Mortgage Loan Program--Representations by Originators." Neither the Servicer, the Master Servicer nor the Company will, however, be obligated to purchase or substitute for such Mortgage Loan if the Sub-Servicer or Originator, as the case may be, defaults on its obligation to do so, and there can be no assurance that a Sub-Servicer or Originator, as the case may be, will carry out any such obligation. Such purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

         The Trustee will be authorized at any time to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Securities will be set forth in the related Prospectus Supplement.

         Pursuant to each Pooling and Servicing Agreement, the Servicer, either directly or through Sub-Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

Forward Commitments; Pre-Funding

         A Trust may enter into a Forward Purchase Agreement with the Company whereby the Company will agree to transfer Subsequent Mortgage Loans to such Trust following the date on which such Trust is established and the related Securities are issued. All Subsequent Mortgage Loans transferred to the Trust pursuant to a Forward Purchase

Agreement will be originated by the Company or an Originator. The Trust may enter into Forward Purchase Agreements to permit the acquisition of Subsequent Mortgage Loans that could not be delivered by the Company or have not formally completed the origination process, in each case prior to the date on which the Securities are delivered to the Securityholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Subsequent Mortgage Loans so transferred to a Trust conform to the requirements specified in such Forward Purchase Agreement. If a Forward Purchase Agreement is to be utilized the related Trustee will be required to deposit in the Pre-Funding Account all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related series; the Subsequent Mortgage Loans will be transferred to the related Trust in exchange for money released to the Company from the related Pre-Funding Account in one or more transfers. The maximum amount of money deposited in the Pre-Funding Account to acquire Subsequent Mortgage Loans for transfer to the Trust will not exceed 25% of the aggregate principal amount of the Securities offered pursuant to the related Prospectus Supplement. Each Forward Purchase Agreement will set a specified period during which any such transfers must occur, which such period shall not exceed 90 days from the date such Trust was established. The Forward Purchase Agreement or the related Pooling and Servicing Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement. See "Risk Factors" herein and in the related Prospectus Supplement. All moneys on deposit in the Pre-Funding Account will be invested in one or more Permitted Investments with all earnings thereon available to make interest payments on the Securities.

         Each additional Mortgage Loan will be of a type specified herein, will be originated or underwritten in accordance with the Company's guidelines discussed under "Mortgage Loan Program -- Underwriting Guidelines" and will satisfy any additional eligibility criteria specified in the related Prospectus Supplement. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any credit enhancement provider for the related series) prior to the issuance of such series to ensure that such additional Mortgage Loans will not cause the aggregate characteristics of the related Mortgage Pool to vary materially from those of the initial Mortgage Pool, or that any such variation is within parameters that were taken into account at the time the initial ratings were assigned to the Securities of the related series. The Company will be required to certify that all conditions precedent to the transfer of such additional Mortgage Loans, including the satisfaction of specific eligibility criteria, have been satisfied. It will be a condition to the transfer of any additional Mortgage Loans by the Company for inclusion in the related Mortgage Pool that each Rating Agency, after receiving prior notice of any such proposed transfer, shall not have advised the Company or the Trustee or any credit enhancement provider for the series that the conveyance of such additional Mortgage Loans will result in a qualification, modification or withdrawal of its then current rating of the related Securities. The inclusion of additional Mortgage Loans in a Mortgage Pool for a series of Securities may affect, in some instances adversely, the performance of the related Securities, even if the aggregate characteristics of such Mortgage Pool do not vary as a result of the inclusion of such additional Mortgage Loans. The Company will provide a schedule of such additional Mortgage Loans or tabular information on such additional Mortgage Loans similar to that included in the related Prospectus Supplement in the Detailed Description filed under cover of a Current Report on Form 8-K within 15 days of the end of the Funding Period.

         The ability of any Trust to invest in additional Mortgage Loans during the related Funding Period and, in the case of a series of Securities, any revolving period, will be dependent upon the ability of the Company to acquire Mortgage Loans that satisfy the prerequisites to transfer for inclusion in the related Mortgage Pool specified in the related Prospectus Supplement. The ability of the Company to acquire such Mortgage Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

Payments on Mortgage Loans; Deposits to Distribution Account

         Each Sub-Servicer servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement will establish and maintain an account (the "Sub-Servicing Account") which generally meets the requirements set forth in the Company's Guidelines from time to time, and is otherwise acceptable to the Servicer. A Sub-Servicing Account will generally be a lock box account established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by the National Credit Union Share Insurance Fund or the FDIC, provided that any such depository institution must meet certain minimum rating criteria set forth in the Company's Guidelines. Except as otherwise permitted by the applicable Rating Agencies, a Sub-Servicing Account must be segregated and may not be established as a general ledger account.

         A Sub-Servicer is required to deposit into its Sub-Servicing Account within one day of receipt all amounts described above under "Mortgage Loan Program--Sub-Servicing by Originators" that are received by it in respect of the Mortgage Loans, less its servicing fee or other compensation. On a daily basis or on or before the date specified in the Sub-Servicing Agreement (which date may be no later than the business day prior to the Determination Date referred to below or, if such day is not a business day, the preceding business day), the Sub-Servicer must remit or cause to be remitted to the Servicer or the Trustee all funds held in the Sub-Servicing Account with respect to Mortgage Loans that are required to be so remitted. A Sub-Servicer may also be required to make Servicing Advances, and Delinquency Advances and to pay Compensating Interest as set forth in the related Sub-Servicing Agreement.

         The Servicer will deposit or will cause to be deposited into the Principal and Interest Account on a daily basis certain payments and collections received by it subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date), as specifically set forth in the related Pooling and Servicing Agreement, which generally will include the following except as otherwise provided therein:

         (i) all payments on account of principal, including principal payments received in advance of the date on which the related monthly payment is due (the "Due Date") ("Principal Prepayments"), on the Mortgage Loans comprising a Trust Estate;

         (ii) all payments on account of interest on the Mortgage Loans comprising such Trust Estate, net of the portion of each payment thereof retained by the Servicer and the Sub-Servicer, if any, as their servicing fee or other compensation;

         (iii) all amounts (net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed advances made, by the Servicer or the related Sub-Servicer) received and retained, if any, in connection with the liquidation of any defaulted Mortgage Loan, by foreclosure, deed in lieu of foreclosure or otherwise ("Liquidation Proceeds"), including all proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, financial guaranty insurance policy and any title, hazard or other insurance policy covering any Mortgage Loan in such Mortgage Pool (together with any payments under any letter of credit, "Insurance Proceeds") or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable Prospectus Supplement, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures (such amounts, net of related unreimbursed expenses and advances of the Servicer, "Net Liquidation Proceeds");

         (iv) any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Securityholders, as described below;

         (v) all proceeds of any Mortgage Loan in such Trust Estate purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Servicer, the Company, the Master Servicer, any Sub-Servicer or Originator or any other person pursuant to the terms of the Pooling and Servicing Agreement. See "Mortgage Loan Program--Representations by Originators," "--Assignment of Mortgage Loans" above; and

         (vi) any amounts required to be transferred from the Distribution Account (as defined below) to the Principal and Interest Account.

         In addition to the Principal and Interest Account, the Servicer shall cause to be established and the Trustee will maintain, at the corporate trust office of the Trustee, in the name of the Trust for the benefit of the holders of each series of Securities, an account for the disbursement of payments on the Mortgage Loans evidenced by each series of Securities (the "Distribution Account"). Both the Principal and Interest Account and the Distribution Account must be (x) maintained with a depository institution whose debt obligations at the time of any deposit therein meet certain rating criteria, and (y) (i) an account or accounts the deposits in which are fully insured to the limits established by the FDIC, (ii) an account maintained at a federal savings and loan or state banking institution, (iii) an account maintained at a principal subsidiary of a bank holding company, (iv) an account maintained at a national banking association, or (v) such other account or accounts acceptable to the Rating Agency or Agencies that rated one or more classes of Securities of such series (an "Eligible Account"). The collateral that is eligible to secure amounts in an Eligible Account is limited to certain permitted investments ("Permitted Investments"). Permitted Investments include direct general obligations of the United States or the obligations of any agency or instrumentality of the United States that are fully guaranteed, Federal Funds, certificates of deposit, time and demand deposits of any bank meeting certain short term rating requirements described in a Pooling and Servicing Agreement, certain investment agreements approved by the Financial

Guaranty Insurer, and commercial paper and no load mutual funds meeting certain rating requirements described in a Pooling and Servicing Agreement. A Distribution Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described below. The Principal and Interest Account may contain funds relating to more than one series of Securities as well as payments received on other mortgage loans serviced or master serviced by the Servicer that have been deposited into the Principal and Interest Account. The Servicer will be entitled to any interest or other income or gain realized with respect to the funds on deposit in the Principal and Interest Accounts.

         Unless otherwise specified in the related Prospectus Supplement and Pooling and Servicing Agreement, not later than the third day preceding each Payment Date (the "Remittance Date"), the Servicer will withdraw from the Principal and Interest Account and remit to the Trustee for deposit into the applicable Distribution Account, in immediately available funds, the amount to be distributed therefrom to Securityholders on such Payment Date. The Servicer will remit to the Trustee for deposit into the Distribution Account the amount of any advances made by the Servicer as described herein under "Advances," any amounts required to be paid by the Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Servicer to cover hazard losses on the Mortgage Loans as described under "Hazard Insurance; Claims Thereunder" below and any other amounts as specifically set forth in the related Pooling and Servicing Agreement. The Trustee will cause all payments under any credit enhancement such as a financial guaranty insurance policy or a letter of credit to be deposited in the Distribution Account prior to the close of business on the business day next preceding each Payment Date.

         The portion of any payment received by the Servicer in respect of a Mortgage Loan that is allocable to the Originator's Retained Yield generally will be deposited into the Principal and Interest Account but will not be deposited in the Distribution Account for the related series of Securities.

         Funds on deposit in the Principal and Interest Account attributable to Mortgage Loans underlying a series of Securities may be invested in Permitted Investments maturing in general not later than the business day preceding the next Payment Date. All income and gain realized from any such investment will generally be for the account of the Servicer. Funds on deposit in the related Distribution Account may be invested in Permitted Investments maturing, in general, no later than the Payment Date.

         With respect to each Buydown Mortgage Loan, the Sub-Servicer will deposit the related Buydown Funds provided to it in a Buydown Account that will comply with the requirements set forth herein with respect to a Sub-Servicing Account. The terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate as set forth in the Company's Guidelines from time to time, will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Servicer nor the Company will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the related Originator or the related Sub-Servicer, distributions to Securityholders may be affected. With respect to each Buydown Mortgage Loan, the Sub-Servicer will withdraw from the Buydown Account and remit to the Servicer on or before the date specified in the Sub-Servicing Agreement described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan.

         If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Sub-Servicer will withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a Mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Mortgage Loan, the Sub-Servicer will generally be required to withdraw from the Buydown Account and remit to the Servicer the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under certain Mortgage Loan programs. Any Buydown Funds so remitted to the Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each

Buydown Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Servicer, the Primary Insurer, the insurer under the mortgage pool insurance policy (the "Pool Insurer") or any other insurer), the Sub-Servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and remit the same to the Servicer or, if instructed by the Servicer, pay the same to the Primary Insurer or the Pool Insurer, as the case may be, if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

Withdrawals from the Principal and Interest Account

         The Servicer may, from time to time, make withdrawals from the Principal and Interest Account for certain purposes, as specifically set forth in the related Pooling and Servicing Agreement, which generally will include the following except as otherwise provided therein:

         (i) to effect the timely remittance to the Trustee for deposit to the Distribution Account in the amounts and in the manner provided in the Pooling and Servicing Agreement and described in "--Payments on Mortgage Loans; Deposits to Distribution Account" above;

         (ii) to reimburse itself or any Sub-Servicer for Delinquency Advances or Servicing Advances as to any Mortgaged Property, out of late payments or collections on the related Mortgage Loan with respect to which such Delinquency Advances or Servicing Advances were made;

         (iii) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

         (iv) to pay the Company or its assignee all amounts allocable to the Originator's Retained Yield out of collections or payments which represent interest on each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property was acquired);

         (v) to withdraw amounts that have been deposited in the Principal and Interest Account in error; and

         (vi) to clear and terminate the Principal and Interest Account in connection with the termination of the Trust Estate pursuant to the Pooling and Servicing Agreement, as described in "The Pooling and Servicing Agreement--Termination, Retirement of Securities."

Distributions

         Beginning on the Payment Date in the month following the month (or, in the case of quarterly-pay Securities, the third month following such month and each third month thereafter or, in the case of semi-annually-pay Securities, the sixth month following such month and each sixth month thereafter) in which the Cut-Off Date occurs (or such other date as may be set forth in the related Prospectus Supplement) for a series of Securities, distributions of principal and interest (or, where applicable, of principal only or interest only) on each class of Securities entitled thereto will be made either by the Trustee or a paying agent appointed by the Trustee (the "Paying Agent"), to the persons who are registered as the Securityholders of such Securities at the close of business as of the last day of the preceding month (the "Record Date") in proportion to their respective Percentage Interests. Interest that accrues and is not payable on a class of Securities will generally be added to the principal balance of each Security of such class in proportion to its Percentage Interest. The undivided percentage interest (the "Percentage Interest") represented by a Security of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Security by the aggregate initial amount or notional balance of all the Securities of such class. Distributions will be made in immediately available funds (by wire transfer or otherwise) to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or the Paying Agent, as the case may be, and the applicable Pooling and Servicing Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (other than any Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee specified in the notice to Securityholders of such final distribution.

Principal and Interest on the Securities

         The method of determining, and the amount of, distributions of principal and interest (or, where applicable, of principal only or interest only) on a particular series of Securities will be described in the related Prospectus Supplement. Each class of Securities (other than certain classes of Strip Securities) may bear interest at a different interest rate (the "Pass-Through Rate"), which may be a fixed or adjustable Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each class, or in the case of an adjustable Pass-Through Rate, the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Interest on the Securities generally will be calculated either on the basis of a 360-day year consisting of twelve 30-day months or, in the case of certain Securities bearing an adjustable Pass-Through Rate, on the basis of the actual number of days elapsed in the period for which interest is being paid, divided by 360.

         On each Payment Date for a series of Securities, the Trustee will distribute or cause the Paying Agent to distribute, as the case may be, to each holder of record on the Record Date of a class of Securities, an amount equal to the Percentage Interest represented by the Security held by such holder multiplied by such class' Distribution Amount. The Distribution Amount for a class of Securities for any Payment Date will be the portion, if any, of the Principal Distribution Amount (as defined in the related Prospectus Supplement) allocable to such class for such Payment Date, as described in the related Prospectus Supplement, plus, if such class is entitled to payments of interest on such Payment Date, the interest accrued at the applicable Pass-Through Rate on the principal balance or notional amount of such class, as specified in the applicable Prospectus Supplement, less the amount of any Deferred Interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of one or more classes of Securities on the related Due Date, allocable to Securityholders which are not covered by advances or the applicable credit enhancement, in each case in such amount that is allocated to such class on the basis set forth in the Prospectus Supplement.

         As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

         In the case of a series of Securities that includes two or more classes of Securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Securities or Subordinate Securities) of each such class shall be as provided in the related Prospectus Supplement. Distributions in respect of principal of any class of Securities will be made on a pro rata basis among all of the Securities of such class.

         Except as otherwise provided in the related Pooling and Servicing Agreement, on or prior to the 15th day (or if such day is not a business day, the next succeeding business day or such other date specified in the Pooling and Servicing Agreement) of the month of distribution (the "Determination Date"), the Servicer will provide the Trustee, (and the Master Servicer and Credit Enhancer, if any) with a monthly servicing report. Except as otherwise provided in the related Pooling and Servicing Agreement, on or prior to one business day after the related Remittance Date (or such earlier or later day as shall be agreed by a Financial Guaranty Insurer, if applicable, and Trustee) of the month of distribution, the Trustee will use the monthly servicing report to determine the amounts of principal and interest which will be passed through to Securityholders on the immediately succeeding Payment Date. If the amount in the Principal and Interest Account is insufficient to cover the amount to be passed through to Securityholders, no later than 12:00 noon New York City time on the second business day preceding a Payment Date, the Trustee will notify a Financial Guaranty Insurer or any other person required to be notified pursuant to the related Pooling and Servicing Agreement.

Advances

         Unless otherwise specified in the related Prospectus Supplement, the Servicer is required, not later than each Remittance Date, to deposit into the Principal and Interest Account an amount equal to the sum of the scheduled interest and principal payments (net of the Servicing Fees and certain administrative amounts) due, but not collected, with respect to delinquent Mortgage Loans during the prior Remittance Period, but only if, in its good faith business judgment, the Servicer believes that such amount will ultimately be recovered from the related Mortgage Loan. Such amounts are "Delinquency Advances." The Servicer will be permitted to fund its payment of Delinquency Advances on any Remittance Date from collections on any Mortgage Loan deposited to the Principal and Interest Account subsequent to the related Remittance Period and will be required to deposit into the Principal and Interest Account with respect thereto (i) collections from the Mortgagor whose delinquency gave rise to the shortfall which resulted in such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto.

         A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due.

         Generally, on or prior to each Remittance Date, the Servicer will be required to deposit in the Principal and Interest Account with respect to any full prepayment received on a Mortgage Loan during the related Remittance Period out of its own funds without any right of reimbursement therefor, an amount equal to the difference between (x) 30 days' interest at the Mortgage Loan's Mortgage Rate (less the Servicing Fee and certain miscellaneous administrative amounts) on the loan balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) to the extent not previously advanced, the interest (less the Servicing Fee and certain miscellaneous administrative amounts) paid by the Mortgagor with respect to the Mortgage Loan during such Remittance Period (any such amount paid by the Servicer, "Compensating Interest"). The Servicer shall in no event be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Servicer with respect to all Mortgage Loans for such Remittance Period.

         The Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, but only to the extent that the Servicer reasonably believes that such amounts will increase Net Liquidation Proceeds on the related Mortgage Loan. Each such amount so paid will constitute a "Servicing Advance." The Servicer may recover Servicing Advances to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from liquidation proceeds realized upon the liquidation of the related Mortgage Loan. In no case may the Servicer recover Servicing Advances from the principal and interest payments on any Mortgage Loan or from any amounts relating to any other Mortgage Loan.

         Notwithstanding the foregoing, if the Servicer exercises its option, if any, to purchase the assets of a Trust Estate as described under "The Pooling and Servicing Agreement--Termination; Retirement of Securities" below, the Servicer will be deemed to have been reimbursed for all related advances previously made by it and not theretofore reimbursed to it. The Servicer's obligation to make advances may be supported by credit enhancement as described in the related Pooling and Servicing Agreement. In the event that the provider of such support is downgraded by a Rating Agency rating the related Securities or if the collateral supporting such obligation is not performing or is removed pursuant to the terms of any agreement described in the related Prospectus Supplement, the Securities may also be downgraded.

Reports to Securityholders

         With each distribution to Securityholders of a particular class the Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust setting forth the information specifically described in the related Pooling and Servicing Agreement, which generally will include the following as applicable except as otherwise provided therein:

         (i) the amount of the distribution with respect to each class of Securities;

         (ii) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any prepayments or other recoveries of principal included therein;

         (iii) the amount of such distribution allocable to interest;

         (iv) the aggregate unpaid Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Payment Date;

         (v) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Payment Date;

         (vi) the amount of coverage under any letter of credit, mortgage pool insurance policy or other form of credit enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

         (vii) information furnished by the Company pursuant to section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist Securityholders in computing their market discount;

         (viii) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution; and

         (ix) a number with respect to each class (the "Pool Factor") computed by dividing the principal balance of all certificates in such class (after giving effect to any distribution of principal to be made on such Payment Date) by the original principal balance of certificates of such class on the Closing Date.

         Items (i) through (iii) above shall, with respect to each class of Securities, be presented on the basis of a certificate having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which Securities are outstanding, the Trustee shall furnish a report to each Securityholder of record at any time during each calendar year as to the aggregate amounts reported pursuant to (i), (ii) and (iii) with respect to the Securities for such calendar year. If a class of Securities are in book-entry form, DTC will supply such reports to the Securityholders in accordance with its procedures.

         In addition, on each Payment Date the Trustee will forward or cause to be forwarded additional information, as of the close of business on the last day of the prior calendar month, as more specifically described in the related Pooling and Servicing Agreement, which generally will include the following as applicable except as otherwise provided therein:

                  (i) the total number of Mortgage Loans and the aggregate principal balances thereof, together with the number, percentage and aggregate principal balances of Mortgage Loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

                  (ii) the number, percentage, aggregate Mortgage Loan balances and status of all Mortgage Loans in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

                  (iii) the number, percentage and aggregate Mortgage Loan balances of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

                  (iv) the number, percentage and aggregate Mortgage Loan balances of all Mortgage Loans relating to the status of any Mortgaged Properties as to which title has been taken in the name of, or on behalf of the Trustee (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause
         (i)); and

                  (v) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure.

         Each Pooling and Servicing Agreement shall provide that the Securityholders will have the right to request a Securityholder list. Any Securityholder in a Trust may apply in writing to the related Trustee, and such application shall state that the Securityholder desires to communicate with other Securityholders with respect to their rights under the related Pooling and Servicing Agreement. Such written request shall be accompanied by a copy of the communication which such Securityholder proposes to transmit to other Securityholders. The Trustee shall furnish such Securityholder list to such requesting Securityholder within ten business days after receipt of the application.

Collection and Other Servicing Procedures

         Acting directly or through one or more Sub-Servicers as provided in the related Pooling and Servicing Agreement, the Servicer, is required to service and administer the Mortgage Loans in accordance with the Pooling and Servicing Agreement and with reasonable care, and using that degree of skill and attention that the Servicer exercises with respect to comparable mortgage loans that it services for itself or others.

         The duties of the Servicer include collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions and making Delinquency Advances and Servicing Advances. The Servicer is required to follow its customary standards, policies and procedures in performing its duties as Servicer.

         The Servicer (i) is authorized and empowered to execute and deliver, on behalf of itself, the Securityholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Properties; (ii) may consent to any modification of the terms of any Note not expressly prohibited by the Pooling and Servicing Agreement if the effect of any such modification (x) will not materially and adversely affect the security afforded by the related Mortgaged Property (other than as permitted by the related Pooling and Servicing Agreement) or the timing of receipt of any payments required thereunder; and (y) will not cause a Trust which is a REMIC to fail to qualify as a REMIC.

         The related Pooling and Servicing Agreement will require the Servicer to follow such collection procedures as it follows from time to time with respect to mortgage loans in its servicing portfolio that are comparable to the Mortgage Loans; provided that the Servicer is required always at least to follow collection procedures that are consistent with or better than standard industry practices. The Servicer may in its discretion (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or the fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan; provided, however, the Servicer shall not reschedule the payment of delinquent payments more than one time in any twelve consecutive months with respect to any Mortgagor or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Relief Act in accordance with the Servicer's general policies for comparable mortgage loans subject to the Relief Act.

         The Servicer will be required to foreclose upon or otherwise comparably effect the ownership on behalf of the Trust of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments. The related Pooling and Servicing Agreement will require the Servicer to take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Response Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, in determining whether to foreclose upon a Mortgaged Property, or otherwise comparably effect the ownership of such Mortgaged Property on behalf of the Trust.

         When a Mortgaged Property (other than Mortgaged Property subject to an ARM Loan) has been or is about to be conveyed by the Mortgagor, the Servicer will be required, to the extent it has knowledge of such conveyance or prospective conveyance, to exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Servicer will not be required to exercise any such right if (i) the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or (ii) the Servicer reasonably believes that to permit an assumption of the Mortgage Loan would not materially and adversely affect the interests of Securityholders or the Financial Guaranty Insurer, if any, or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. In such event, the Servicer will be required to enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the related documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer will be authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The assumed loan must conform in all respects to the requirements, representations and warranties of the Pooling and Servicing Agreement.

         An ARM Loan may be assumed if such ARM Loan is by its terms assumable and if, in the reasonable judgment of the Servicer or the Sub-Servicer, the proposed transferee of the related Mortgaged Property establishes its ability to repay the loan and the security for such ARM Loan would not be impaired by the assumption. If a Mortgagor transfers the Mortgaged Property subject to an ARM Loan without consent, such ARM Loan may be declared due and payable. Any fee collected by the Servicer or Sub-Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer or Sub-Servicer as additional servicing compensation unless otherwise set forth in the related Prospectus Supplement. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Enforceability of Certain Provisions" herein.

         The Servicer will have the right under the Pooling and Servicing Agreement to approve applications of Mortgagors seeking consent for (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of Mortgaged Properties. No application for consent may be approved by the Servicer unless: (i) the provisions of the related Mortgage Note and Mortgage have been complied with; (ii) the loan-to-value ratio and debt-to-income ratio after any release are consistent with the Company's Guidelines then applicable to such Mortgage Loan; and (iii) the lien priority of the related Mortgage is not affected.

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Realization upon Defaulted Mortgage Loans

         The Servicer shall foreclose upon or otherwise comparably effect the ownership on behalf of the Trust of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and which the Servicer has not purchased pursuant to the related Pooling and Servicing Agreement (such Mortgage Loans, "REO Property"). In connection with such foreclosure or other conversion, the Servicer shall exercise such of the rights and powers vested in it under the related Pooling and Servicing Agreement, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, advancing funds for the payment of taxes, amounts due with respect to Senior Liens and insurance premiums. Any amounts so advanced shall constitute "Servicing Advances." Unless otherwise provided in the related Prospectus Supplement, the Servicer shall sell any REO Property within 23 months of its acquisition by the Trust, unless the Servicer obtains for the Trustee an opinion of counsel experienced in federal income tax matters, addressed to the Trustee, a Financial Guaranty Insurer, if applicable, and the Servicer, to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust as defined in Section 860F of the Code or, if a REMIC election has been made, cause the Trust to fail to qualify as a REMIC under the REMIC Provisions at any time that any Securities are outstanding, in which case the Servicer shall sell any REO Property by the end of any extended period specified in any such opinion.

         Notwithstanding the generality of the foregoing provisions, the Servicer shall manage, conserve, protect and operate each REO Property for the Securityholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Securityholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Securityholders for the period prior to the sale of such REO Property. The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property. The Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a Liquidated Mortgage Loan.

         If a defaulted Mortgage Loan or REO Property is not so removed from the Trust Estate, then, upon the final liquidation thereof, if a loss is realized that is not covered by any applicable form of credit enhancement or other insurance, the Securityholders will bear such loss. However, if a gain results from the final liquidation of an REO Property that is not required by law to be remitted to the related Mortgagor, the Servicer will be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement" and "Hazard Insurance; Claims Thereunder--Hazard Insurance Policies."

                                  SUBORDINATION

         A Senior/Subordinate Series of Securities will consist of one or more classes of Senior Securities and one or more classes of Subordinate Securities, as specified in the related Prospectus Supplement. Subordination of the Subordinate Securities of any Senior/Subordinate Series of Securities will be effected by the following method, unless an alternative method is specified in the related Prospectus Supplement. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities, as specified in the related Prospectus Supplement, in which case the following discussion is qualified in its entirety by reference to the related Prospectus Supplement with respect to the various priorities and other rights as among the various classes of Senior Securities or Subordinate Securities, as the case may be.

         With respect to any Senior/Subordinate Series of Securities, the total amount available for distribution on each Payment Date, as well as the method for allocating such amount among the various classes of Securities included in such series, will be as set forth in the related Prospectus Supplement. Generally, the amount available for distribution will be allocated first to interest on the Senior Securities of such series, and then to principal of the Senior Securities up to the amounts determined as specified in the related Prospectus Supplement, prior to allocation to the Subordinate Securities of such series.

         In the event of any Realized Losses (as defined below) on Mortgage Loans not in excess of the limitations described below, other than Extraordinary Losses, the rights of the Subordinate Securityholders to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Senior Securityholders. With respect to any defaulted Mortgage Loan that becomes a Liquidated Mortgage Loan, the amount of loss realized, if any (as more fully described in the related Pooling and Servicing Agreement, a "Realized Loss"), will equal the portion of the stated principal balance remaining, after application of all amounts recovered (net of amounts reimbursable to the Servicer for related advances and expenses) towards interest and principal owing on the Mortgage Loan. With respect to a Mortgage Loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss.

         Except as noted below, all Realized Losses will be allocated to the Subordinate Securities of the related series, until the Principal Balance (as defined in the related Prospectus Supplement) of such Subordinate Securities thereof has been reduced to zero. Any additional Realized Losses will be allocated to the Senior Securities (or, if such series includes more than one class of Senior Securities, either on a pro-rata basis among all of the Senior Securities in proportion to their respective outstanding Principal Balances or as otherwise provided in the related Prospectus Supplement).

         With respect to certain Realized Losses resulting from physical damage to Mortgaged Properties that are generally of the same type as are covered under a special hazard insurance policy, the amount thereof that may be allocated to the Subordinate Securities of the related series may be limited to an amount (the "Special Hazard Amount") specified in the related Prospectus Supplement. See "Description of Credit Enhancement--Special Hazard Insurance Policies." If so, any Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of Securities of the related series, either on a pro-rata basis in proportion to their outstanding Security Principal Balances, regardless of whether any Subordinate Securities remain outstanding, or as otherwise provided in the related Prospectus Supplement. The respective amounts of other specified types of losses (including Fraud Losses and Bankruptcy Losses) that may be borne solely by the Subordinate Securities may be similarly limited to an amount (with respect to Fraud Losses, the "Fraud Loss Amount" and with respect to Bankruptcy Losses, the "Bankruptcy Loss Amount"), and the Subordinate Securities may provide no coverage with respect to certain other specified types of losses, as described in the related Prospectus Supplement, in which case such losses would be allocated on a pro-rata basis among all outstanding classes of Securities.

         Any allocation of a Realized Loss (including a Special Hazard Loss) to a Security in a Senior/Subordinate Series will be made by reducing the Principal Balance thereof as of the Payment Date following the calendar month in which such Realized Loss was incurred.

         In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner described in the related Prospectus Supplement. The rights of the holders of Subordinate Securities to receive any or a specified portion of distributions with respect to the Mortgage Loans may be subordinated to the extent of the amount set forth in the related Prospectus Supplement (the "Subordinate Amount"). As specified in the related Prospectus Supplement, the Subordinate Amount may be subject to reduction based upon the amount of losses borne by the holders of the Subordinate Securities as a result of such subordination, a specified schedule or such other method of reduction as such Prospectus Supplement may specify. If so specified in the related Prospectus Supplement, additional credit support for this form of subordination may be provided by the establishment of a reserve fund for the benefit of the holders of the Senior Securities (which may, if such Prospectus Supplement so provides, initially be funded by a cash deposit by the Company or the related Originator) into which certain distributions otherwise allocable to the holders of the Subordinate Securities may be placed; such funds would thereafter be available to cure shortfalls in distributions to holders of the Senior Securities.

                        DESCRIPTION OF CREDIT ENHANCEMENT

         Unless otherwise expressly provided and described in the applicable Prospectus Supplement, each Series of Securities shall have credit support comprised of one or more of the following components. Each component will have a monetary limit and will provide coverage with respect to Realized Losses that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a special hazard insurance policy (as defined below) (any such loss, a "Special Hazard Loss");
(iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and (iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss"). Losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered unless specified herein. To the extent that the credit enhancement for any series of Securities is exhausted, the Securityholders will bear all further risks of loss not otherwise insured against.

         As set forth below and in the applicable Prospectus Supplement, credit enhancement may be provided with respect to one or more classes of a series of Securities or with respect to the Mortgage Assets in the related Trust. Credit enhancement may be in the form of (i) the subordination of one or more classes of Subordinate Securities to provide credit support to one or more classes of Senior Securities as described under "Subordination," (ii) the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund, letter of credit, financial guaranty insurance policy, other third party guarantees, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature or overcollateralization, or (iii) any combination of the foregoing. Any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur that exceed the amount covered by credit enhancement or are not covered by the credit enhancement, holders of one or more classes of Securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of Securities, and if principal payments equal to the aggregate principal balances of certain classes will be distributed prior to such distributions to other classes, the classes that receive such distributions at a later time are more likely to bear any losses that exceed the amount covered by credit enhancement.

         The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to each series of Securities will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling and Servicing Agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "Reduction or Substitution of Credit Enhancement." If specified in the applicable Prospectus Supplement, credit enhancement for a series of Securities may cover one or more other series of Securities.

         The descriptions of any insurance policies or bonds described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which are available upon request.

Letter of Credit

         If any component of credit enhancement as to any series of Securities is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the related Securities or, if specified in the related Prospectus Supplement, support the Company's or any other person's obligation pursuant to a Purchase Obligation to make certain payments to the Trustee with respect to one or more components of credit enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement and in the related Form 8-K. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms. On or before each Payment Date, either the Letter of Credit Bank or the Company (or other obligor under a Purchase Obligation) will be required to make the payments specified in the related Prospectus Supplement after notification from the Trustee, to be deposited in the related Distribution Account, if and to the extent covered, under the applicable Letter of Credit.

Mortgage Pool Insurance Policies

         Any mortgage pool insurance policy ("Mortgage Pool Insurance Policy") obtained by the Company for each related Trust Estate will be issued by the Pool Insurer named in the related Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to limitations specified in the related Prospectus Supplement described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the related Prospectus Supplement (or in a Current Report on Form 8-K) of the aggregate principal balance of the Mortgage Loans on the Cut-Off Date. As set forth under "Maintenance of Credit Enhancement," the Servicer will use reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the Securityholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss (typically, such policies do not cover Special Hazard Losses, Fraud Losses and Bankruptcy Losses), since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below due to a failure to pay irrespective of the reason therefor.

Special Hazard Insurance Policies

         Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Company for a Trust will be issued by the insurer named in the related Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described in the related Prospectus Supplement, protect holders of the related series of Securities from
(i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. See "Hazard Insurance; Claims Thereunder." A Special Hazard Insurance Policy will not cover Extraordinary Losses. Aggregate claims under a Special Hazard Insurance Policy will be limited to a maximum amount of coverage, as set forth in the related Prospectus Supplement or in a Current Report on Form 8-K. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Servicer.

         Subject to the foregoing limitations, in general a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Servicer or the Sub-Servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Servicer or the Sub-Servicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer"), the amount that the Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property.

Bankruptcy Bonds

         In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then outstanding, principal balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt then could be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related Mortgage Loan or a reduction in the mortgage interest rate. See "Certain Legal Aspects of Mortgage Loans and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy bond ("Bankruptcy Bond") to provide coverage for Bankruptcy Losses for proceedings under the federal Bankruptcy Code obtained by the Company for a Trust Estate will be issued by an insurer named in the related Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable Prospectus Supplement or in a Current Report on Form 8-K.

Reserve Funds

         If so provided in the related Prospectus Supplement, the Company will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, amounts otherwise distributable to Subordinate Securityholders or the owners of any Originator's Retained Yield, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternate or in addition to such deposit to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Securities from the Originator's Retained Yield or otherwise. In addition, with respect to any series of Securities as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Servicer for outstanding advances or may be used for other purposes, in the manner and to the extent specified in the related

Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Estate.

Financial Guaranty Insurance Policies

         If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond ("Financial Guaranty Insurance Policy") may be obtained and maintained for each class or series of Securities. The issuer of any Financial Guaranty Insurance Policy (a "Financial Guaranty Insurer") will be described in the related Prospectus Supplement.

         A Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that an amount equal to each full and complete insured payment will ultimately be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Securityholders, for distribution by the Trustee to each Securityholder. The "insured payment" will be defined in the related Prospectus Supplement, and will generally equal the full amount of the distributions of principal and interest to which Securityholders of one or more classes are entitled under the related Pooling and Servicing Agreement plus any other amounts specified therein or in the related Prospectus Supplement (the "Insured Payment").

         The specific terms of any Financial Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Financial Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the obligations of the Originators to repurchase or substitute for any Mortgage Loans. Financial Guaranty Insurance Policies generally will not guarantee any specified rate of prepayments or provide funds to redeem Securities on any specified date.

         Subject to the terms of the related Pooling and Servicing Agreement, the Financial Guaranty Insurer may be subrogated to the rights of each Securityholder to receive payments under the Securities to the extent of any payment by such Financial Guaranty Insurer under the related Financial Guaranty Insurance Policy.

Other Insurance, Guarantees and Similar Instruments or Agreements

         If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Securities has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

Cross-Support

         If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate classes of the related series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions with respect to one class of security be made with excess amounts available from asset groups within the same Trust which support other classes of Securities. The Prospectus Supplement for a series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

Overcollateralization

         If specified in the Prospectus Supplement, subordination provisions of a Trust may be used to accelerate to a limited extent the amortization of one or more classes of Securities relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, with respect to the Mortgage Loans or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or a group thereof, over the principal balance of the related class of Securities. Such acceleration may continue for the life of the related security or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Cross-Collateralization

         If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate classes of the related series of Securities. In such case, credit support may be provided by a cross-support feature that requires that distributions with respect to one class of security be made with excess amounts available from asset groups within the same Trust that support other classes of Securities. The Prospectus Supplement for a series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         In addition, as may be described in the related Prospectus Supplement, a Trust Estate may include the right to receive moneys from a common pool of credit enhancement that may be available for more than one series of Securities, such as a master reserve account or a master insurance policy. Notwithstanding the foregoing, no collections on any Mortgage Loans held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of amounts needed to pay the related Securities may be deposited in a common, master reserve account that provides credit enhancement for more that one series of Securities).

Maintenance of Credit Enhancement

         To the extent that the applicable Prospectus Supplement does not expressly provide for credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a form of credit enhancement has been obtained for a series of Securities, the Company or the Servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept such form of credit support in full force and effect throughout the term of the applicable Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "Reduction or Substitution of Credit Enhancement."

         In lieu of the Company's or the Servicer's obligation to maintain a particular form of credit enhancement, the Company or the Servicer may obtain a substitute or alternate form of credit enhancement. If the Servicer obtains such a substitute form of credit enhancement, it will maintain and keep such form of credit enhancement in full force and effect as provided herein. Prior to its obtaining any substitute or alternate form of credit enhancement, the Company or the Servicer, as the case may be, will obtain written confirmation from the Rating Agency or Agencies that rated the related series of Securities that the substitution or alternate form of credit enhancement for the existing credit enhancement will not adversely affect the then current ratings assigned to such Securities by such Rating Agency or Agencies.

         The Servicer, on behalf of itself, the Trustee and Securityholders, will provide the Trustee information required for the Trustee to draw under a Letter of Credit or Financial Guaranty Insurance Policy, will present claims to each Pool Insurer, to the issuer of each Special Hazard Insurance Policy or other special hazard instrument, to the issuer of each Bankruptcy Bond and will take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Financial Guaranty Insurance Policy, Purchase Obligation, insurance policies or comparable coverage respecting defaulted Mortgage Loans or Mortgage Loans which are the subject of a bankruptcy proceeding. Additionally, the Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by another party of its Purchase Obligation. As set forth above, all collections by the Servicer under any Purchase Obligation, any Mortgage Pool Insurance Policy, or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited initially in the Principal and Interest Account and ultimately in the Distribution Account, subject to withdrawal as described above. All draws under any Letter of Credit or Financial Guaranty Insurance Policy will be deposited directly in the Distribution Account.

         If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable form of Credit Enhancement, the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any applicable form of credit enhancement is not available because the Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

Reduction or Substitution of Credit Enhancement

         The amount of credit support provided pursuant to any of the credit enhancements (including, without limitation, a Mortgage Pool Insurance Policy, Financial Guaranty Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit or any alterative form of credit enhancement) may be reduced under certain specified circumstances. In addition, if provided in the related Prospectus Supplement, any formula used in calculating the amount or degree of credit enhancement may be changed without the consent of the Securityholders upon written confirmation from each Rating Agency then rating the Securities that such change will not adversely affect the then-current rating or ratings assigned to the Securities. In most cases, the amount available pursuant to any credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling and Servicing Agreement as the aggregate outstanding principal balance of the Mortgage Loans declines. Additionally, in certain cases, such credit support (and any replacements therefor) may be replaced, reduced or terminated upon the written assurance from each applicable Rating Agency that the then current rating of the related series of Securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of the related Securities may be downgraded to a corresponding level, and, neither the Company nor the Servicer thereafter will be obligated to obtain replacement credit support in order to restore the rating of the Securities, and also will be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating of the related series of Securities is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, one or more Originators, the Servicer or such other person that is entitled thereto. Any assets so released will not be available to fund distribution obligations in future periods.

                       HAZARD INSURANCE; CLAIMS THEREUNDER

         Each Mortgage Loan will be required to be covered by a hazard insurance policy (as described below). The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies, sample copies of which are available from the Servicer upon request.

Hazard Insurance Policies

         The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy for the Mortgage Loan. Additionally, the Pooling and Servicing Agreement will require the Servicer to cause to be maintained with respect to each Mortgage Loan a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the full insurable value of the premises.

         If a Mortgage Loan at the time of origination relates to a Mortgaged Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will be required to maintain with respect thereto a flood insurance policy in a form meeting the requirements of the then-current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for recovery by the Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis,
(iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. Pursuant to the related Pooling and Servicing Agreement, the Servicer will be required to indemnify the Trust out of the Servicer's own funds for any loss to the Trust resulting from the Servicer's failure to maintain such flood insurance.

         In the event that the Servicer obtains and maintains a blanket policy insuring against fire with extended coverage and against flood hazards on all of the Mortgage Loans, then, to the extent such policy names the Servicer as

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loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of the Pooling and Servicing Agreement, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under the Pooling and Servicing Agreement. Such blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the Pooling and Servicing Agreement, and there shall have been a loss that would have been covered by such policy, to deposit in the Principal and Interest Account from the Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the Pooling and Servicing Agreement and the amount paid under such blanket policy.

         While the Servicer does not actively monitor the maintenance of hazard or flood insurance by borrowers, it responds to the notices of cancellation or expiration as joint-loss payee by requiring verification of replacement coverage.

                                   THE COMPANY

         The Company, First Alliance Mortgage Company, was incorporated in the State of California on May 13, 1975. The Company or its affiliates have been actively involved in the mortgage lending business since its founding. In July 1996, the Company became a wholly owned subsidiary of First Alliance Corporation ("FACO") pursuant to a reorganization in connection with the initial public offering of the Class A Common Stock of FACO. The current corporation and all of its predecessors have been located in Orange County, California.

         The Company maintains its principal office at 17305 Von Karman Avenue, Irvine, California 92614. Its telephone number is (714) 224-8500.

                                  THE SERVICER

         With respect to each series of Securities, the related Mortgage Loans will be serviced by First Alliance Mortgage Company acting as the Servicer or such other Servicer as provided for in the related Pooling and Servicing Agreement. The Prospectus Supplement for each series of Securities will specify the Servicer for such series. An affiliate of the Company may act as the Servicer.

                               THE MASTER SERVICER

         A Master Servicer may be appointed pursuant to a Pooling and Servicing Agreement and named in the related Prospectus Supplement or Current Report on Form 8-K.

                       THE POOLING AND SERVICING AGREEMENT

         As described above under "Description of the Securities--General," each series of Securities will be issued pursuant to a Pooling and Servicing Agreement as described in that section. The following summaries describe certain additional provisions common to each Pooling and Servicing Agreement.

Servicing and Other Compensation and Payment of Expenses; Originator's Retained Yield

         The principal servicing compensation to be paid to the Servicer in respect of its servicing activities for each series of Securities will be equal to the percentage per annum specified in the related Prospectus Supplement or Current Report on Form 8-K of the outstanding principal balance of the Mortgage Loans, and such compensation will be retained by it from collections of interest on the Mortgage Loans in the related Trust Estate (after provision has been made for the payment of interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be, to Securityholders and for the payment of any Originator's Retained Yield) at the time such collections are deposited into the applicable Principal and Interest Account. As compensation for its servicing duties, the Servicer and/or a Sub-Servicer and any Master Servicer will be entitled to a monthly servicing fee as set forth in the related Prospectus Supplement. Certain Sub-Servicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable Mortgage Loan which is over and above the interest rate specified at the time the Company committed to purchase the Mortgage Loan. See "Mortgage Loan Program--Sub-Servicing by Originators." In addition, the Servicer or a Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the Principal and Interest Account or the applicable Distribution Account or in a Sub-Servicing Account, as the case may be.

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

         The Servicer generally will pay or cause to be paid certain ongoing expenses associated with each Trust Estate and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the Master Servicer, the Trustee, any custodian appointed by the Trustee, the Security Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Originators. The Servicer may be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Originators under certain limited circumstances. In addition, as indicated in the preceding section, the Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

         The Prospectus Supplement for a series of Securities will specify if there will be any Originator's Retained Yield retained. Any such Originator's Retained Yield will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool. Any such Originator's Retained Yield will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Pooling and Servicing Agreement. Any Originator's Retained Yield in respect of a Mortgage Loan will represent a specified portion of the interest payable thereon and will not be part of the related Trust Estate. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Originator's Retained Yield and the holders of classes of Securities entitled to payments of interest as provided in the Prospectus Supplement and the applicable Pooling and Servicing Agreement.

Evidence as to Compliance

         The Servicer will be required to deliver to the Trustee, the Master Servicer (if applicable), the Rating Agencies and any Credit Enhancer on or before a specified date of each year, beginning the first such date that is at least a specified number of months after the Cut-Off Date, an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year and of performance under the related Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the related Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such defaults.

         On or before the last day of a specified month of each year, beginning the first such date that is at least a specified number of months after the Cut-Off Date, the Servicer will be required to cause to be delivered to the Trustee, the Master Servicer (if applicable), the Rating Agencies and any Credit Enhancer, if applicable, a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Credit Enhancer, if applicable, stating that such firm has, with respect to the Servicer's overall servicing operations (i) performed applicable tests in accordance with the compliance testing procedures as set forth in Appendix 3 of the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees or (ii) examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and in either case stating such firm's conclusions relating thereto.

Removal and Resignation of the Servicer

         Each Pooling and Servicing Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or subject to the consent of the Master Servicer or Financial Guaranty Insurer and the Trustee. No such resignation will become effective until the Trustee, the Master Servicer or a successor Servicer has assumed the Servicer's obligations and duties under the Pooling and Servicing Agreement. The Trustee, the Master Servicer, the Financial Guaranty Insurer or the Securityholders will have the right, pursuant to the related Pooling and Servicing Agreement, to remove the Servicer upon the occurrence of any of (a) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; (b) the failure of the Servicer to perform any one or more of its material obligations under the Pooling and Servicing Agreement as to which the Servicer shall continue in default with respect thereto for a period of sixty (60) days after notice by the Trustee, the Master Servicer or any Financial Guaranty Insurer of said failure;
(c) the failure of the Servicer to cure any breach of any of its representations and warranties set forth in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Securityholders or any Financial Guaranty Insurer, if applicable, for a period of sixty (60) days after the Servicer's discovery or receipt of notice thereof; or (d) the failure to deliver to Trustee any proceeds or required payments.

         The Pooling and Servicing Agreement may also provide that a Financial Guaranty Insurer may remove the Servicer, or the Master Servicer pursuant to clause (iii) below, upon the occurrence of any of certain events including:

         (i) with respect to any Payment Date, if the total available funds with respect to the Mortgage Loans Group will be less than the related distribution amount on the class of insured securities in respect of such Payment Date; provided, however, that the Financial Guaranty Insurer will have no right to remove the Servicer pursuant to the provision described in this clause (i) if the Servicer can demonstrate to the reasonable satisfaction of the Financial Guaranty Insurer that such event was due to circumstances beyond the control of the Servicer;

         (ii) the tailure by the Servicer to make any required Servicing
         Advance;

         (iii) the failure of the Servicer (or the Master Servicer, if applicable) to perform one or more of its material obligations under the Pooling and Servicing Agreement and such failure shall continue for a period of 30 days;

         or

         (iv) the failure by the Servicer to make any required Delinquency Advance or to pay any Compensating Interest.

Resignation of the Master Servicer

         Each applicable Pooling and Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, unless such duties and obligations are no longer permissible under applicable law or the Trustee resigns. No such resignation is acceptable until a successor Master Servicer assumes such duties and obligations.

Rights Upon Event of Default

         So long as an Event of Default remains unremedied, the Trustee, the Master Servicer or the Financial Guaranty Insurer (as provided in the related Pooling and Servicing Agreement) may, by written notification to the Servicer, terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement (other than any rights of the Servicer as Securityholder) covering such Trust Estate and in and to the Mortgage Loans and the proceeds thereof, whereupon the Master Servicer, if designated in the related Pooling and Servicing Agreement, the Trustee or, with the Financial Guaranty Insurer's consent, its designee will succeed to all responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Master Servicer and Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a FNMA-or FHLMC-approved mortgage servicing institution with a net worth of at least $5,000,000 to act as successor to the Servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending such appointment, the Master Servicer is obligated to act in such capacity.

Amendment

         Each Pooling and Servicing Agreement may be amended by the Company, the Servicer, the Master Servicer and the Trustee, with the prior approval of a Financial Guaranty Insurer, if required, but without giving notice or the consent of any of the holders of Securities covered by such Pooling and Servicing Agreement, (i) to cure an ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein,
(iii) to change the timing and/or nature of deposits in the Principal and Interest Account or the Distribution Account or to change the name in which the Principal and Interest Account is maintained to that of the Servicer alone; provided that (a) the Remittance Date would in no event be later than the related Payment Date, (b) such change would not adversely affect in any material respect the interests of any Securityholder, as evidenced by an opinion of counsel, and (c) such change would not adversely affect the then-current rating of any rated classes of Securities, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Estate, to modify, eliminate or add to any of its provisions
(A) to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Estate, provided that the Trustee has received an Opinion of Counsel to the effect that (1) such action is necessary or desirable to maintain such qualifications or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Securities covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Securities, provided that the Company has determined that the then-current ratings of the classes of the Securities that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Securities to a non-permitted transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement which are not materially inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder or (vi) to make any changes required by law.

         The Pooling and Servicing Agreement may also be amended by the Company, the Servicer, the Master Servicer and the Trustee with the consent of the holders of Securities of each class affected thereby evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Securities covered by such Pooling and Servicing Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Security of any class without the consent of the holder of such Security or (ii) reduce the aforesaid percentage of Securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Pooling and Servicing Agreement then outstanding.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Estate, the Trustee will not be entitled to consent to any amendment to a Pooling and Servicing Agreement without having first received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a tax on the related Trust Estate or cause such Trust Estate to fail to qualify as a REMIC.

         Each Pooling and Servicing Agreement may also be amended by the Trustee, the Servicer, the Company or the Master Servicer at any time and from time to time, with the prior written approval of a Financial Guaranty Insurer, if required, and not less than a majority of the Percentage Interest represented by each related class of Securities then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Securityholders thereunder; provided, however, that no such amendment shall
(a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Securityholders without the consent of the holder of such Security or (b) change the aforesaid percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the holders of all Securities of the class or classes affected then outstanding.

Termination; Retirement of Securities

         Each Pooling and Servicing Agreement will provide that a Trust will terminate upon the earlier of (i) the payment to the Securityholders of all Securities issued by the Trust from amounts other than those available under, if applicable, a Financial Guaranty Insurance Policy of all amounts required to be paid to such Securityholders upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, (ii) any time when a Qualified Liquidation (as defined in the Code) of the Trust Estate is effected. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee that will be specified in the notice of termination. If the Securityholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Securityholders based upon the fee that would be foregone by the Servicer because of such termination. Written notice of termination of the Pooling and Servicing Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee that will be specified in the notice of termination. If the Securityholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Securityholders based upon the fee that would be foregone by the Servicer because of such termination.

         Any purchase of Mortgage Loans and property acquired in respect of Mortgage Loans evidenced by a series of Securities shall be made at the option of the Servicer, the Company or, if applicable, the holder of the REMIC

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

Residual Securities at the price specified in the related Prospectus Supplement. The exercise of such right will effect earlier than expected retirement of the Securities of that series, but the right of the Servicer, the Company or, if applicable, such holder to so purchase is, unless otherwise specified in the applicable Prospectus Supplement, subject to the aggregate principal balance of the Mortgage Loans for that series as of any Remittance Date being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans at the Cut-Off Date for that series. The Prospectus Supplement or Form 8-K for each series of Securities will set forth the amounts that the holders of such Securities will be entitled to receive upon such earlier than expected retirement. If a REMIC election has been made, the termination of the related Trust Estate will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

The Trustee

         The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Company and/or its affiliates.

         The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Securities evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Estate or by the related Financial Guaranty Insurer or Credit Enhancer, if any. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of a Security will depend on the price paid by the holder for such Security, the Pass-Through Rate on any such Security entitled to payments of interest (which Pass-Through Rate may vary if so specified in the related Prospectus Supplement) and the rate of payment of principal on such Security (or the rate at which the notional amount thereof is reduced if such Security is not entitled to payments of principal) and other factors.

         Each month the interest payable on an actuarial type of Mortgage Loan will be calculated as one-twelfth of the applicable Mortgage Rate multiplied by the principal balance of such Mortgage Loan outstanding as of a specified day, usually the first day of the month prior to the month in which the Payment Date for the related series of Securities occurs, after giving effect to the payment of principal due on such day, subject to any Deferred Interest. With respect to date of payment Mortgage Loans, interest is charged to the Mortgagor at the Mortgage Rate on the outstanding principal balance of such Note and calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payments. The amount of such payments with respect to each Mortgage Loan distributed (or accrued in the case of Deferred Interest or Accrual Securities) either monthly, quarterly or semi-annually to holders of a class of Securities entitled to payments of interest will be similarly calculated on the basis of such class specified percentage of each such payment of interest (or accrual in the case of Accrual Securities) and will be expressed as a fixed, adjustable or variable Pass-Through Rate payable on the outstanding principal balance or notional amount of such Security, calculated as described herein and in the related Prospectus Supplement. Holders of Strip Securities or a class of Securities having a fixed Pass-Through Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         The effective yield to maturity to each holder of fixed-rate Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Security because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest will be made on the 20th day (or, if such day is not a business day, the next succeeding business day) of the month (or, in the case of quarterly-pay Securities, the twentieth day of every third month, or, in the case of semi-annually-pay Securities, the twentieth day of every sixth month) following the month of accrual.

         A class of Securities may be entitled to payments of interest at a fixed Pass-Through Rate specified in the related Prospectus Supplement, a variable Pass-Through Rate or adjustable Pass-Through Rate calculated based on the weighted average of the Mortgage Rates (net of Servicing Fees and any Originator's Retained Yield (each, a "Net Mortgage Rate")) of the related Mortgage Loans for the designated periods preceding the Payment Date if so specified in the related Prospectus Supplement, or at such other variable rate as may be specified in the related Prospectus Supplement.

         As will be described in the related Prospectus Supplement, the aggregate payments of interest on a class of Securities, and the yield to maturity thereon, will be effected by the rate of payment of principal on the Securities (or the rate of reduction in the notional balance of Securities entitled only to payments of interest) and, in the case of Securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the Securities also will be effected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans required by the Pooling and Servicing Agreement in the event of breaches of representations made in respect of such Mortgage Loans by the Company, the Originators, the Servicer and others, or repurchases due to conversions of ARM Loans to a fixed interest rate. See "Mortgage Loan Program--Representations by Originators" and "Descriptions of the Securities--Assignment of Mortgage Loans" above. In general, if a class of Securities is purchased at initial issuance at a premium and payments of principal on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Securities is purchased at initial issuance at a discount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of Securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class will likely be sold at a substantial premium to its principal balance, if any, and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances, rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities.

         The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment, at a daily rate determined by dividing the Mortgage Rate by 365. The effect of prepayments in full will be to reduce the amount of interest paid in the next succeeding month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the first day of the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Securities on the Payment Date following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be, on the prepaid amount. With respect to amounts due the Servicer from Sub-Servicers in respect of partial principal prepayments, see "Description of the Securities--Payment on Mortgage Loans; Deposits to Distribution Account." Neither full nor partial principal prepayments are passed through until the month following receipt. See "Maturity and Prepayment Considerations."

         The Mortgage Rates on certain ARM Loans subject to negative amortization adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the indices applicable at origination and the related Note Margins) the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest that will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance will lengthen the weighted average life of the Securities evidencing interests in such Mortgage Loans and may adversely affect yield to holders thereof depending upon the price at which such Securities were purchased. In addition, with

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respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce such principal balance, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof depending upon the price at which such Securities were purchased.

         For each Mortgage Pool, if all necessary advances are made, if there is no unrecoverable loss on any Mortgage Loan and if the related Credit Enhancer is not in default under its obligations or other credit enhancement has not been exhausted, the net effect of each distribution respecting interest will be to pass-through to each holder of a class of Securities entitled to payments of interest an amount which is equal to one month's interest (or, in the case of quarterly-pay Securities, three month's interest or, in the case of semi-annually-pay Securities, six month's interest) at the applicable Pass-Through Rate on such class' principal balance or notional balance, as adjusted downward to reflect any decrease in interest caused by any principal prepayments and the addition of any Deferred Interest to the principal balance of any Mortgage Loan "Description of the Securities--Principal and Interest on the Securities."

         With respect to certain of the ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the Company's underwriting standards, the Mortgagor under each Mortgage Loan will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the Mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a series of Securities will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. Generally, all of the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans in a Mortgage Pool will affect the maturity, average life and yield of the related series of Securities.

         With respect to Balloon Loans, payment of the Balloon Amount (which, based on the amortization schedule of such Mortgage Loans, may be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loan or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the Company, the Servicer, nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

         A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, affect prepayment experience. Generally all Mortgage Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Unless the related Prospectus Supplement indicates otherwise, the Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Certain ARM Loans may be assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay the Mortgage Loan and, in the reasonable judgment of the Servicer or the related Sub-Servicer, the security for the ARM Loan would not be impaired or might be improved by the assumption. The extent to which ARM Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related series of Securities. See "Description of the Securities--Collection and Other Servicing Procedures" and "Certain Legal Aspects of the Mortgage Loans and Related Matters--Enforceability of Certain Provisions" for a description of certain provisions of the Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

         There can be no assurance as to the rate of prepayment of the Mortgage Loans. The Company is not aware of any reliable, publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Mortgage Loans over an extended period of time. All statistics known to the Company that

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

have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

         Although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments generally will, (i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date,
(ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans in a Mortgage Pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Securities.

         As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

         The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

         Under certain circumstances, the Servicer, the Company or, if specified in the related Prospectus Supplement, the holders of the REMIC Residual Securities or the Credit Enhancer may have the option to purchase the Mortgage Loans in a Trust Estate. See "The Pooling and Servicing Agreement--Termination; Retirement of Securities."

           CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS

         The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state laws (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

         The Mortgage Loans will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Mortgage Loan is located. In California, Mortgage Loans are secured by deeds of trust. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The mortgage is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms in some cases or on the terms of separate subordination or intercreditor agreements, and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

Foreclosure

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale (private sale) under a specific provision in the deed of trust and state laws which authorize the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. Beside the non-judicial remedy, a deed of trust may be judicially foreclosed. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and within a certain period of time send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more local newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale unless there is a great deal of economic incentive for new purchaser to purchase the subject property at the sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expense of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

Rights of Redemption

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a Trustee's sale under a deed of trust.

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

Anti-Deficiency Legislation and Other Limitations on Lenders

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale of the real property. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction also have indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         Certain state courts have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, such courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

         Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

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

Environmental Legislation

         Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In some states, however, such a lien will not have priority over prior recorded liens of a deed of trust. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Estate) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Estate was acquired by the Trust and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust. The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property.

Enforceability of Certain Provisions

         Unless the Prospectus Supplement indicates otherwise, generally all of the Mortgage Loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states including California, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, that may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles generally are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

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

Certain Provisions of California Deeds of Trust

         Most institutional lenders in California, including the Company, use a form of deed of trust that confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine; provided, however, that California law prohibits the beneficiary from applying insurance and condemnation proceeds to the indebtedness secured by the deed of trust unless the beneficiary's security has been impaired by the casualty or condemnation, and, if such security has been impaired, permits such proceeds to be so applied only to the extent of such impairment. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, and, as a result thereof, the beneficiary's security is impaired, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first deed of trust. Proceeds in excess of the amount of indebtedness secured by a first deed of trust will, in most cases, be applied to the indebtedness of a junior deed of trust.

         Another provision typically found in the forms of deed of trust used by most institutional lenders in California obligates the trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the beneficiary under the deed of trust. Upon a failure of the trustor to perform any of these obligations, the beneficiary is given the right under the deed of trust to perform the obligation itself, at its election, with the trustor agreeing to reimburse the beneficiary for any sums expended by the beneficiary on behalf of the trustor. All sums so expended by the beneficiary become part of the indebtedness secured by the deed of trust.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         As indicated above under "Mortgage Loan Program--Representations by Originators," each Originator of a Mortgage Loan will have represented that such Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

         Alternative mortgage instruments, including ARM Loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that: notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alterative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any

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

state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be effected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by advances, any Letter of Credit or any other form of credit enhancement (other than a Financial Guaranty Insurance Policy) provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         The following is based upon the opinion of Arter & Hadden LLP, special tax counsel to the Company, with respect to the material federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. Opinions of counsel are not binding on the IRS, however, and there is no assurance that the IRS could not challenge successfully the opinions of counsel. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

         The following discussion addresses securities of three general types:
(i) securities ("Grantor Trust Securities") representing interests in a Trust Estate (a "Grantor Trust Estate") which the Company will covenant not to elect to have treated as a real estate mortgage investment conduit ("REMIC"),(ii) securities ("REMIC Securities") representing interests in a Trust Estate, or a portion thereof, which the Company will covenant to elect to have treated as a REMIC under sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); and (iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Mortgage Loans. This Prospectus does not address the tax treatment of partnership interests or interests in a FASIT. Such a discussion will be set forth in the applicable Prospectus Supplement for any Trust issuing Securities characterized as partnership interests or interests in a FASIT. The Prospectus Supplement for each Series of Securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related Trust Estate and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or "ownership interest" in a FASIT. For purposes of this discussion, references to a "Securityholder" or a "Holder" are to the beneficial owner of a Security.

Grantor Trust Securities

         With respect to each Series of Grantor Trust Securities, Arter & Hadden LLP, special tax counsel to the Company, will deliver its opinion to the Company that (unless otherwise limited in the applicable Prospectus Supplement) the related Grantor Trust Estate will be classified as a grantor trust and not as a partnership or an

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association taxable as a corporation. Accordingly, each Holder of a Grantor
Trust Security will generally be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Estate.

         For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Estate, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Estate and interest paid to the Holders of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust Estate will be referred to as a "Grantor Trust Strip Security."

         Special Tax Attributes

         Unless otherwise disclosed in an applicable Prospectus Supplement, Arter & Hadden LLP, special tax counsel to the Company, will deliver its opinion to the Company that (a) Grantor Trust Fractional Interest Securities will represent interests in (i) "qualifying real property loans" within the meaning of section 593(d) of the Code; (ii) "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and (iii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real "property" within the meaning of section 860G(a)(3)(A) of the Code; and (b) interest on Grantor Trust Fractional Interest Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. In addition, the Grantor Trust Strip Securities will be "obligation[s] (including any participation or certificate of beneficial ownership therein) . . . principally secured by an interest in real "property" within the meaning of section 860G(a)(3)(A) of the Code.

         Taxation of Holders of Grantor Trust Securities

         Holders of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their respective shares of the income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to Holders of any corresponding Grantor Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a Holder acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such Holder's miscellaneous itemized deductions exceeds two percent of such Holder's adjusted gross income. Further, Holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

         Holders of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under section 1286 of the Code. Accordingly, such a Holder will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "Discount and Premium," below.

         Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the in the Holder's income as it accrues (regardless of the Holder's method of accounting), as described below under "Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying Mortgage Loans and (ii) the difference between the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

         Sales of Grantor Trust Securities

         Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the seller (including original issue

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discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

         Grantor Trust Reporting

         The Trustee will furnish to each Holder of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Servicer, the Trustee will furnish to each Holder during such year such customary factual information as the Servicer deems necessary or desirable to enable Holders of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC Securities

         If provided in an applicable Prospectus Supplement, an election will be made to treat a Trust Estate or one or more trusts or segregated pools of assets therein as one or more REMICs under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. A Trust Estate or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Trust." With respect to each REMIC Trust for which such an election is made, Arter & Hadden LLP, special tax counsel to the Company, will deliver its opinion to the Company that (unless otherwise limited in the applicable Prospectus Supplement), assuming compliance with the Pooling and Servicing Agreement, the REMIC Trust will be treated as one or more REMICs for federal income tax purposes. The Securities of each Class will be designated as "regular interests" in the REMIC Trust except that a separate Class will be designated as the "residual interest" in the REMIC Trust. The Prospectus Supplement for each Series of Securities will state whether Securities of each Class will constitute a regular interest (a "Regular Security") or a residual interest (a "Residual Security").

         A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "Taxes on a REMIC Trust". Generally, the total income from the Mortgage Loans in a REMIC Trust will be taxable to the Holders of the Securities of that Series, as described below.

         Special Tax Attributes

         Regular and Residual Securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code, "qualifying real property loans" within the meaning of section 593(d) of the Code and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3) of the Code) then the portion of the Regular and Residual Securities that are qualifying assets under those sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the Regular and Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Trust Estate will include, in addition to the Mortgage Loans, payments on the Mortgage Loans held pending distribution on the Regular and Residual Securities and any reinvestment income thereon. Regular and Residual Securities held by a financial institution to which section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. Regular Securities will also be qualified mortgages with respect to other REMICs.

         Taxation of Holders of Regular Securities

         Except as indicated below in this federal income tax discussion, the Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Settlement Date") and not as ownership interests in the REMIC Trust or its assets. Holders of Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to Regular Securities purchased at a discount or with premium, see "Discount and Premium," below.

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         Taxation of Holders of Residual Securities

         Daily Portions. Except as indicated below, a Holder of a Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the Holder owned such Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Residual Holders (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Holder by virtue of this paragraph will be treated as ordinary income or loss.

         The requirement that each Holder of a Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any Class outstanding, even though the Holder of the Residual Security may have received full payment of the stated interest and principal on its Residual Security.

         The Trustee will provide to Holders of Residual Securities of each Series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such Series that may be required under the Code.

         Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the Code) on the Regular Securities (but not the Residual Securities), even though Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the Prepayment Assumption. The basis to a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the Regular and Residual Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a Class of Regular or Residual Securities has not been sold to the public, then the fair market value of all the Regular or Residual Securities in that Class as of the date of the Prospectus Supplement should be substituted for the issue price.

         Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. (See, however, "Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the Regular and Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 86OG(a)(5) of the Code) will be treated as ordinary gain or loss.

         A Holder of a Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Mortgage Loan that is used to pay principal on the Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the Regular Securities, may increase over time as the earlier Classes of Regular Securities are paid, whereas interest income with respect to any given Mortgage Loan expressed as a percentage of the outstanding principal amount of that Mortgage Loan, will remain constant over time.

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         Basis Rules and Distributions

         A Holder of a Residual Security has an initial basis in its Security equal to the amount paid for such Residual Security. Such basis is increased by amounts included in the income of the Holder and decreased by distributions and by any net loss taken into account with respect to such Residual Security. A distribution on a Residual Security to a Holder is not included in gross income to the extent it does not exceed such Holder's basis in the Residual Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the Residual Security, shall be treated as gain from the sale of the Residual Security.

         A Holder of a Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Holder's adjusted basis in its Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the Residual Security.

         Excess Inclusions. Any excess inclusions with respect to a Residual Security are subject to certain special tax rules. With respect to a Holder of a Residual Security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such Residual Security was held by such Holder. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Security at the beginning of the calendar quarter and 120 percent of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a Residual Security as of the beginning of any calendar quarter is equal to the issue price of the Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such Residual Security before the beginning of such quarter. The issue price of a Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Residual Securities was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

         Any excess inclusions cannot be offset by losses from other activities. For Holders that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such Holder is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a Holder of a Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own Residual Securities, see "Foreign Investors" below.

          The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the Residual Security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear whether the test for "significant value" that is contained in the REMIC Regulations would be applicable. If no such rule is applicable, excess inclusions should be calculated as discussed above.

         In the case of any Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a Residual Security.

         Pass-Through of Servicing and Guaranty Fees to Individuals. A Holder of a Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such Holder only to the extent that such fees, along with certain of such Holder's other miscellaneous itemized deductions exceed 2 percent of such Holder's adjusted gross income. In addition, a Holder of a Residual Security may not be able to deduct any portion of such fees in computing such Holder's alternative minimum tax liability. A Holder's share of such fees will generally be determined by (i) allocating the amount of such expenses for

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each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the Holders in proportion to their respective holdings on such day.

         Taxes on a REMIC Trust

         Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100 percent of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

         Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100 percent of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a Holder of a residual interest, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

         Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three years, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Sales of REMIC Securities

         General. Except as provided below, if a Regular or Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Security. The adjusted basis of a Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Security and reduced by distributions on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "Discount and Premium." The adjusted basis of a Residual Security is determined as described above under "Taxation of Holders of Residual Securities-Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

          Gain from the sale of a Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the Holder of a Regular Security had income accrued at a rate equal to 110 percent of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such Holder's income. In addition, gain recognized on such a sale by a Holder of a Regular Security who purchased a such Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such Holder, reduced by any market discount includible in income under the rules described below under "Discount and Premium."

         If a Holder of a Residual Security sells its Residual Security at a loss, the loss will not be recognized if, within six months before or after the sale of the Residual Security, such Holder purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

         Transfers of Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a Residual Security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a Residual Security if such pass-through entity has a disqualified organization

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

as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

         The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a Residual Security and certain other provisions that are intended to meet this requirement are described in the Pooling and Servicing Agreement, and will be discussed more fully in the applicable Prospectus Supplement relating to the offering of any Residual Security. In addition, a pass-through entity (including a nominee) that holds a Residual Security may be subject to additional taxes if a disqualified organization is a record- holder therein. A transferor of a Residual Security (or an agent of a transferee of a Residual Security, as the case may be) will be relieved of such tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

         Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "Foreign Investors -- Grantor Trust Securities and Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A Residual Security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the Residual Security is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "Discount and Premium" and "Taxation of Holders of Residual Securities--Excess Inclusions."

         The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a Residual Security should consult with their own tax advisors for further information regarding such transfers.

         Reporting and Other Administrative Matters

         For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the Holders of Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each Holder that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to Holders of Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a Holder of a Residual Security or in a fiduciary capacity. Each Holder of a

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Residual Security, by the acceptance of its Residual Security, agrees that the
Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

         Each Holder of a Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level. The Trustee does not intend to register any REMIC Trust as a tax shelter pursuant to section 6111 of the Code.

         Termination

         In general, no special tax consequences will apply to a Holder of a Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the Trust Estate. If a Holder of a Residual Security's adjusted basis in its Residual Security at the time such termination occurs exceeds the amount of cash distributed to such Holder in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the Holder of the Residual Security is entitled to a loss equal to the amount of such excess.

Debt Securities

         General

         With respect to each Series of Debt Securities, Arter & Hadden LLP, special tax counsel to the Company, will deliver its opinion to the Company that (unless otherwise limited in the applicable Prospectus Supplement) the Securities will be classified as debt of the Company secured by the related Mortgage Loans. Since different criteria are used to determine the non-tax accounting treatment of the issuance of Debt Securities, the Company expects to treat such transactions, for financial accounting purposes, as a transfer of an ownership interest in the related Mortgage Loans to the related Trust and not as the issuance of debt obligations. In this regard, it should be noted that the IRS has issued a notice stating that, upon examination, it will scrutinize instruments treated as debt for federal income tax purposes but as equity for regulatory, rating agency or financial accounting purposes to determine if their purported status as debt for federal income tax purposes is appropriate. Consequently, the Debt Securities will not be treated as ownership interests in the Mortgage Loans or the Trust. Assuming the Debt Securities are treated as debt for federal income tax purposes, Holders will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt Securities purchased at a discount or with premium, see "Discount and Premium," below.

         Special Tax Attributes

         As described above, Grantor Trust Securities will possess certain special tax attributes by virtue of their being ownership interests in the underlying Mortgage Loans. Similarly, REMIC Securities will possess similar attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.

         Sale or Exchange

         If a Holder of a Debt Security sells or exchanges such Security, the Holder will recognize gain or loss equal to the difference, in any, between the amount received and the Holder's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

         In general (except as described in "Discount and Premium -- Market Discount," below), except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Security as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss.

Discount and Premium

         A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a Holder's income as it accrues (regardless of the Holder's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a Holder's income as principal payments are made on the Security (or upon a sale of a Security) and (iii) if a Holder so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

         Original Issue Discount

         In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Interest Accrual Period and the Settlement Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only or that is or may be an accrual Security is equal to the sum of all distributions to be made under such Security. The stated redemption price at maturity of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Distribution Date over the interest that accrues for the period from the Settlement Date to the first Distribution Date.

         Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25 percent of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the Mortgage Loans prepay at the rate specified in the applicable Prospectus Supplement (the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

         Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities and applicable by analogy to Grantor Trust Securities. Investors in Grantor Trust Strip Securities should be aware that there can be no assurance that the rules described below will be applied to such Securities. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each Series of Securities will be based on (x) the Prepayment Assumption, and (y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Settlement Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

         Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Company anticipates that the Prepayment Assumption for each Series of Securities will be consistent with this standard. The Company makes no representation, however, that the Mortgage Loans for a given Series will prepay at the rate reflected in the Prepayment Assumption for that Series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

         Each Securityholder must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original Holder, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to Securityholders, brokers and middlemen information with respect to the original issue discount accruing on the Securities. Unless otherwise disclosed in the applicable Prospectus Supplement, the Trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date (or, in the case of the first such period, the Settlement Date) and ending on the day before the next payment date.

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

         Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Holders of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

         A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

         Market Discount

         A Holder that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A Holder that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to Holders of Securities information necessary to compute the accrual of market discount.

         Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25 percent of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

         Securities Purchased at a Premium

         A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of

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

the Code, to treat such premium as "amortizable bond premium." If a Holder makes such an election, the amount of any interest payment that must be included in such Holder's income for each period ending on a Distribution Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. Under recently issued Treasury regulations, such premium amortization will be made under principles analogous to those governing the accrual of market discount (as discussed above under "Market Discount"). If such election is made by the Holder, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the Holder at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Holder must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

         Special Election

         For any Security acquired on or after April 4, 1994, a Holder may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A Holder should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

         Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31 percent if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

         Grantor Trust Securities and Regular Securities

         Distributions made on a Grantor Trust Security or a Regular Security to, or on behalf of, a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. This exemption is applicable provided (a) the Holder is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Security, (b) the Holder signs a statement under penalties of perjury that certifies that such Holder is not a U.S. Person, and provides the name and address of such Holder, and (c) the last U.S. Person in the chain of payment to the Holder receives such statement from such Holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Holders should be aware that the IRS might take the position that this exemption does not apply to a Holder that also owns 10 percent or more of the Residual Securities, or to a Holder that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

         REMIC Residual Securities

         Amounts distributed to a Holder of a Residual Security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30 percent (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a Residual Security to a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on Grantor Trust Securities and Regular Securities, as described above, but only to the extent that the obligations directly underlying the REMIC Trust that issued the Residual Security (e.g., Mortgage Loans or regular interests in another REMIC) were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled

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

to any exemption from the withholding tax or a reduced treaty rate for withholding. See "Taxation of Holders of Residual Securities--Excess Inclusions.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans").
Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408 of the Code (collectively, "Tax-Favored Plans").

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

Plan Asset Regulations

         A Plan's investment in Securities may cause the Mortgage Loans included in a Mortgage Pool to be deemed Plan assets. The U.S. Department of Labor (the "DOL") has promulgated regulations (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Security) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, an investing Plan's assets either may be deemed to include an interest in the assets of a Trust Estate or may be deemed merely to include its interest in the Securities. Therefore, Plans should not acquire or hold Securities in reliance upon the availability of any exception under the DOL Regulations.

         The prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code may apply to a Trust Estate and cause the Company, the Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan. If so, the acquisition or holding of Securities by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Securities acquired by a Plan would be assets of that Plan. Under the DOL Regulations, the Trust Estate, including the Mortgage Loans and the other assets held in the Trust Estate, may also be deemed to be assets of each Plan that acquires Securities. Special caution should be exercised before the assets of a Plan are used to acquire a Security in such circumstances, especially if, with respect to such assets, the Company, the Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either
(i) has investment discretion with respect to the investment of Plan assets; or
(ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

         Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the Mortgage Loans were to constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans were to constitute Plan assets, then the acquisition or holding of Securities by a Plan, as well as the operation of the Trust Estate, may constitute or involve a prohibited transaction under ERISA and the Code.

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

Prohibited Transaction Class Exemption

         The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which generally exempts from the prohibited transaction provisions of Section 406(a) of ERISA, and from the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, certain transactions involving residential mortgage pool investment trusts relating to the purchase, sale and holding of securities in the initial issuance of Securities and the servicing and operation of "mortgage pools" (as defined below). PTCE 83-1 permits, subject to certain general and specific conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest (or Disqualified Persons) with respect to those Plans, related to the origination, maintenance and termination of mortgage pools and the acquisition and holding of certain mortgage pool pass-through Securities representing interests in such mortgage pools by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgage loans in the mortgage pool. PTCE 83-1 does not provide an exemption for Subordinate Securities.

         PTCE 83-1 defines the term "mortgage pool" as "an investment pool the corpus of which (1) is held in trust; and (2) consists solely of (a) interest bearing obligations secured by either first or second mortgages or deeds of trust on one-to four-family, residential property; (b) property which had secured obligations and which has been acquired by foreclosure; and (c) undistributed cash." The Company expects that each pool of Mortgage Loans will be a "mortgage pool" within the meaning of PTCE 83-1.

         PTCE 83-1 defines the term "mortgage pool pass-through certificate" as a "certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." The Company has been advised by Arter & Hadden LLP that, for purposes of applying PTCE 83-1, the term "mortgage pool pass-through certificate" would include (i) Securities representing interests in a Trust Estate consisting of Mortgage Loans issued in a series consisting of only a single class of Securities; and (ii) Senior Securities representing interests in a Trust Estate consisting of Mortgage Loans issued in a series in which there is only one class of Senior Securities; provided that the Securities described in clauses (i) and (ii) evidence the beneficial ownership of a specified portion of both future interest payments and future principal payments with respect to the Mortgage Loans.

         It is not clear whether all types of Securities that may be offered hereunder would be "mortgage pass-through certificates" for purposes of applying PTCE 83-1, including, but not limited to, (a) a class of Securities that evidences the beneficial ownership of interest payments only or principal payments only, disproportionate interest and principal payments, or nominal principal or interest payments, such as the Strip Securities; or (b) Securities in a series including classes of Securities which differ as to timing, sequential order, rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool; or (c) Securities evidencing an interest in a Trust Estate as to which two or more REMIC elections have been made; or (d) a series including other types of multiple classes. Accordingly, until further clarification by the DOL, Plans should not acquire or hold Securities representing interests described in this paragraph in reliance upon the availability of PTCE 83-1 without first consulting with their counsel regarding the application of PTCE 83-1 to the proposed acquisition and holding of such Securities.

         PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction involving the purchase, sale and holding of "mortgage pool pass-through certificates" and the servicing and operation of the "mortgage pool" to be eligible for exemption: (1) the pool trustee must not be an affiliate of the pool sponsor; (2) a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgages, or the principal balance of the largest covered mortgage, must be maintained; and (3) the amount of the payment retained by the pool sponsor together with other funds inuring to its benefit must be limited to not more than adequate consideration for forming the mortgage pools plus reasonable compensation for services provided by the pool sponsor to the mortgage pool. PTCE 83-1 also imposes additional specific conditions for certain types of transactions involving an investing Plan and for situations in which the Parties in Interest or Disqualified Persons are fiduciaries.

         The Prospectus Supplement for a series will set forth whether the Trustee in respect of that series is affiliated with the Company. If the credit enhancement mechanism for a series of Securities constitutes a system of insurance or other protection within the meaning of PTCE 83-1 and is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan, then the Company has been advised that the second general condition referred to above will be satisfied. The Company will not receive total compensation for forming and providing services to the Mortgage Pools which will be more than adequate consideration. Each Plan fiduciary responsible for making the investment decision whether to acquire or hold Securities must make its own determination as to whether (i) the Securities constitute "mortgage pool pass-through certificates" for purposes of applying PTCE 83-1, (ii) the second and third general conditions will be satisfied, and
(iii) the specific conditions, not discussed herein, of PTCE 83-1 have been satisfied.

         It should be noted that in promulgating PTCE 83-1 and its predecessor, the DOL did not have under its consideration interests in pools of the exact nature described herein. There are other class and individual prohibited transaction exemptions issued by the DOL that could apply to a Plan's acquisition or holding of Securities. There can be no assurance that any of those exemptions will apply with respect to any particular Plan that acquires or holds Securities or, even if all of the conditions specified therein were satisfied, that the exemption would apply to all transactions involving the Trust Estate. The applicable Prospectus Supplement under "ERISA Considerations" may contain additional information regarding the application of PTCE 83-1, or other prohibited transaction exemptions that may be available, with respect to the series offered thereby.

Tax Exempt Investors

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is UBTI within the meaning of
Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Security held by a Tax Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Securities--Excess Inclusions."

Consultation with Counsel

         Any Plan fiduciary that proposes to cause a Plan to acquire or hold Securities should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of PTCE 83-1 or any other prohibited transaction exemption.

                            LEGAL INVESTMENT MATTERS

         Certain classes of Securities offered hereby and by the related Prospectus Supplement will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by any Rating Agency, and as such may be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has adopted a supervisory policy statement (the "Policy Statement"), applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Securities will be treated as high-risk under the Policy Statement. In addition, although it has not adopted the Policy Statement, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         There may be other restrictions on the ability of certain investors either to purchase certain classes of Securities or to purchase any class of Securities representing more than a specified percentage of the investors assets. The Company will make no representations as to the proper characterization of any class of Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Securities of any class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of Securities will be applied by the Company to finance the origination or purchase of, or to repay short-term loans incurred to finance the origination or purchase of, the Mortgage Loans underlying the Securities or will be used by the Company for general corporate purposes. The Company expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Company from such sale.

         The Company intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

         1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters (which may include affiliates of the Company);

         2. By placements by the Company with institutional investors through dealers; and

         3. By direct placements by the Company with institutional investors.

         In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Mortgage Loans (and other assets, if applicable) that would comprise the Mortgage Pool in respect of such Securities.

         If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Company.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Securities of such series.

         The Company anticipates that the Securities offered hereby will be sold primarily to institutional investors or be placed with individuals by the Company or an affiliate of the Company. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Company by Arter & Hadden LLP, Washington, D.C..

                              FINANCIAL INFORMATION

         The Company has determined that its financial statements are not material to the offering made hereby.

         A Prospectus Supplement and the related Form 8-K (which shall be incorporated by reference to this Registration Statement) may contain the financial statements of the related Credit Enhancer, if any.

                                     RATING

         It is a condition to the issuance of each class of Securities offered hereby that they shall have been rated in one of the four highest rating categories by the related Raging Agencies.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by Securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of degree by which such prepayments might differ from those originally anticipated. As a result, Securityholders might suffer a lower than anticipated yield and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                           Page
                                                                           ----
Accrual Securities...........................................................6
Advance.....................................................................10
Affiliated Originators.......................................................4
APR.........................................................................20
Approved Guidelines..........................................................9
ARM Loans...................................................................17
Balloon Amount..............................................................23
Balloon Loans...............................................................14
Bankruptcy Bond.............................................................46
Bankruptcy Loss.............................................................45
Bankruptcy Loss Amount......................................................44
Book-Entry Securities.......................................................32
Bulk Acquisitions............................................................9
Bulk Guidelines.............................................................24
Buydown Account.............................................................19
Buydown Agreement...........................................................38
Buydown Funds...............................................................19
Buydown Mortgage Loans......................................................19
Buydown Period..............................................................19
Cede........................................................................12
Certificates.................................................................5
Closing Date................................................................35
Code........................................................................62
Combined Loan-to-Value Ratio................................................20
Company......................................................................1
Company's Guidelines.........................................................9
Compensating Interest.......................................................40
Contract Sub-Servicers......................................................27
Conventional Loans..........................................................18
Credit Enhancer.............................................................18
Cut-Off Date................................................................20
Debt Securities.............................................................11
Defaulted Mortgage Loss.....................................................45
Deferred Interest...........................................................14
Deficient Valuation.........................................................46
Deleted Mortgage Loan.......................................................28
Delinquency Advances........................................................39
Designated Originator.......................................................26
Detailed Description........................................................18
Determination Date..........................................................39
Direct or Indirect Participants.............................................17
Disqualified Persons........................................................73
Distribution Account........................................................36
DOL.........................................................................73
DOL Regulations.............................................................73
DTC.........................................................................12
Due Date....................................................................36
Due Period...................................................................7
Eligible Account............................................................36
Equity Securities............................................................6
ERISA.......................................................................11
ERISA Plans.................................................................73
Exchange Act................................................................12
Extraordinary Losses........................................................45
FACO........................................................................50
FASIT High-Yield Securities.................................................11
FASIT Regular Securities....................................................11
FDIC........................................................................26
FHLMC.......................................................................14
Financial Guaranty Insurance Policy.........................................47
Financial Guaranty Insurer..................................................47

Fixed-Income Securities......................................................6
FNMA........................................................................14
Forward Purchase Agreement...................................................9
Fraud Loss..................................................................45
Fraud Loss Amount...........................................................44
Funding Period...............................................................9
Garn-St. Germain Act........................................................60
Grantor Trust Estate........................................................62
Grantor Trust Fractional Interest Security..................................63
Grantor Trust Securities....................................................11
Grantor Trust Strip Security................................................63
Indenture....................................................................5
Indenture Trustee............................................................5
Index.......................................................................22
Indirect Participant........................................................33
Insurance Paying Agent......................................................47
Insurance Proceeds..........................................................36
Insured Payment.............................................................47
Interest Rate................................................................6
Investment Company Act.......................................................8
IRAs........................................................................73
IRS.........................................................................64
Issuer.......................................................................4
Junior Lien Loans...........................................................20
Letter of Credit............................................................45
Letter of Credit Bank.......................................................45
Liquidated Mortgage Loan....................................................15
Liquidation Proceeds........................................................36
Loan Purchase Price.........................................................28
Loan-to-Value Ratio.........................................................18
Master Commitments..........................................................25
Master Servicer..............................................................4
Modified Loans..............................................................23
Mortgage Asset Schedule.....................................................18
Mortgage Assets.............................................................18
Mortgage Loan Program.......................................................22
Mortgage Loans...............................................................1
Mortgage Notes..............................................................21
Mortgage Pool................................................................1
Mortgage Pool Insurance Policy..............................................45
Mortgage Rate...............................................................19
Mortgaged Properties.........................................................9
Mortgages....................................................................9
Mortgagor...................................................................14
Net Liquidation Proceeds....................................................36
Net Mortgage Rate...........................................................54
Note Margin.................................................................22
Notes........................................................................5
Originator's Retained Yield.................................................21
Originators..................................................................1
Owner Trustee................................................................4
Participants................................................................32
Participating Originator....................................................26
Parties in Interest.........................................................73
Partnership Interests.......................................................11
Pass-Through Rate...........................................................39
Paying Agent................................................................38
Payment Dates................................................................7
Percentage Interest.........................................................38
Permitted Investments.......................................................36
Physical Certificates.......................................................32

                                       78

                                                                           Page
                                                                           ----
Physical Securities.........................................................33
Plan........................................................................11
Plans.......................................................................73
Policy Statement............................................................75
Pool Factor.................................................................41
Pool Insurer................................................................38
Pooling and Servicing Agreement..............................................6
Pre-Funding Account..........................................................9
Principal Prepayments.......................................................36
PTCE 83-1...................................................................74
Purchase Obligation.........................................................13
Qualified Replacement Mortgage..............................................28
Qualified Retirement Plans..................................................73
Rating Agencies.............................................................12
REMIC........................................................................2
REMIC Regular Securities....................................................11
REMIC Regulations...........................................................65
REMIC Residual Securities...................................................11
REMIC Securities............................................................62
REMIC Trust.................................................................64
REO Property................................................................43
Realized Loss...............................................................44
Record Date..................................................................7
Regular Security............................................................64
Relief Act..................................................................18
Remittance Date.............................................................37
Remittance Period............................................................7
Reserve Fund................................................................46
Residual Security...........................................................64
RTC.........................................................................27
Securities...................................................................1
Security Registrar..........................................................32
Securityholders..............................................................1
Senior Securities............................................................7
Servicer.....................................................................1
Servicing Advances..........................................................43
Servicing Agreement..........................................................5
Settlement Date.............................................................64
Single Family Loans.........................................................21
SMMEA.......................................................................11
Special Hazard Amount.......................................................44
Special Hazard Insurance Policy.............................................46
Special Hazard Insurer......................................................46
Special Hazard Loss.........................................................45
Statistic Calculation Date..................................................20
Strip Securities............................................................31
Sub-Servicer(s)..............................................................1
Sub-Servicing Account.......................................................35
Sub-Servicing Agreement.....................................................27
Subordinate Amount..........................................................44
Subordinate Securities.......................................................7
Subsequent Cut-Off Date.....................................................16
Subsequent Mortgage Loan.....................................................7
Tax Exempt Investor.........................................................75
Tax-Favored Plans...........................................................73
Title V.....................................................................61
Trust........................................................................1
Trust Agreement..............................................................5
Trust Estate.................................................................1
Trustee......................................................................4
U.S. Person.................................................................72
UCC.........................................................................32
Unaffiliated Originators.....................................................4


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         No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Seller or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                             ----------------------

                                TABLE OF CONTENTS
                              Prospectus Supplement

Summary................................................................... S-1
Risk Factors.............................................................. S-11
The Portfolio of Mortgage Loans........................................... S-13
The Issuer................................................................ S-14
Use of Proceeds........................................................... S-14
The Mortgage Loan Pool.................................................... S-14
Prepayment and Yield Considerations....................................... S-20
Additional Information.................................................... S-22
Description of the Notes.................................................. S-23
The Seller................................................................ S-29
The Owner Trustee......................................................... S-33
The Indenture Trustee..................................................... S-33
Administration............................................................ S-33
Certain Federal Income Tax Consequences................................... S-36
State Tax Consequences.................................................... S-37
ERISA Considerations...................................................... S-37
Ratings................................................................... S-38
Legal Investment Considerations........................................... S-39
Underwriting.............................................................. S-39
Report of Experts......................................................... S-40
Certain Legal Matters..................................................... S-40
Global Clearance, Settlement and
     Tax Documentation Procedures......................................... I-1
Index to Location of Principal Defined Terms.............................. A-1

                          Prospectus

Available Information......................................................  2
Reports to Owners..........................................................  3
Incorporation of Certain Documents by Reference............................  3
Prospectus Supplement......................................................  3
Summary of Prospectus......................................................  4
Risk Factors............................................................... 13
The Trusts................................................................. 18
The Mortgage Pools......................................................... 21
Mortgage Loan Program...................................................... 23
Description of the Securities.............................................. 30
Subordination.............................................................. 43
Description of Credit Enhancement.......................................... 44
Hazard Insurance; Claims Thereunder........................................ 49
The Company................................................................ 50
The Servicer............................................................... 50
The Master Servicer........................................................ 50
The Pooling and Servicing Agreement........................................ 50
Yield Considerations....................................................... 54
Maturity and Prepayment Considerations..................................... 56
Certain Legal Aspects of Mortgage Loans and Related Matters................ 57
Certain Federal Income Tax Consequences.................................... 62
ERISA Considerations....................................................... 73
Legal Investment Matters................................................... 75
Use of Proceeds ........................................................... 76
Methods of Distribution.................................................... 76
Legal Matters.............................................................. 77
Financial Information...................................................... 77
Rating..................................................................... 77
Index of Principal Definitions............................................. 78

         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the related Securities, whether or not participating in the distribution thereof, may be required to deliver this Prospectus Supplement and the related Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
================================================================================

================================================================================



                   First Alliance Mortgage Loan Trust 1998-1F




                  $55,400,000 6.610% Fixed Rate Mortgage Loan
                               Asset Backed Notes,
                                 Series 1998-1F
                                Due June 20, 2029



                              [First Alliance Logo]













                               Seller and Servicer







                         6.610% Fixed Rate Mortgage Loan
                       Asset Backed Notes, Series 1998-1F





                   ------------------------------------------

                              PROSPECTUS SUPPLEMENT

                   ------------------------------------------



                           FIRST UNION CAPITAL MARKETS




                                 March 10, 1998

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